                                CREDIT AGREEMENT

                          dated as of October 5, 1994

                                     Among

                                CITICASTERS CO.,

                                as the Borrower

                               CITICASTERS INC.,

                             as the Parent Company

                         VARIOUS FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO,

                                   as Lenders

                       THE FIRST NATIONAL BANK OF BOSTON,

                            as Administrative Agent

                           BANK OF AMERICA ILLINOIS,

                              as Collateral Agent

                       THE FIRST NATIONAL BANK OF BOSTON

                                      and

                           BANK OF AMERICA ILLINOIS,

                               as Managing Agents

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON
                            BANK OF AMERICA ILLINOIS
                         THE CHASE MANHATTAN BANK, N.A.
                                      and
                             THE BANK OF NEW YORK,
                                  as Co-agents


                               TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
I.         DEFINITIONS
           1.1.      Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
           1.2.      Use of Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . .       38
           1.3.      Cross-References   . . . . . . . . . . . . . . . . . . . . . . . . . .       38
           1.4.      Accounting and Financial Determinations  . . . . . . . . . . . . . . .       38
           1.5.      General Provisions Relating to
                          Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .       38

II.        COMMITMENTS

           2.1.      Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
           2.2.      Commitment Amounts   . . . . . . . . . . . . . . . . . . . . . . . . .       40
                     2.2.1.     Facility A Commitment Amount  . . . . . . . . . . . . . . .       40
                     2.2.2.     Facility B Commitment Amount  . . . . . . . . . . . . . . .       41
           2.3.      Commitments Several  . . . . . . . . . . . . . . . . . . . . . . . . .       42
III.       LOANS AND NOTES
           3.1.      Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . .       42
                     3.1.1.     Requests for Borrowing  . . . . . . . . . . . . . . . . . .       42
                     3.1.2.     Funding Reliance for Loans  . . . . . . . . . . . . . . . .       43
           3.2.      Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44
           3.3.      Principal Payments   . . . . . . . . . . . . . . . . . . . . . . . . .       44
                     3.3.1.     Repayments  . . . . . . . . . . . . . . . . . . . . . . . .       44
                     3.3.2.     Facility A Revolving Loan Prepayments . . . . . . . . . . .       45
                     3.3.3.     Facility B Revolving Loan Prepayments . . . . . . . . . . .       48
           3.4.      Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .       49
                     3.4.1.     Interest Rates  . . . . . . . . . . . . . . . . . . . . . .       49
                     3.4.2.     Interest on Overdue Amounts . . . . . . . . . . . . . . . .       50
                     3.4.3.     Payment Dates . . . . . . . . . . . . . . . . . . . . . . .       50
           3.5.      Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50
                     3.5.1.     Closing Fees  . . . . . . . . . . . . . . . . . . . . . . .       50
                     3.5.2.     Commitment Fees . . . . . . . . . . . . . . . . . . . . . .       51
                     3.5.3.     Agents Fee  . . . . . . . . . . . . . . . . . . . . . . . .       51
           3.6.      Making and Proration of Payments;
                          Computations; etc.  . . . . . . . . . . . . . . . . . . . . . . .       51
                     3.6.1.     Making of Payments  . . . . . . . . . . . . . . . . . . . .       51
                     3.6.2.     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . .       51
                     3.6.3.     Proration of Payments . . . . . . . . . . . . . . . . . . .       52
                     3.6.4.     Due Date Extension  . . . . . . . . . . . . . . . . . . . .       52
                     3.6.5.     Notice of Changes in Alternate Base
                                    Rate; Notice of Eurodollar Rates  . . . . . . . . . . .       52
                     3.6.6.     Computations  . . . . . . . . . . . . . . . . . . . . . . .       53
                     3.6.7.     Recordkeeping . . . . . . . . . . . . . . . . . . . . . . .       53

                                                                                                  PAGE
                                                                                                  ----
           3.7.      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
           3.8.      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
IV.        FUNDING OPTIONS
           4.1.      Pricing Tranches of Each Loan  . . . . . . . . . . . . . . . . . . . .       55
           4.2.      Conversion Procedures  . . . . . . . . . . . . . . . . . . . . . . . .       55
           4.3.      Continuation Procedures  . . . . . . . . . . . . . . . . . . . . . . .       55
           4.4.      Limitations on Interest Periods and
                          Continuation and Conversion Elections . . . . . . . . . . . . . .       56
                     4.4.1.     Interest Periods  . . . . . . . . . . . . . . . . . . . . .       56
                     4.4.2.     Conditions Precedent  . . . . . . . . . . . . . . . . . . .       56
                     4.4.3.     Other Limitations . . . . . . . . . . . . . . . . . . . . .       56
           4.5.      Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
           4.6.      Interest Rate Inadequate or Unfair   . . . . . . . . . . . . . . . . .       58
           4.7.      Changes in Law Rendering Eurodollar
                          Tranches Unlawful . . . . . . . . . . . . . . . . . . . . . . . .       59
           4.8.      Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
           4.9.      Right of Lenders to Fund Through
                          Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . .       59
           4.10.     Discretion of Lenders as to
                          Manner of Funding . . . . . . . . . . . . . . . . . . . . . . . .       60
           4.11.     Conclusiveness of Statements;
                          Survival of Provisions  . . . . . . . . . . . . . . . . . . . . .       60
V.         GUARANTIES
           5.1.      Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60
                     5.1.1.     Guaranty of Payment . . . . . . . . . . . . . . . . . . . .       60
                     5.1.2.     Guaranty of Performance . . . . . . . . . . . . . . . . . .       61
           5.2.      Guaranty Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . .       61
           5.3.      Reinstatement, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .       63
           5.4.      Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
           5.5.      Subordination of Subrogation Rights  . . . . . . . . . . . . . . . . .       63
VI.        CONDITIONS TO CREDIT EXTENSIONS
           6.1.      Conditions to Making First Loans   . . . . . . . . . . . . . . . . . .       64
                     6.1.1.     Completion of Certain Sales, etc. . . . . . . . . . . . . .       64
                     6.1.2.     Execution and Delivery of this
                                    Agreement and Notes.  . . . . . . . . . . . . . . . . .       65
                     6.1.3.     Pledge Agreement  . . . . . . . . . . . . . . . . . . . . .       65
                     6.1.4.     Security Agreement; UCC Filings, etc. . . . . . . . . . . .       65
                     6.1.5.     Collateral Assignment . . . . . . . . . . . . . . . . . . .       66
                     6.1.6.     Loan Documents and Ancillary Documents  . . . . . . . . . .       66
                     6.1.7.     Compliance Certificate  . . . . . . . . . . . . . . . . . .       67

                                                                                                  PAGE
                                                                                                  ----
                     6.1.8.     Solvency Certificate  . . . . . . . . . . . . . . . . . . .       67
                     6.1.9.     Perfection Certificate  . . . . . . . . . . . . . . . . . .       67
                     6.1.10.    Resolutions, etc. . . . . . . . . . . . . . . . . . . . . .       67
                     6.1.11.    Certificates of Good Standing . . . . . . . . . . . . . . .       68
                     6.1.12.    Opinions of Counsel . . . . . . . . . . . . . . . . . . . .       68
                     6.1.13.    Financial Statements  . . . . . . . . . . . . . . . . . . .       68
                     6.1.14.    No Materially Adverse Effect  . . . . . . . . . . . . . . .       68
                     6.1.15.    Restricted Payments; Affiliate
                                    Transactions; Other Corporate
                                    Transactions  . . . . . . . . . . . . . . . . . . . . .       69
                     6.1.16.    Tax Sharing Agreement . . . . . . . . . . . . . . . . . . .       69
                     6.1.17     Compliance with Warranties; Absence of
                                    Litigation; No Default  . . . . . . . . . . . . . . . .       69
                     6.1.18.    Fees and Expenses . . . . . . . . . . . . . . . . . . . . .       69
           6.2.      All Credit Extensions  . . . . . . . . . . . . . . . . . . . . . . . .       69
                     6.2.1.     Compliance with Warranties;
                                    Absence of Litigation; No
                                    Default; etc.   . . . . . . . . . . . . . . . . . . . .       69
                     6.2.2.     Loan Request; Continuation/Conversion
                                    Notice  . . . . . . . . . . . . . . . . . . . . . . . .       70
                     6.2.3.     Legality of Transactions  . . . . . . . . . . . . . . . . .       70
                     6.2.4.     Satisfactory Legal Form, etc. . . . . . . . . . . . . . . .       70
VII.       WARRANTIES, ETC.
           7.1.      Organization, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .       71
           7.2.      Power, Authority   . . . . . . . . . . . . . . . . . . . . . . . . . .       71
           7.3.      Validity, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
           7.4.      Financial Information  . . . . . . . . . . . . . . . . . . . . . . . .       72
           7.5.      Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
           7.6.      Materially Adverse Effect  . . . . . . . . . . . . . . . . . . . . . .       73
           7.7.      Existing Indebtedness; Absence of
                          Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
           7.8.      Litigation, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .       73
           7.9.      Regulations G, U and X   . . . . . . . . . . . . . . . . . . . . . . .       73
           7.10.     Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . .       74
           7.11.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
           7.12.     Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . .       74
           7.13.     Labor Controversies  . . . . . . . . . . . . . . . . . . . . . . . . .       75
           7.14.     Corporate Structure  . . . . . . . . . . . . . . . . . . . . . . . . .       75
           7.15.     Ownership of Properties; Liens   . . . . . . . . . . . . . . . . . . .       76
           7.16.     Patents and Trademarks, etc.   . . . . . . . . . . . . . . . . . . . .       76
           7.17.     Collateral Documents   . . . . . . . . . . . . . . . . . . . . . . . .       77
           7.18.     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . .       77
           7.19.     Licenses and Approvals   . . . . . . . . . . . . . . . . . . . . . . .       78

                                                                                                  PAGE
                                                                                                  ----
           7.20.     Existing Investments   . . . . . . . . . . . . . . . . . . . . . . . .       80
           7.21.     Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . .       80
           7.22.     Ownership of Borrower, etc.  . . . . . . . . . . . . . . . . . . . . .       80
           7.23.     Representations in Loan Documents
                          and Ancillary Documents . . . . . . . . . . . . . . . . . . . . .       81
VIII.      COVENANTS
           8.1.      Certain Affirmative Covenants  . . . . . . . . . . . . . . . . . . . .       81
                     8.1.1.     Financial Information, etc. . . . . . . . . . . . . . . . .       82
                     8.1.2.     Maintenance of Corporate
                                    Existence, etc.   . . . . . . . . . . . . . . . . . . .       84
                     8.1.3.     Foreign Qualification . . . . . . . . . . . . . . . . . . .       84
                     8.1.4.     Payment of Taxes, etc.  . . . . . . . . . . . . . . . . . .       84
                     8.1.5.     Maintenance of Property . . . . . . . . . . . . . . . . . .       85
                     8.1.6.     Notice of Default, etc. . . . . . . . . . . . . . . . . . .       85
                     8.1.7.     Books and Records . . . . . . . . . . . . . . . . . . . . .       85
                     8.1.8.     Compliance with Laws, etc.  . . . . . . . . . . . . . . . .       86
                     8.1.9.     Identification of Subsidiaries;
                                    Provision of Collateral   . . . . . . . . . . . . . . .       87
                     8.1.10.    ERISA Notices . . . . . . . . . . . . . . . . . . . . . . .       88
                     8.1.11.    Environmental Compliance  . . . . . . . . . . . . . . . . .       89
           8.2.      Certain Negative Covenants   . . . . . . . . . . . . . . . . . . . . .       90
                     8.2.1.     Limitation on Nature
                                    of Business   . . . . . . . . . . . . . . . . . . . . .       90
                     8.2.2.     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .       90
                     8.2.3.     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .       94
                     8.2.4.     Financial Covenants . . . . . . . . . . . . . . . . . . . .       94
                     8.2.5.     Investments . . . . . . . . . . . . . . . . . . . . . . . .       95
                     8.2.6.     Restricted Payments . . . . . . . . . . . . . . . . . . . .       95
                     8.2.7.     Mergers; Sales of Property  . . . . . . . . . . . . . . . .       98
                     8.2.8.     Acquisitions  . . . . . . . . . . . . . . . . . . . . . . .      101
                     8.2.9.     Modification of Certain Documents and
                                    Governing Documents   . . . . . . . . . . . . . . . . .      103
                     8.2.10.    Transactions with Affiliates  . . . . . . . . . . . . . . .      103
                     8.2.11.    Sale of Capital Stock, etc. . . . . . . . . . . . . . . . . 104
                     8.2.12.    Change of Control . . . . . . . . . . . . . . . . . . . . .      106
                     8.2.13.    Change of Location or Name  . . . . . . . . . . . . . . . .      106
                     8.2.14.    ERISA Compliance  . . . . . . . . . . . . . . . . . . . . .      106
IX.        EVENTS OF DEFAULT
           9.1.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .      106
                     9.1.1.     Non-Payment of Obligations  . . . . . . . . . . . . . . . .      106

                                                                                                  PAGE
                                                                                                  ----
                     9.1.2.     Non-Performance of Certain
                                    Obligations   . . . . . . . . . . . . . . . . . . . . .      107
                     9.1.3.     Non-Performance of Other
                                    Obligations   . . . . . . . . . . . . . . . . . . . . .      107
                     9.1.4.     Breach of Warranty  . . . . . . . . . . . . . . . . . . . .      107
                     9.1.5.     Default Under Other
                                    Debt Documents  . . . . . . . . . . . . . . . . . . . .      107
                     9.1.6.     Default Under Other Instruments . . . . . . . . . . . . . .      108
                     9.1.7.     Bankruptcy, Insolvency, etc.  . . . . . . . . . . . . . . .      108
                     9.1.8.     Judgments . . . . . . . . . . . . . . . . . . . . . . . . .      109
                     9.1.9.     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .      109
                     9.1.10.    Broadcasting Stations . . . . . . . . . . . . . . . . . . .      110
                     9.1.11.    Impairment of Security, etc.  . . . . . . . . . . . . . . .      110
                     9.1.12.    Change of Control . . . . . . . . . . . . . . . . . . . . .      111
                     9.1.13.    Materially Adverse Effect . . . . . . . . . . . . . . . . .      111
           9.2.      Action if Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . .      111
           9.3.      Action if Other Event of Default   . . . . . . . . . . . . . . . . . .      112
           9.4.      Commitment Termination Event   . . . . . . . . . . . . . . . . . . . .      112
X.         THE AGENTS
           10.1.     Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      112
           10.2.     Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      113
           10.3.     Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      114
           10.4.     Collateral Documents, etc.   . . . . . . . . . . . . . . . . . . . . .      114
           10.5.     Loans by Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . .      114
           10.6.     Credit Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . .      115
           10.7.     Notices, etc., to the Administrative
                          Agent and Collateral Agent  . . . . . . . . . . . . . . . . . . .      115
XI.        ADDITIONAL LENDERS AND PARTICIPANTS
           11.1.     Participations by Lenders  . . . . . . . . . . . . . . . . . . . . . .      115
                     11.1.1.    Participations  . . . . . . . . . . . . . . . . . . . . . .      115
                     11.1.2.    Participant's Rights of Set-off
                                    in Certain Cases  . . . . . . . . . . . . . . . . . . .      116
                     11.1.3.    Rights of Participants  . . . . . . . . . . . . . . . . . .      116
           11.2.     Assignments by Lenders   . . . . . . . . . . . . . . . . . . . . . . .      116
                     11.2.1.    Assignments . . . . . . . . . . . . . . . . . . . . . . . .      116
                     11.2.2.    Effect of Assignment and
                                    Acceptance Agreement  . . . . . . . . . . . . . . . . .      117
                     11.2.3.    Delivery of New Notes By
                                    Borrower Following Assignments  . . . . . . . . . . . .      117
                     11.2.4.    Administrative Agent's
                                    Maintenance of Register   . . . . . . . . . . . . . . .      118

                                                                -v-

                                                                                                  PAGE
                                                                                                  ----
                     11.2.5.    Actions of Administrative
                                    Agent; Fees   . . . . . . . . . . . . . . . . . . . . .      118
                     11.2.6.    Assigning Lender, Purchasing
                                    Lender and Other Parties;
                                    Confirmations and Agreements  . . . . . . . . . . . . .      118
           11.3.     Disclosure of Information  . . . . . . . . . . . . . . . . . . . . . .      119
           11.4.     Assistance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      119
           11.5.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      120
           11.6.     Federal Reserve Bank   . . . . . . . . . . . . . . . . . . . . . . . .      120
XII.       MISCELLANEOUS
           12.1.     Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . .      121
           12.2.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      122
           12.3.     Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . .      122
           12.4.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .      123
           12.5.     Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      124
           12.6.     Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      124
           12.7.     Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      124
           12.8.     Counterparts; Entire Agreement   . . . . . . . . . . . . . . . . . . .      124
           12.9.     Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      125
           12.10.    Service of Process   . . . . . . . . . . . . . . . . . . . . . . . . .      125
           12.11.    Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . .      125
           12.12.    Other Transactions; Consent to
                          Relationships . . . . . . . . . . . . . . . . . . . . . . . . . .      126
           12.13.    Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . .      126
           12.14.    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . .      126
           12.15.    Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . . .      127
           12.16.    Waiver of Jury Trial   . . . . . . . . . . . . . . . . . . . . . . . .      127

                               LIST OF SCHEDULES

SCHEDULE I                -       Agents and Lenders
SCHEDULE II               -       Disclosure Schedule



                                LIST OF EXHIBITS

EXHIBIT A                 -       Form of Facility A Revolving Note
EXHIBIT B                 -       Form of Facility B Revolving Note
EXHIBIT C                         Form of Loan Request
EXHIBIT D                 -       Form of Compliance Certificate
EXHIBIT E                 -       Form of Pledge Agreement
EXHIBIT F                 -       Form of Perfection Certificate
EXHIBIT G                 -       Form of Security Agreement
EXHIBIT H                 -       Form of Collateral Assignment of
                                  Hanna-Barbera LC Documents
EXHIBIT I                 -       Form of Subsidiary Guaranty
EXHIBIT J-1               -       Form of Legal Opinion of Keating,
                                  Muething & Klekamp
EXHIBIT J-2               -       Form of Legal Opinion of FCC Counsel
EXHIBIT J-3               -       Form of Legal Opinion of Bingham Dana & Gould
EXHIBIT K                 -       Form of Intercompany Subordination Agreement
EXHIBIT L                 -       Form of Solvency Certificate
EXHIBIT M                 -       Form of Closing Date Certificate
EXHIBIT N                 -       Form of Assignment and Acceptance Agreement

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of October 5, 1994, among (i) CITICASTERS CO., an Ohio Corporation ("BORROWER"), (ii) CITICASTERS INC., a Florida corporation ("CITICASTERS" or "PARENT COMPANY"), (iii) the financial institutions which are now, or in accordance with SECTION 11.2 hereafter become, parties hereto (collectively, "LENDERS"), (iv) THE FIRST NATIONAL BANK OF BOSTON ("BANK OF BOSTON"), as Administrative Agent for the Lenders, (v) BANK OF AMERICA ILLINOIS ("BANK OF AMERICA"), as Collateral Agent for the Secured Parties, (vi) Bank of Boston and Bank of America, as Managing Agents for the Lenders, and (vii) Bank of Boston, Bank of America, The Chase Manhattan Bank, N.A. and The Bank of New York, as Co-agents for the Lenders.

                                    RECITALS

         The Borrower has requested the Lenders to make two revolving credit facilities available to the Borrower and to make loans to the Borrower under the facilities. The proceeds of the loans are to be used by the Borrower for general corporate purposes, to acquire radio Broadcasting Stations and for the other purposes described in and permitted by SECTION 3.8.

         The Lenders are willing to make the two revolving credit facilities available to the Borrower and to make loans to the Borrower thereunder, all upon the terms and subject to the conditions contained herein.

         Accordingly, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. DEFINED TERMS. The following terms, when used in this Agreement, including the introductory paragraph and RECITALS above, shall, except where the context otherwise requires, have the following meanings:

         "ACQUISITION" means any transaction, or any series of related transactions, in which Citicasters or any of its Subsidiaries (a) acquires any Broadcasting Station, any business or all or substantially all of the Property of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the Securities of any corporation, partnership or other Person having ordinary voting power for the election of directors or managers of such corporation, partnership or other Person, or (c) directly or indirectly acquires control of a majority of the equity interests in any Person.

         "ADMINISTRATIVE AGENT" means:

                 (a)      Bank of Boston;

                 (b) any branch, agency or Subsidiary of Bank of Boston within the United States of which the Lenders and the Borrower are notified and

                           (i) to which the rights and responsibilities of the Administrative Agent hereunder may be transferred from time to time, or

                          (ii) which may, from time to time on behalf of Bank of Boston or any such transferee, act as Administrative Agent for the Lenders; or

                 (c) such other Lender or financial institution as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 10.3.

         "AFC" means American Financial Corporation, an Ohio corporation.

         "AFFECTED TRANCHE" is defined in SECTION 4.7.

         "AFFILIATE" of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, or (b) any other Person who is a Relative, director or officer of such Person or of any Person described in CLAUSE (a). For purposes of this definition, control of a Person shall mean the power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes of this Agreement and the other Loan Documents, (i) none of the Subsidiaries of Citicasters shall be or be deemed to be Affiliates of Citicasters or of any other Subsidiaries of Citicasters, and (ii) none of the Lenders or the Agents shall be or be deemed to be Affiliates of any of the Principal Companies or their Subsidiaries.

         "AFFILIATE TRANSACTION" means any of the following transactions or arrangements:

                 (a) the making by Citicasters or by any Citicasters Subsidiary of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of any kind whatsoever (i) of Citicasters to any other Citicasters Affiliate, or (ii) of any Citicasters Subsidiary to any Citicasters Affiliate;

                 (b) the making of any loans, advances or other Investments of any kind whatsoever by Citicasters to or in any other Citicasters Affiliate or by any Citicasters Subsidiary to or in any Citicasters Affiliate;

                 (c) the Sale by Citicasters of all or any part of its Property to, or for the direct or indirect benefit of, any other Citicasters Affiliate, or the Sale by any

         Citicasters Subsidiary of all or any part of its Property to, or for the direct or indirect benefit of, any Citicasters Affiliate;

                 (d) the creation, incurrence or assumption by Citicasters or by any Citicasters Subsidiary of any Indebtedness of Citicasters to any other Citicasters Affiliate or of any Citicasters Subsidiary to any Citicasters Affiliate;

                 (e) the making by Citicasters or by any Citicasters Subsidiary of any payment of or on account of, or any payment or other distribution on account of the purchase, repurchase, redemption or other acquisition for value of, any Indebtedness of any Citicasters Affiliate;

                 (f) the declaration or payment by Citicasters or by any Citicasters Subsidiary of any dividends or other distributions on account of, or the making by Citicasters or by any Citicasters Subsidiary of any payment or other distribution on account of the purchase, repurchase, redemption or other acquisition for value of, any shares of Capital Stock of any Citicasters Affiliate; or

                 (g) any other transaction or Contractual Obligation between any Affiliate of Citicasters and Citicasters or between any Citicasters Affiliate and any Citicasters Subsidiary.

         "AGENTS" means, collectively, the Managing Agents, the Administrative Agent, the Collateral Agent, and the Co-agents.

         "AGENTS FEES" is defined in SECTION 3.5.3.

         "AGENTS FEE LETTER" means the Fee Letter, dated as of October 5, 1994, between the Borrower and certain of the Agents.

         "AGREEMENT" means this Credit Agreement. "ALTERNATE BASE RATE" means, at any time, the greater of (a) the Federal Funds Rate, PLUS one-half of one percent (.5%), and (b) the Bank of Boston Base Rate.

         "ALTERNATE BASE RATE MARGIN" means, for any fiscal quarter of Citicasters, the rate per annum determined in accordance with the schedule set forth below based upon the Leverage Ratio for the Reference Period ending on the day immediately preceding the commencement of the fiscal quarter immediately prior to such fiscal quarter:

                                                           ALTERNATE BASE
                           LEVERAGE RATIO                    RATE MARGIN
                           --------------                    -----------
                  Greater than 5.00:1.00                       0.75%
                  Greater than 4.50:1.00, but equal to or      0.50%
                  less than 5.00:1.00
                  Greater than 4.00:1.00, but equal to or      0.25%
                  less than 4.50:1.00

                  Equal to or less than 4.00:1.00              0.00%

         "ANCILLARY DOCUMENTS" means, collectively, the Other Debt Documents, the Tax Sharing Agreement, the Hanna-Barbera LC Documents, the New World Purchase Agreement, and all other Instruments that shall from time to time be identified by the Principal Companies and the Managing Agents as "ANCILLARY DOCUMENTS" for purposes of this Agreement.

         "APPLICABLE COMMITMENT FEE RATE" means, for any fiscal quarter of Citicasters, the rate per annum determined in accordance with the schedule set forth below based upon the Leverage Ratio for the Reference Period ending on the day immediately preceding the commencement of the fiscal quarter immediately prior to such fiscal quarter:

                                                     APPLICABLE COMMITMENT FEE RATE
                                                     ------------------------------
                    LEVERAGE RATIO
                    --------------
     Greater than 5.00:1.00                                       0.50%
     Greater than 4.00:100, but equal to or less
     than 5.00:1.00                                              0.375%
     Equal to or less than 4.00:1.00                              0.25%


         "APPLICABLE LAW" means and includes statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority.

         "APPROVAL" means, relative to each Transaction Party, each approval, consent, filing or registration by or with any Governmental Authority or any creditor or shareholder of such Transaction Party necessary to authorize or permit the execution, delivery or performance by such Transaction Party of this Agreement or any of the other Loan Documents or Ancillary Documents to which it is a party or the validity or enforceability of any of such Loan Documents or Ancillary Documents against such Transaction Party.

         "ASSIGNING LENDER" is defined in SECTION 11.2.1.

         "ASSIGNMENT" is defined in SECTION 11.2.1.

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" is defined in SECTION 11.2.1.

         "ASSIGNOR" is defined in SECTION 11.2.1.

         "AUTHORIZED OFFICERS" is defined in SECTION 6.1(a).

         "BANK OF AMERICA" is defined in the introductory paragraph hereto.

         "BANK OF BOSTON" is defined in the introductory paragraph hereto.

         "BANK OF BOSTON BASE RATE" means the rate of interest announced from time to time by Bank of Boston at its Domestic Office as its "base rate".

         "BANKRUPTCY CODE" means Title 11 of the United States Code.

         "BANKRUPTCY OR INSOLVENCY PROCEEDING" means, with respect to any Person, any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to such Person or its creditors, as such, or to its Property, or any proceeding for voluntary liquidation, dissolution, or other winding up of such Person, whether or not involving insolvency or bankruptcy.

         "BASE RATE TRANCHE" means any Tranche bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BORROWER" is defined in the introductory paragraph hereto.

         "BORROWING" means any Credit Extension under SECTION 3.1 consisting of simultaneous Loans made by Lenders to the Borrower on a single
Drawdown Date.

         "BROADCASTING STATION" means all licenses, franchises and permits (including all FCC Licenses) issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of providing commercial broadcasting of television or radio entertainment, together with all Property owned or used in connection with the entertainment provided pursuant to, and all interests of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.

         "BUSINESS DAY" means a day on which banks are open for business in Boston, Massachusetts and New York City, New York.

         "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all monetary obligations of such Person under any leasing or other similar arrangement which in accordance with GAAP is required to be classified on the balance sheet of such Person as a capitalized lease.

         "CAPITAL STOCK" means any shares, interests, participations or other equivalents (howsoever designated) of corporate capital stock or any options, warrants or other rights to subscribe for, or to purchase, or to convert any Property into, or to exchange any Property for, any such corporate capital stock, options, warrants or other rights.

         "CASH DEBT SERVICE" means, in relation to Citicasters and its Subsidiaries for any period, the sum of:

                (a) all Consolidated Cash Interest Charges of Citicasters and its Subsidiaries for such period; and

                 (b) all amounts for which Citicasters or its Subsidiaries shall be obligated (without regard to any applicable subordination provisions or other similar prohibitions) to make payments in cash during such period (i) in respect of principal of Indebtedness for Borrowed Money or on account of the redemption or repurchase of Securities evidencing Indebtedness for Borrowed Money, and (ii) in accordance with the payment, redemption or repurchase schedule fixed by the terms of the Instruments governing such Indebtedness for Borrowed Money; PROVIDED that the Cash Debt Service for any period shall not include any principal of Indebtedness for Borrowed Money required to be paid, or any principal of any Securities required to be redeemed or repurchased, (A) otherwise than on specific dates fixed by governing Instruments for such payment, redemption or repurchase, and (B) only out of or with Proceeds or excess cash flow available to Citicasters and its Subsidiaries.

For purposes of determining Cash Debt Service for any period, any portion of which falls prior to the Closing Date, (1) Consolidated Cash Interest Charges for the portion of such period prior to the Closing Date shall be calculated by excluding all interest accrued during such period prior to the Closing Date (X) on any principal of Indebtedness for Borrowed Money repaid or prepaid prior to the Closing Date, or (Y) under any Securities redeemed or repurchased prior to the Closing Date, and (2) it shall be assumed that no principal was payable during such period prior to the Closing Date with respect to any of the Indebtedness for Borrowed Money of Citicasters or its Subsidiaries.

         "CASH EQUIVALENTS" means

                 (a) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within one (1) year after the date of acquisition thereof;

                 (b) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one (1) year after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                 (c) commercial paper maturing less than one (1) year after the date of acquisition thereof, issued by a corporation organized under the laws of any State of the United States or of the District of Columbia and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                 (d)      shares of a money market fund which:

                          (i) is a registered investment company under the Investment Company Act of 1940 ("1940 ACT"); and

                          (ii)
                          complies with Rule 270.2a7 of the 1940 Act (the
                 "RULE"); and EITHER

                                  (A)      is rated in one of the two highest
                          rating categories by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; or

                                  (B)      (1) has assets of at least
                          $200,000,000 at all times upon and after the date of acquisition of such shares, and (2) will limit its portfolio investments to instruments that are, at the time of acquisition, "FIRST TIER SECURITIES" or "GOVERNMENT SECURITIES" as such terms are defined in the Rule.

                 (e) certificates of deposit maturing within one (1) year after the date of acquisition thereof, issued by any commercial bank that is either (i) a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, or (ii) a Lender; and

                 (f) repurchase agreements entered into with any Lender or any commercial bank of the nature referred to in CLAUSE (e), secured by a fully-perfected first-priority Lien on any obligation of the type described in any of CLAUSES (a) through (e), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial bank.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CITICASTERS" and "PARENT COMPANY" are defined in the introductory paragraph hereto.

         "CITICASTERS AFFILIATE" means the Parent Company or any of its Affiliates.

         "CITICASTERS CORP." means Citicasters Corp., a Delaware corporation.

         "CITICASTERS FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture, dated as of August 22, 1994, between Citicasters and Shawmut Bank Connecticut, National Association, as Trustee, upon the terms of which the Citicasters 9-3/4% Note Indenture was amended.

         "CITICASTERS" 9-3/4% NOTE INDENTURE" means the Indenture, dated as of February 18, 1994, between Great American Communications Company
(now known as Citicasters Inc.) and Shawmut Bank Connecticut, National Association, as Trustee, with respect to the 9-3/4/% Senior Subordinated Notes due February 15, 2004 of Citicasters, as amended by the Citicasters First Supplemental Indenture.

         "CITICASTERS 9-3/4% NOTES" means the 9-3/4% Senior Subordinated Notes due February 15, 2004 of Citicasters issued by Citicasters pursuant to the Citicasters 9-3/4% Note Indenture.

         "CITICASTERS SUBSIDIARIES" means, collectively, the Borrower and each of the other Subsidiaries of the Parent Company.

         "CLOSING DATE" means the date on which the first Loans are made or to be made by the Lenders to the Borrower hereunder.

         "CLOSING DATE CERTIFICATE" means certificate, in or substantially in the form of EXHIBIT M attached hereto, to be executed and delivered to the Agents and the Lenders by an Authorized Officer of each of the Principal Companies on the Closing Date.

         "CLOSING FEES" is defined in SECTION 3.5.1.

         "CO-AGENTS" means, collectively, Bank of Boston, Bank of America and The Chase Manhattan Bank, N.A. as co-agents for the Lenders under this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means, collectively, the collateral provided by the Transaction Parties to the Secured Parties under the Collateral Documents.

         "COLLATERAL AGENT" means Bank of America, in its capacity as collateral agent for the Secured Parties under the Collateral Documents, any Affiliate (including any branch or agency) thereof to which the rights and responsibilities thereof may be transferred, and such other Lender or financial institution as shall have been subsequently appointed as successor Collateral Agent pursuant to SECTION 10.3.

         "COLLATERAL ASSIGNMENT OF HANNA-BARBERA LC DOCUMENTS" means the Collateral Assignment, substantially in the form of EXHIBIT H attached hereto, to be executed and delivered by the Borrower on or prior to the Closing Date in favor of the Collateral Agent for the benefit of the Secured Parties.

         "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Pledge Agreement, the Collateral Assignment of Hanna-Barbera LC Documents, all other Instruments executed and delivered to the Collateral Agent pursuant to SECTION 6.1.3 or 6.1.4, all Instruments executed and delivered to the Collateral Agent pursuant to SECTION 8.1.9 from time to time after the date hereof, and all other Instruments that shall from time to time after the date hereof be identified by the Managing Agents and any of the Principal Companies as "COLLATERAL DOCUMENTS" for purposes of this Agreement.

         "COMMITMENTS" means the Facility A Commitments and the Facility B Commitments.

         "COMMITMENT FEES" is defined in SECTION 3.5.2.

         "COMMITMENT PERIOD" is defined in SECTION 2.2.1.

         "COMMITMENT TERMINATION EVENT" means:

                 (a) automatically and without any notice or further action, the occurrence of any Default under SECTION 9.1.7; or

                 (b) the occurrence and continuation of any other Event of Default and the declaration of all or any portion of the outstanding principal amount of any Loans to be due and payable pursuant to CLAUSE (b) of SECTION 9.3 or, in the absence of such declaration, a direction from the Required Lenders to the Administrative Agent to give notice of termination of all of the Commitments pursuant to CLAUSE(a) of SECTION 9.3.

         "COMMUNICATIONS ACT" means the Federal Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder as in effect from time to time.

         "COMMUNICATIONS REGULATORY AUTHORITY" means any communications regulatory commission, agency, department, board or authority (including, without limitation, the FCC).

         "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorized Officer of each Principal Company, substantially in the form of EXHIBIT D attached hereto (with such changes thereto as may be agreed upon from time to time by the Managing Agents and the Principal Companies), for purposes of monitoring the compliance of the Principal Companies and their Subsidiaries with the Loan Documents.

         "CONSOLIDATED BROADCAST CASH FLOW" means, in relation to Citicasters and its Subsidiaries for any period, the sum of (a) the Consolidated EBITDA of Citicasters and its Subsidiaries for such period, and
(b) the Consolidated Corporate Overhead of Citicasters and its Subsidiaries for such period, to the extent, but only to the extent, that such Consolidated Corporate Overhead was deducted in determining Consolidated Operating Income and Consolidated EBITDA of Citicasters and its Subsidiaries for such period.

         For all purposes of this Agreement, the "broadcast cash flow" attributable to any Person or attributable to any Property (including any Broadcasting Station) for any period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated Broadcast Cash Flow, but on a non-consolidated basis. The determination of the "broadcast cash flow" of any Broadcasting Station shall account for only those items included in the definition of Consolidated Broadcast Cash Flow that are directly attributable to such Broadcasting Station and the operation thereof.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, in relation to any Person and its Subsidiaries for any period, all expenditures by such Person and its Subsidiaries paid or accrued for the lease, purchase, construction or use of any Property the value or cost of which, in accordance with GAAP, is required to be (or is permitted to be, and such Person so elects) capitalized on the consolidated balance sheet of such Person and its

Subsidiaries as of the end of such period, including, without limitation, all amounts paid or accrued by such Person and its Subsidiaries for such period with respect to Capitalized Lease Obligations (excluding the interest component thereof). For purposes of this Agreement, Consolidated Capital Expenditures shall not in any event include expenditures by any Transaction Party in respect of any Permitted Acquisitions.

         "CONSOLIDATED CASH INTEREST CHARGES" means, in relation to Citicasters and its Subsidiaries for any period, all amounts for which Citicasters or its Subsidiaries shall be obligated (without regard to any applicable subordination provisions or other similar prohibitions) to make payments in cash during such period in respect of interest payable on outstanding Indebtedness for Borrowed Money or in respect of commitment fees, facility fees, agency fees or other similar fees or charges payable at any time during such period in respect of outstanding Indebtedness for Borrowed Money, all as consolidated in accordance with GAAP.

         "CONSOLIDATED CORPORATE OVERHEAD" means, in relation to Citicasters and its Subsidiaries for any period, that portion of the overhead expense, including legal, audit, accounting and insurance expense, of Citicasters and its Subsidiaries not directly allocable to the operation of the Broadcasting Stations or other operating assets of Citicasters and its Subsidiaries, all as consolidated in accordance with GAAP. Consolidated Corporate Overhead shall include salaries of employees of Citicasters and its Subsidiaries to the extent that such salaries are not directly allocable to the operation of the Broadcasting Stations or other operating assets of Citicasters and its Subsidiaries.

         "CONSOLIDATED EBITDA" means, in relation to Citicasters and its Subsidiaries for any period, the sum of (a) the Consolidated Operating Income of Citicasters and its Subsidiaries for such period, PLUS (b) the aggregate amount of all depreciation and non-cash amortization of intangibles accrued by Citicasters and its Subsidiaries for such period to the extent, but only to the extent, that such aggregate amount was deducted in determining Consolidated Operating Income of Citicasters and its Subsidiaries for such period, PLUS (c) the amount set forth opposite the line item "Investment Income" on the consolidated statement of income of Citicasters and its Subsidiaries for such period.

         For purposes of determining the Consolidated EBITDA of Citicasters and its Subsidiaries for any period, (i) there shall be excluded from such Consolidated EBITDA all operating income and all related depreciation and non-cash amortization of intangibles attributable to any Property sold or disposed of by Citicasters or its Subsidiaries other than in the ordinary course of business during such period as if such Property were not owned at any time by Citicasters or its Subsidiaries during such period, and (ii) there shall be included in such Consolidated EBITDA all operating income and all related depreciation and non-cash amortization of intangibles attributable to any Property acquired by Citicasters or its Subsidiaries other than in the ordinary course of business during such period as if such Property were owned by Citicasters or its Subsidiaries at all times during such period.

         For all purposes of this Agreement, the "operating income" and related "depreciation" and "non-cash amortization of intangibles" attributable to any Person or attributable to any Property (including any Broadcasting Station) for any period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated Operating Income and Consolidated EBITDA, but on a non-consolidated basis. The determination of the "operating income" and related "depreciation" and "non-cash amortization of intangibles" of any Broadcasting Station shall account for only those items included in the definition of Consolidated Operating Income and Consolidated EBITDA that are directly attributable to such Broadcasting Station and the operation thereof.

         "CONSOLIDATED OPERATING INCOME" means, in relation to any Person and its Subsidiaries for any period, the amount set forth opposite the line item "Operating Income" on the consolidated statement of income of such Person and its Subsidiaries for such period, all as prepared and consolidated in accordance with GAAP, consistent with past practices. "Consolidated Operating Income" shall in any event not include any of the following: (a) any gains in excess of losses resulting from the Sale of capital assets, (b) any gains resulting from the write-up of assets, (c) any earnings of a Subsidiary of such Person which are not available for the payment of dividends, (d) any proceeds of life insurance policies, (e) any equity of such Person and its Subsidiaries in the undistributed earnings (losses) of any corporation, partnership or other Person which is not a Subsidiary of such Person, (f) any earnings (losses) of any corporation, partnership or other Person acquired by such Person or any of its Subsidiaries in a pooling of interests transaction for any year prior to the year of acquisition, (g) deferred credits representing the excess of equity in any other Person at the date of acquisition over the amount of such Person's or any of its Subsidiaries' Investment in such other Person, (h) the reversal of any reserve, except to the extent that provision for such reserve is made during such period, (i) gains resulting from the purchase by such Person or any of its Subsidiaries of outstanding Indebtedness for Borrowed Money of such Person or any such Subsidiary at a price less than the principal amount thereof, and (j) any other extraordinary nonrecurring items of earnings of such Person or any of its Subsidiaries for such period.

         "CONSOLIDATED SENIOR DEBT" means, in relation to any Person and its Subsidiaries as at any date, (a) all of the Indebtedness for Borrowed Money of such Person or any of its Subsidiaries as at such date under this Agreement or any of the other Loan Documents, and (b) all of the other Indebtedness for Borrowed Money of such Person or any of its Subsidiaries as at such date (i) the payment or performance of which is secured by any Lien or Liens on any Property of such Person or any of its Subsidiaries, or (ii) the payment or performance of which is not subordinated or made junior in right of payment, on terms and conditions reasonably satisfactory to the Managing Agents and the Required Lenders, to the payment and performance of all of the Obligations, in each case, all as consolidated in accordance with GAAP.

         "CONSOLIDATED SENIOR DEBT TO CONSOLIDATED EBITDA RATIO" is defined in
SECTION 8.2.4(a).

         "CONSOLIDATED TOTAL DEBT" means, in relation to any Person and its Subsidiaries as at any date, all of the Indebtedness for Borrowed
Money of such Person or any of its Subsidiaries as at such date, all as consolidated in accordance with GAAP.

         "CONTINGENT OBLIGATION" means, in relation to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include:

                 (a) any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or Sale with recourse by such Person of the obligation of another; and

                 (b) any Indebtedness of such Person of the type described in CLAUSE (a) of the definition of the term "INDEBTEDNESS".

The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "CONTINUATION/CONVERSION NOTICE" means a notice, signed by an Authorized Officer of the Borrower, complying with the requirements of SECTION
4.2 or 4.3, as applicable, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         "CONTRACTUAL OBLIGATION" means, in relation to any Person, any provision of any Security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "CORPORATE STRUCTURE" is defined in SECTION 7.14(A).

         "CORPORATION" means any corporation, company, association, joint stock company, business trust or other similar organization or business enterprise.

         "COUNTERPARTY" means, in relation to any Rate Protection Agreement, any Lender that is from time to time a party to and bound by such Rate Protection Agreement.

         "CREDIT EXTENSION" means and includes the advancing of Loans by Lenders pursuant to ARTICLE II, and the continuation or conversion of any Base Rate Tranches or Eurodollar Tranches by the Lenders pursuant to ARTICLE IV.

         "DEFAULT" means any Event of Default or any condition or event which, after notice or lapse of time or both, would become an Event of Default.

         "DISCLOSURE SCHEDULE" means the schedule attached hereto as SCHEDULE
II.

         "DOLLARS" and the sign "$" mean lawful money of the United States.

         "DOMESTIC OFFICE" means, in relation to any Agent or any Lender, the office thereof designated as such in SCHEDULE I attached hereto (or designated as such pursuant to an Assignment and Acceptance Agreement), or such other office of such Agent or Lender within the United States as may be designated from time to time by notice from such Agent or Lender to the Borrower and the Administrative Agent.

         "DRAWDOWN DATE" means any date (which must be a Business Day) on which any Credit Extension is made or to be made to the Borrower pursuant to SECTION 3.1.

         "ENVIRONMENTAL LAWS" means all Applicable Laws relating to health and safety matters or protection of the environment or relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material or pollutant, in each case as in effect from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA AFFILIATE" means any Person (including each trade or business (whether or not incorporated)) which together with any of the Principal Companies would be deemed to be a "single employer" or a member of the same "controlled group" as a "contributing sponsor" with respect to a Plan, in each case within the meaning of Section 4001 of ERISA.

         "EURODOLLAR OFFICE" means, in relation to any Lender, the office thereof designated as such by such Lender to the Administrative Agent (or designated as such pursuant to an Assignment and Acceptance Agreement), or such other office, whether or not outside the United States, of such Lender as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent as the office from which such Lender shall be making or maintaining Eurodollar Tranches of such Lender hereunder and through which such Lender, if it is a Reference Lender, shall determine the Eurodollar Rate.

         "EURODOLLAR RATE" means, in relation to each Interest Period applicable to any Eurodollar Tranche, the rate of interest determined by the Administrative Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum notified to the Administrative Agent by the Reference Lenders as the rates per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Offices of the Reference Lenders two (2) Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Tranche of such Reference Lender for such Interest Period.

         "EURODOLLAR RATE MARGIN" means, for any fiscal quarter of Citicasters, the rate per annum determined in accordance with the schedule set forth below based upon the

Leverage Ratio for the Reference Period ending on the day immediately preceding the commencement of the fiscal quarter immediately prior to such fiscal quarter:

                                                      EURODOLLAR
                  LEVERAGE RATIO                     RATE MARGIN
                  --------------                     -----------
       Greater than 5.00:1.00                          2.00%
       Greater than 4.50:1.00, but equal to or less    1.75%
       than 5.00:1.00
       Greater than 4.00:1.00, but equal to or less    1.50%
       than 4.50:1.00
       Greater than 3.50:1.00, but equal to or less    1.25%
       than 4.00:1.00
       Equal to or less than 3.50:1.00                 1.00%

         "EURODOLLAR RATE (RESERVE ADJUSTED)" means, with respect to any Eurodollar Tranche for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         Eurodollar Rate  =                      EURODOLLAR RATE
                                  --------------------------------------------
         (Reserve Adjusted)       1 - Eurodollar Reserve Percentage

         "EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Eurodollar Tranche for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the maximum percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board that prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

         "EURODOLLAR TRANCHE" means any Tranche which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         "EVENT OF DEFAULT" is defined in SECTION 9.1.
"EXCESS CASH FLOW" means, for any fiscal year of Citicasters, the excess (if any) of
                 (a)      the sum of

                          (i) Consolidated EBITDA of Citicasters and its Subsidiaries for such fiscal year,

                          (ii) the aggregate amount of all Hanna-Barbera Proceeds that become payable to or receivable by any of the Principal Companies during such fiscal year under or in respect of the Hanna-Barbera LC Documents, and

                          (iii) the aggregate amount of all cash dividends or other cash distributions received by Citicasters or any of its Subsidiaries during such period in respect of the equity of Citicasters or any of its Subsidiaries in the earnings of any corporation, partnership or other Person, the equity in whose earnings has not been included in the Consolidated Operating Income of Citicasters and its Subsidiaries for such period,
LESS
                 (b)      the sum of

                           (i) the Cash Debt Service of Citicasters and its Subsidiaries for such fiscal year,

                          (ii) the Consolidated Capital Expenditures of Citicasters and its Subsidiaries for such fiscal year,

                         (iii) the aggregate amount of all cash dividends paid or other cash distributions made by Citicasters during such fiscal year on or in respect of any shares of its Capital Stock of any class,

                          (iv) the aggregate amount of federal, state and local income taxes paid by Citicasters and its Subsidiaries for such fiscal year (but excluding all taxes paid for such fiscal year as a result of gain realized from any Sale of Property other than in the ordinary course of business), and

                           (v)    $5,000,000.

         "FCC" means the United States Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States).

         "FCC LICENSE" means any radio, television or other license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

         "FACILITY A COMMITMENT" means, with respect to each Lender, such Lender's obligation pursuant to CLAUSE (A) of SECTION 2.1 to make Facility A Revolving Loans.

         "FACILITY A COMMITMENT AMOUNT" is defined in SECTION 2.2.1.

         "FACILITY A COMMITMENT TERMINATION DATE" means the earliest to occur of:

                 (a)      December 31, 2001;

                 (b) the fifth day after notice is given by the Borrower to the Administrative Agent for purposes of designating a Facility A Commitment Termination Date pursuant to this CLAUSE (B), PROVIDED that such notice may only be given at any time when no Facility A Revolving Loans are outstanding and if no Facility A Revolving Loans have been requested within such five-day period; and

                 (c) automatically, immediately and without any further notice or action, any Commitment Termination Event.

         "FACILITY A REVOLVING LOANS" is defined in CLAUSE (A) of SECTION 2.1.

         "FACILITY A REVOLVING NOTE" is defined in CLAUSE (A) of SECTION 3.2 and shall also mean and refer to all other promissory notes accepted from time to time in substitution therefor, replacement or renewal thereof or refunding thereof, including any such notes issued pursuant to CLAUSE (B) of SECTION 11.4.

         "FACILITY B COMMITMENT" means, with respect to each Lender, such Lender's obligation pursuant to CLAUSE (B) of SECTION 2.1 to make Facility B Revolving Loans.

         "FACILITY B COMMITMENT AMOUNT" is defined in SECTION 2.2.2.

         "FACILITY B COMMITMENT TERMINATION DATE" means the earliest to occur of:

                 (a)      December 31, 1997;

                 (b) the fifth day after notice is given by the Borrower to the Administrative Agent for purposes of designating a Facility B Commitment Termination Date pursuant to this CLAUSE (B), PROVIDED that such notice may only be given at any time when no Facility B Revolving Loans are outstanding and if no Facility B Revolving Loans have been requested within such five-day period; and

                 (c) automatically, immediately and without any further notice or action, any Commitment Termination Event.

         "FACILITY B REVOLVING LOANS" is defined in CLAUSE (B) of SECTION 2.1.

         "FACILITY B REVOLVING NOTE" is defined in CLAUSE (B) of SECTION 3.2 and shall also mean and refer to all other promissory notes accepted from time to time in substitution therefor, replacement or renewal thereof or refunding thereof, including any such notes issued pursuant to CLAUSE (B) of SECTION 11.4.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "COMPOSITE 3:30 P.M. QUOTATIONS") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m., Boston time, on such day by each of three leading brokers of federal funds transactions in New York City, selected by the Administrative Agent. The Federal Funds Rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

         "FEES" means collectively, the Closing Fees, Commitment Fees and Agents Fees.

         "FIXED CHARGE COVERAGE RATIO" means, in relation to any Reference Period, the ratio of

                 (a) the sum of (i) the Consolidated EBITDA of Citicasters and its Subsidiaries for such Reference Period, PLUS
         (ii) the amount by which all cash and Cash Equivalents owned by Citicasters and its Subsidiaries at the end of such Reference Period exceed (all as determined on a consolidated basis in accordance with GAAP) the sum of $10,000,000,
TO
                 (b) the sum of (i) the Cash Debt Service of Citicasters and its Subsidiaries for such Reference Period, PLUS (ii) the Consolidated Capital Expenditures of Citicasters and its Subsidiaries for such Reference Period,PLUS (iii) the aggregate amount of all federal, state and local income taxes paid by Citicasters and its Subsidiaries for such Reference Period (but excluding all taxes paid for such Reference Period as a result of gain realized from the Sale of Property other than in the ordinary course of business), PLUS (iv) the aggregate amount of all cash dividends paid by Citicasters during such Reference Period on or in respect of any shares of its Capital Stock of any class.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System.

          "GAAP" is defined in SECTION 1.4.

         "GOVERNING DOCUMENTS" means, relative to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts or other similar arrangements applicable to any shares of its Capital Stock.

         "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         "GROUP" is defined in SECTION 4.1.

         "GUARANTIES" means, collectively, the guaranties of each of the Guarantors to the Agents and the Lenders contained in ARTICLE V, as such Guaranties are originally given, or, if varied or supplemented from time to time, as so varied or supplemented.

         "GUARANTORS" is defined in SECTION 5.1.

         "HANNA-BARBERA LC DOCUMENTS" means "LC Documents", as such term is defined in the Collateral Assignment of Hanna Barbera LC Documents.

         "HANNA-BARBERA PROCEEDS" means any cash or other Property which becomes payable to or receivable by any of the Principal Companies under or in respect of any of the Hanna-Barbera LC Documents.

         "HAZARDOUS MATERIAL" means

                 (a)      any "hazardous substance", as defined in CERCLA;

                 (b) any "hazardous waste", as defined in the Resource Conservation and Recovery Act, as amended;

                 (c)      any petroleum product; or

                 (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Laws.

         "HISTORICAL FINANCIALS" is defined in SECTION 7.4.

         "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of the Independent Public Accountant as to any financial statement of Citicasters or any of its Subsidiaries, any qualification or exception to such opinion or certification:

                 (a)      which is of a "going concern" or similar nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                 (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause any of the Principal Companies or their Subsidiaries to be in default of any of their obligations under SECTION 8.2.4.

         "INACTIVE SUBSIDIARY" means any direct or indirect Subsidiary of the Principal Companies that is (a) identified as "Inactive" in
SECTION 7.14(A) of the Disclosure Schedule, or (b) identified by the Principal Companies as "Inactive" in a written notice furnished by the Principal Companies to the Administrative Agent at any time after the date hereof pursuant to SECTION 8.1.9 or otherwise.

         "INDEBTEDNESS" means, in relation to any Person at any time, all of the obligations of such Person which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person prepared as at such time, and in any event shall include:

                 (a) all indebtedness of such Person arising or incurred under or in respect of any agreement, contingent or otherwise, made by such Person

                           (i) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person, or

                          (ii) to purchase, sell or lease (as lessee or lessor) any Property, or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the Property or the furnishing or non-furnishing of the transportation or services, or

                         (iii) to make any Investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date or to provide funds for the payment of any liability, dividend or stock liquidation payment or otherwise to supply funds to or in any manner invest in any other Person;

                 (b)      all indebtedness of such Person of any kind
         (including all Capitalized Lease Obligations of such Person) arising or incurred under or in respect of any lease or other similar agreement or contract (whether written or oral) pursuant to which such Person shall (as lessee) lease or hire from any other Person or Persons any Property;

                 (c) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Liens upon or in any Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities;PROVIDED, HOWEVEr, that for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such Property, the amount of such Indebtedness shall be limited to the fair market value of such Property;

                 (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though recourse with respect to such indebtedness is limited to such Property;

                 (e) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person;

                 (f) net obligations of such Person under any interest rate swap, cap, collar or other similar agreements or arrangements;

                 (g)      any asserted withdrawal liability of such Person
         (or any other Person which together with such Person would be a "single employer" or a member of the same "controlled group" as a "contributing sponsor" with respect to a Plan, in each case within the meaning of Section 4001 of ERISA) to a Plan;

                 (h) all dividends declared but not yet paid by such Person on any of its Capital Stock; and

                 (i) all indebtedness of such Person arising or incurred under or in respect of any Contingent Obligations.

         "INDEBTEDNESS FOR BORROWED MONEY" means, in relation to any Person at any time, all Indebtedness of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar Instruments on which interest charges are customarily paid), all Contingent Obligations of such Person in respect of any such Indebtedness of any other Person, all obligations of such Person constituting Capitalized Lease Obligations and all obligations of such Person for the deferred purchase price of Property or services (except, in any event, trade payables and payment obligations in respect of film license contracts of any Broadcasting Station, in each case arising in the ordinary course of business).

         "INDEMNIFIED COSTS" is defined in SECTION 10.1.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 12.4.

         "INDEMNIFIED PARTY" is defined in SECTION 12.4.

         "INDEPENDENT PUBLIC ACCOUNTANT" means Ernst & Young or any other firm of certified public accountants of recognized national standing selected by the Parent Company and acceptable to the Managing Agents.

         "INSTRUMENT" means any contract, agreement, indenture, mortgage or other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

         "INTERCOMPANY SUBORDINATION AGREEMENT" means the Intercompany Subordination Agreement, in or substantially in the form of EXHIBIT K attached hereto, to be executed and delivered by Citicasters and its Subsidiaries on or prior to the Closing Date in favor of the Collateral Agent and for the benefit of the Secured Parties.

         "INTEREST COVERAGE RATIO" means, in relation to any Reference Period, the ratio of (a) the Consolidated EBITDA of Citicasters and its Subsidiaries for such Reference Period, to (b) the Consolidated Cash Interest Charges of Citicasters and its Subsidiaries for such Reference Period.

         "INTEREST PERIOD" means, relative to any Eurodollar Tranche, the period, selected in accordance with SECTION 4.4.1, for which such Tranche bears interest at a rate determined with reference to the Eurodollar Rate (Reserve Adjusted).

         "INVESTMENT" means, in relation to any Person,

                 (a) any loan, advance or other extension of credit made by such Person to any other Person;

                 (b) the creation of any Contingent Obligation of such Person to support any of the Indebtedness of any other Person;

                 (c) any capital contribution by such Person to, or purchase of Capital Stock or other Securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person; or

                 (d) any Sale of Property by such Person to any other Person other than upon full payment, in cash, of not less than the agreed Sale price or the fair value of such Property, whichever is higher.

         "LENDERS" is defined in the introductory paragraph hereto.

         "LEVERAGE RATIO" means, in relation to any period, the ratio of (a) the Consolidated Total Debt of Citicasters and its Subsidiaries at the end of such period, to (b) the Consolidated EBITDA of Citicasters and its Subsidiaries for such period.

         "LEVERAGE RATIO ADJUSTMENT" means, in relation to any period for which the Leverage Ratio is greater than 4.75:1.00, the aggregate principal amount of the Consolidated Total Debt of Citicasters and its Subsidiaries that would have to have been paid immediately prior to the end of such period in order to cause the Leverage Ratio for such period to be exactly 4.75:1.00.

         "LIEN" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "LOAN" means a Facility A Revolving Loan or a Facility B Revolving Loan; and "LOANS" means, collectively, the Facility A Revolving Loans and the Facility B Revolving Loans.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Collateral Documents, the Agents Fee Letter, the Intercompany Subordination Agreement, each Assignment and Acceptance Agreement, and each other Instrument executed and delivered pursuant to or in connection with any thereof.

         "LOAN REQUEST" means a loan request and certificate duly executed and delivered to the Administrative Agent by the chief financial, accounting or executive Authorized Officer of the Borrower, in or substantially in the form of EXHIBIT C attached hereto, with such changes thereto as may be agreed upon between the Principal Companies and the Administrative Agent.

         "MANAGING AGENTS" means, collectively, Bank of America and Bank of Boston, acting in the capacity as Managing Agents for the Lenders under this Agreement and the other Loan Documents, and such other Lenders or financial institutions as shall have been subsequently appointed as successor Managing Agents pursuant to SECTION 10.3.

         "MATERIALLY ADVERSE EFFECT" means, in relation to any event, occurrence or development of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding),

                 (a) a materially adverse effect on the business, Property, operations, prospects or condition, financial or otherwise, of (i) the Borrower, (ii) the Citicasters Subsidiaries, taken as a whole, or (iii) Citicasters and its Subsidiaries, taken as a whole;

                 (b) a materially adverse effect on the ability of any Transaction Party to perform any of its payment or other material Obligations under any Loan Document to which it is a party; or

                 (c) a material impairment of the validity or enforceability of any Loan Document or any material impairment of the rights, remedies or benefits available to any Secured Party under any Loan Document.

         "MATERIAL SUBSIDIARIES" means, collectively, each Subsidiary of any Principal Company that, at the time of determination, has (a) assets greater than or equal to two percent (2%) of all assets of Citicasters and its Subsidiaries, computed and consolidated in accordance with GAAP, (b) stockholders' equity greater than or equal to two percent (2%) of the stockholders' equity of Citicasters and its Subsidiaries, computed and consolidated in accordance with GAAP, or (c) generated two percent (2%) or more of the gross revenues of Citicasters and its Subsidiaries during the most recently completed period of four (4) consecutive fiscal quarters.

         "MATURITY" means, relative to any Loan, the date on which such Loan is stated to be due and payable in whole or in part (in accordance with the Note evidencing such Loan, this Agreement or otherwise) or such earlier date when such Loan (or any portion thereof) shall be or become due and payable in whole or in part in accordance with the terms of this Agreement, whether by required prepayment, declaration, acceleration or otherwise.

         "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "NET DEBT PROCEEDS" means, with respect to the issuance of any Securities evidencing Indebtedness of Citicasters or any of its Subsidiaries, the gross amount of cash proceeds received by Citicasters or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, and printing expenses and governmental fees incurred in connection with such issuance and payable by the issuer of such Securities.

         "NET DISPOSITION PROCEEDS" means, with respect to any Sale of any Property by Citicasters or any Citicasters Subsidiary (other than any Permitted Disposition), the gross amount of cash consideration payable to or receivable by Citicasters or any of its Subsidiaries from such Sale, less (to the extent applicable and without duplication)

                 (a) the amount, if any, of all estimated taxes payable as a result of gain realized from such Sale,

                 (b) reasonable expenses that are incurred in connection with such Sale and that are payable by the seller or the transferor of the Property to which such Sale relates, and

                 (c) the amount of any Indebtedness for Borrowed Money that is secured by perfected Liens ranking prior (whether by virtue of time of perfection or by contract) to all (if any) Liens of the Collateral Agent in such Property at the time of such Sale and that is required to be repaid or prepaid and is in fact repaid or prepaid with such cash consideration substantially contemporaneously with such Sale.

If Citicasters or any of its Subsidiaries receives any Property (other than cash) as part of the consideration for any Sale, Net Disposition Proceeds from such Sale shall be deemed to include any cash payments in respect of such Property when and to the extent received by such Person.

         "NET SECURITIES PROCEEDS" means, with respect to the issuance by Citicasters of any Capital Stock, the gross amount of cash consideration payable to or receivable by Citicasters in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, and printing expenses and any governmental fees incurred in connection with such issuance and payable by the issuer of such Capital Stock. If Citicasters receives any Property (other than cash) as part of the consideration for any such issuance, Net Securities Proceeds shall be deemed to include any cash payments in respect of such Property when and to the extent received by Citicasters.

         "NEW WORLD COMMUNICATIONS" means New World Communications Group Incorporated, a Delaware corporation.

         "NEW WORLD PURCHASE AGREEMENT" means the Asset Purchase Agreement, dated as of May 4, 1994, between the Borrower and New World Communications.

         "NEW WORLD TV STATIONS" means, collectively, the following television stations: (a) KSAZ-TV (formerly KTSP-TV) Channel 10, Phoenix, Arizona ("KSAZ"); (b) WDAF-TV, Channel 4, Kansas City, Missouri ("WDAF"); (c) WBRC-TV, Channel 6, Birmingham, Alabama ("WBRC"); and (d) WGHP- TV, Channel 8, Greensboro-High Point-Winston-Salem, North Carolina ("WGHP").

         "NEW WORLD TV STATION SALES" means, collectively, the Sale of the four New World TV Stations by the Borrower to New World Communications upon the terms contained in the New World Purchase Agreement.

         "NONCONTROLLED ENTITY" means any Person (a) that owns or operates one or more radio Broadcasting Stations, and (b) (i) in which any of the Principal Companies or their Subsidiaries owns or controls, with power to vote, shares of Capital Stock representing less than fifty percent (50%) of the total voting power or total value of all of the issued and outstanding Capital Stock of such Person (or its equivalent in the case of Persons other than corporations), or
(ii) the day-to-day operations and management of which are not controlled by any of the Principal Companies or their Subsidiaries.

         "NON-RADIO ACQUISITION" means, in relation to any of the Principal Companies or their Subsidiaries (other than any Inactive Subsidiaries), any Acquisition by such Person, in a single transaction (or in a series of related transactions) of any television Broadcasting Stations or any other business (other than any radio Broadcasting Stations) in the media or communications field, the cost of which to such Person does not exceed $5,000,000.

         "NOTES" means, collectively, the Facility A Revolving Notes and the Facility B Revolving Notes.

         "OBLIGATIONS" means, collectively, all of the indebtedness, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of any Transaction Party to any Agent, any Lender or any other Secured Party (a) in respect of any of the Loans made to the Borrower by the Lenders pursuant to this Agreement, or (b) under or in respect of any one or more of the Loan Documents.

         "OTHER DEBT DOCUMENTS" means, collectively, (a) the Citicasters 9-3/4% Notes and the Citicasters 9-3/4% Note Indenture, and (b) all other Instruments evidencing, guarantying or securing any Indebtedness permitted by CLAUSE (c),
(d) or (e) of SECTION 8.2.2.

         "OTHER TV STATION SALES" means, collectively, the Sale by the Borrower, whether in a single transaction or in separate transactions, of (a) WTSP-TV in Tampa, Florida ("WTSP"), and (b) WKRC-TV in Cincinnati, Ohio ("WKRC").

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any and all of its functions under ERISA.

         "PAID (OR PAYMENT) IN FULL" means paid (or payment) in full in cash.

         "PARENT COMPANY" and "CITICASTERS" are defined in the introductory paragraph hereto.

         "PARTICIPANTS" is defined in SECTION 11.1.1.

         "PERCENTAGE" of any Lender means, at any time, the percentage set forth opposite such Lender's name on SCHEDULE I hereto (or, if such Lender has executed an Assignment and Acceptance Agreement, opposite such Lender's signature on the most recent Assignment and Acceptance Agreement then executed by it).

         "PERFECTION CERTIFICATE" means a certificate duly executed by an Authorized Officer of each Principal Company, in or substantially in the form of EXHIBIT F attached hereto.

         "PERMITTED ACQUISITION" means any Acquisition by any of the Principal Companies or their Subsidiaries that is permitted by SECTION 8.2.8.

         "PERMITTED CAPITAL STOCK" means any Capital Stock of any Person with respect to which such Person has no obligation to (a) declare or pay any dividend, (b) make any redemption, repurchase, retirement or acquisition, whether through a Subsidiary of such Person or otherwise, (c) make any return of capital to the holder thereof, or (d) make any other distribution of any kind.

         "PERMITTED DISPOSITION" means:

                 (a) any Sale by any of the Principal Companies or their Subsidiaries of its inventory in the ordinary course of its business;

                 (b) any Sale by any of the Principal Companies or their Subsidiaries in the ordinary course of its business of its equipment or other tangible personal Property that is obsolete or no longer useful or necessary to its business;

                 (c) any Sale by any of the Principal Companies or their Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Permitted Investments; or

                 (d) the creation or incurrence by any of the Principal Companies or their Subsidiaries of any Liens permitted by SECTION 8.2.3.

         "PERMITTED INDEBTEDNESS" means any of the following Indebtedness:

                 (a) Indebtedness of any of the Principal Companies or their Subsidiaries in respect of taxes, assessments, levies or other governmental charges, and Indebtedness of any such Person in respect of accounts payable incurred in the ordinary course of business or in respect of claims against it for labor, materials or supplies, to the extent that (in each case) the payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 8.1.4;

                 (b) Indebtedness of any of the Principal Companies or their Subsidiaries secured by Liens of carriers, warehousemen, mechanics, landlords or materialmen that constitute Permitted Liens under CLAUSE (c) or (e) of the definition thereof;

                 (c) Indebtedness of any of the Principal Companies or their Subsidiaries in respect of judgments or awards which have been in force for less than the applicable appeal period so long as (i) (in each case) such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and execution thereof shall have been stayed pending such appeal or review, and (ii) the aggregate amount of all such Indebtedness of any of the Principal Companies or their Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $2,000,000;

                 (d) Indebtedness incurred by any of the Principal Companies or their Subsidiaries in connection with the acquisition, construction or improvement by such Person of equipment used or to be used in the ordinary course of business of such Person;PROVIDED, HOWEVE, that (i) the aggregate amount of all such Indebtedness of any of the Principal Companies or their Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $4,000,000, and (ii) any Liens on such equipment securing such Indebtedness constitute Permitted Liens under CLAUSE (g) of the definition thereof;

                 (e) Indebtedness under or in respect of Contingent Obligations of any of the Principal Companies or their Subsidiaries as sublessor or assignor under subleases entered into in the ordinary course of business of such Person;

                 (f) Indebtedness under or in respect of Contingent Obligations of any of the Principal Companies or their Subsidiaries in respect of letters of credit or surety or other bonds issued in the ordinary course of business of such Person in connection with Liens that constitute Permitted Liens under CLAUSE (c) of the definition thereof;

                 (g) Indebtedness arising in the ordinary course of business of any of the Principal Companies or their Subsidiaries representing payment obligations in respect of film license contracts of any of such Person's Broadcasting Stations;

                 (h) Indebtedness of any of the Principal Companies or their Subsidiaries that (i) is existing on the date of this Agreement and is not otherwise expressly permitted by this Agreement, and (ii) is identified and described in SECTION 7.7 of the Disclosure Schedule; and

                 (i) any extension, refunding, replacement or renewal of any Indebtedness referred to in PARAGRAPH (h), so long as (i) such Indebtedness is not increased or secured by additional Property, (ii) the maturity date of any such refunded, replaced or renewed Indebtedness is not earlier than the maturity date of the Indebtedness so refunded, replaced or renewed, (iii) the mandatory repayment, prepayment, redemption, repurchase, defeasance, sinking fund and other similar obligations in respect of such extended, refunded or renewed Indebtedness shall not exceed or be more burdensome than similar such obligations in respect of the Indebtedness so extended, refunded, replaced or renewed, and (iv) the covenants, events of default and other provisions contained in the Securities or other Instruments governing such extended, refunded, replaced or renewed

         Indebtedness, individually and taken as a whole, are not more restrictive or burdensome than those contained in the Instruments governing the Indebtedness so extended, refunded, replaced or renewed.

         "PERMITTED INVESTMENTS" means any of the following Investments by any of the Principal Companies or their Subsidiaries:

                 (a) Investments that (i) are owned or held (whether legally or beneficially) or are outstanding or are in effect on the date of this Agreement, and (ii) are identified and described in SECTION 7.20 of the Disclosure Schedule;

                 (b)      Investments in cash and Cash Equivalents;

                 (c) Investments in the form of accounts receivable arising from Sales of goods or services in the ordinary course of business;

                 (d) Investments in the form of advances or prepayments to suppliers in the ordinary course of business; and

                 (e) Investments in the form of loans or advances to employees in the ordinary course of business for travel expenses, drawing accounts or other similar business related expenses.

         "PERMITTED LIENS" means any of the following Liens:

                 (a) Liens that (i) are in existence on the date of this Agreement, (ii) are identified and described in SECTION 7.15 of the Disclosure Schedule, and (iii) secure Indebtedness of any of the Principal Companies or their Subsidiaries constituting Permitted Indebtedness underCLAUSE (H) of the definition thereof;

                 (b) Liens to secure taxes, assessments, levies or other governmental charges imposed upon any of the Principal Companies or their Subsidiaries, and Liens to secure claims against any of the Principal Companies or their Subsidiaries for labor, materials or supplies, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 8.1.4;

                 (c) deposits or pledges made by any of the Principal Companies or their Subsidiaries in the ordinary course of its business
         (i) in connection with, or to secure payment of, workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) to secure the performance of bids, tenders, statutory obligations, leases or contracts (other than contracts relating to borrowed money), or (iii) to secure surety, appeal, indemnity or performance bonds, in each case in the ordinary course of the business of such Person, and in each case only to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 8.1.4;

                 (d) Liens in respect of judgments or awards against any of the Principal Companies or their Subsidiaries to the extent that such judgments or awards constitute Permitted Indebtedness under CLAUSE (c) of the definition thereof;

                 (e) Liens of carriers, warehousemen, mechanics, landlords or materialmen incurred in the ordinary course of the business of any of the Principal Companies or their Subsidiaries, in each case, for sums not overdue or being contested in good faith by appropriate proceedings, and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of Citicasters and its Subsidiaries in accordance with GAAP to the extent required under such principles;

                 (f) easements, rights-of-way, zoning and other similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any of the Principal Companies or their Subsidiaries;

                 (g) Liens created by any of the Principal Companies or their Subsidiaries to secure the payment of the cost of equipment acquired, constructed or improved by such Person after the date of this Agreement and which Liens are created substantially contemporaneously with or within 360 days after the acquisition, construction or improvement of the equipment subject thereto (all Liens of the type described in thisCLAUSE (G) being hereinafter called

         "PURCHASE MONEY LIENS"); PROVIDED, HOWEVER, that:

                           (i) any equipment subject to any such Purchase Money Lien created by any of the Principal Companies or their Subsidiaries is used or to be used in the ordinary course of business of such Person;

                          (ii) no such Purchase Money Lien on any such equipment shall extend to or cover any Property of such Person other than such equipment; and

                         (iii) the aggregate amount of all Indebtedness of any of the Principal Companies or their Subsidiaries outstanding at any time and secured by all such Purchase Money Liens on equipment (determined on a consolidated basis in accordance with GAAP) shall at no time exceed $4,000,000; and

                 (h) extensions, renewals and replacements of Liens described in CLAUSES (a) and (g) of this definition, PROVIDED that each such extension, renewal or replacement Lien is limited to the Property covered by the Lien so extended, renewed or replaced and does not secure any Indebtedness that is different from or in excess of that secured immediately prior to such extension, renewal or replacement.

         "PERSON" means any natural person, corporation, partnership, joint venture, association, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" means any employee pension benefit plan within the meaning of
Section 3(2) of ERISA which is subject to Title IV of ERISA, and is maintained or contributed to by any of the Principal Companies or their Subsidiaries or by any ERISA Affiliate for any employees of any such Person.

         "PLEDGE AGREEMENT" means the Pledge Agreement, in or substantially in the form of EXHIBIT E attached hereto, to be executed and delivered by the Principal Companies on or prior to the Closing Date in favor of the Collateral Agent and for the benefit of the Secured Parties.

         "PRINCIPAL COMPANIES" means, collectively, the Parent Company, the Borrower and each of the other Citicasters Subsidiaries that shall from time to time after the date hereof be identified by the Managing Agents and any of the Principal Companies as "PRINCIPAL COMPANIES" for purposes of this Agreement.

         "PROCEEDS" means Net Debt Proceeds, Net Disposition Proceeds or Net Securities Proceeds.

         "PROJECTIONS" is defined in SECTION 7.5.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "PURCHASING LENDER" is defined in SECTION 11.2.1.

         "QUARTERLY PAYMENT DATE" means the last day of each March, June, September and December of each year or, if any such day is not a Business Day, the next succeeding Business Day.

         "RATABLE" or "RATABLY" means, with respect to any Lender vis-a-vis all other Lenders, such Lender's Percentage of the amount in question.

         "RATE PROTECTION AGREEMENT" means any interest rate swap, cap, collar or similar agreement or arrangement by which any Lender is from time to time bound and which is entered into from time to time by any of the Principal Companies or their Subsidiaries in order to protect any of the Principal Companies or their Subsidiaries against fluctuations in interest rates on Indebtedness of any such Person.

         "REFERENCE LENDERS" means, collectively, for purposes of determining the Eurodollar Rate and in connection with other matters pertaining to Eurodollar Rate Tranches, Bank of America, Bank of Boston and all other Lenders designated in a notice to the Principal Companies and all Lenders by the Administrative Agent (after consultation with the Principal Companies and with the prior approval of the Required Lenders) to be Reference Lenders.

         "REFERENCE PERIOD" means each period of four (4) consecutive fiscal quarters of the Principal Companies and their Subsidiaries.

         "REGISTER" is defined in SECTION 11.2.4. "REINVESTMENT PERIOD" means, in relation to the receipt of any Proceeds by any of the Principal Companies or their Subsidiaries, the period beginning on the date of the receipt of such Proceeds by such Person and ending upon the later to occur of:

                 (a) in the case of Net Debt Proceeds or Net Securities Proceeds, the 180th day following the date of the receipt of such Proceeds, and, in the case of Net Disposition Proceeds, the 270th day following the date of the receipt of such Proceeds (such period of 180 days or 270 days, as the case may be, being hereinafter referred to as the "APPLICABLE INITIAL PERIOD"); or

                 (b) if any of the Principal Companies or their Subsidiaries shall, within such Applicable Initial Period, (i) enter into a binding agreement upon the terms of which such Person shall undertake to implement a Permitted Acquisition, and (ii) seek all such consents or approvals by, and make all such filings or registrations with, Governmental Authorities (including the FCC) as are necessary to authorize or permit the implementation of such Permitted Acquisition, the earliest to occur of:

                          (i)     the implementation of such Permitted
                 Acquisition;

                          (ii) the termination, prior to implementation of such Permitted Acquisition, of the binding agreement setting forth the terms thereof;

                          (iii) the issue by any Governmental Authority of any final, non-appealable order restraining, prohibiting or enjoining the implementation of the Permitted Acquisition; or

                          (iv) the receipt by any of the Principal Companies or their Subsidiaries of a written notice from any Governmental Authority denying the request for any necessary consent or approval for the implementation of such Permitted Acquisition.

         "RELATED PARTIES" is defined in SECTION 10.2.

         "RELATIVE" means, in relation to any Person, any spouse, parent, grandparent, child, grandchild, brother or sister of such Person, or the spouse of any of the foregoing.

         "RELEASE" means a "release," as such term is defined in CERCLA.

         "REPRESENTATIVE" means, with respect to any holders of any Indebtedness of Citicasters or any of its Subsidiaries, any agent, trustee or other similar representative of such holders.

         "REQUIRED LENDERS" means, at the time any determination thereof is to be made, (a) if no Loans are then outstanding, Lenders then having in the aggregate more than 66-2/3% of the aggregate Commitments, and (b) if any Loans are then outstanding, Lenders then holding in the aggregate more than 66-2/3% of the aggregate outstanding principal amount of all of the Loans.

         "RESTRICTED PAYMENTS" means, in relation to Citicasters and its
Subsidiaries:

                 (a) any payment, prepayment, distribution, loan, advance, Investment or Sale by Citicasters or by any Citicasters Subsidiary in connection with or pursuant to any Affiliate Transaction described in CLAUSE (a), (b), (c), (e) or (f) of the definition "AFFILIATE TRANSACTION";

                 (b) any declaration or payment by Citicasters or its Subsidiaries of any dividends or other distributions on account of, or any payment or other distribution by Citicasters or its Subsidiaries on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any shares of Capital Stock of Citicasters or its Subsidiaries or any shares of Capital Stock of any other Citicasters Affiliate;

                 (c) any payment or prepayment by Citicasters or its Subsidiaries (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution on account of the redemption, repurchase, defeasance or other acquisition for value of, (i) any Indebtedness of Citicasters (whether or not such Indebtedness is subordinated to the Obligations) or of any other Citicasters Affiliate, (ii) any Indebtedness of any Citicasters Subsidiary which is subordinated to the Obligations, or (iii) any Indebtedness of any Citicasters Subsidiary to any Citicasters Affiliate;

                 (d) any loan or advance by Citicasters or its Subsidiaries to, or any other Investment by Citicasters or its Subsidiaries in, Citicasters, any other Citicasters Affiliate or any holder of any Indebtedness described inCLAUSE (C) of this definition; and

                 (e) any Sale by Citicasters or its Subsidiaries of all or any part of its Property to, or for the direct or indirect benefit of, Citicasters or any other Citicasters Affiliate.

For the purposes of this Agreement and the other Loan Documents, the term "RESTRICTED PAYMENTS" shall not include any salaries, bonuses or advances to employees made by any of the Principal Companies or their Subsidiaries in the ordinary course of its business.

         "SEC" means the Securities and Exchange Commission.

         "SALE" means any sale, lease, conveyance, exchange, swap, trade, transfer, assignment, pledge, hypothecation or other disposition of any Property.

         "SECURED PARTIES" means, collectively, the Agents and the Lenders.

     "SECURITIES" means any Capital Stock, partnership interests, voting trust certificates, bonds, debentures, notes or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any Instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITY AGREEMENT" means the Security Agreement, substantially in the form of EXHIBIT G attached hereto, to be executed and delivered by each of the Transaction Parties on or prior to the Closing Date in favor of the Collateral Agent for the benefit of the Secured Parties.

     "SECURITY INSTRUMENT" means any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, or other agreement or Instrument, or any amendment or supplement to any thereof, providing for, evidencing or perfecting any Lien.

     "SINGLE EMPLOYER PLAN" means any Plan other than a Multiemployer Plan.

     "SOLVENCY CERTIFICATE" is defined in SECTION 6.1.9.

     "SPECIAL COVENANT CONDITIONS" means, in relation to any date on which any Indebtedness is to be created, incurred or assumed, any Investment is to be made, any Restricted Payment is to be made or declared, any Affiliate Transaction is to be entered into or completed, any Sale or Acquisition is to be made or completed, or any Capital Stock is to be issued or sold, in each case by Citicasters or any of its Subsidiaries, each of the following conditions:

          (a) no Default shall have occurred and be continuing on or as of such date;

          (b) no Default shall occur or shall be continuing immediately after giving effect to the creation, incurrence or assumption of such Indebtedness, the making of any such Investment, the declaration or making of any such Restricted Payment, the entering into or completion of any such Affiliate Transaction, the completion of any such Sale or Acquisition, or the issuance or Sale of any such Capital Stock; and

          (c)  no breach of any of the financial covenants set forth in SECTION
     8.2.4 would have occurred as at the end of the Reference Period ending immediately prior to the date of completion of such transaction had such financial covenants been calculated for such Reference Period as if such transaction were completed immediately prior to the beginning of such Reference Period.

     "SUBSIDIARY" means, in relation to any Person (in this paragraph called the "parent") at any time, any corporation, partnership or other Person (a) of which shares of Capital Stock, partnership interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other Person, or representing a majority of the equity interests in such corporation, partnership or other Person, are at the time owned, controlled or held, directly or indirectly, by the parent, or (b) the management of which is otherwise controlled, directly or indirectly, by the parent.

     "SUBSIDIARY GUARANTY" means a guaranty agreement, in or substantially in the form of EXHIBIT I attached hereto, to be executed and delivered by Subsidiaries of Citicasters in favor of the Collateral Agent and for the benefit of the Secured Parties in compliance with the terms of SECTION 8.1.9(a).

     "TAX SHARING AGREEMENT" means the Agreement of Allocation of Payment of Federal Income Taxes, dated as of October 2, 1987, as supplemented as of October 7, 1987, among Citicasters and its Subsidiaries.

     "TAXES" is defined in SECTION 3.7.

     "TRANCHE" is defined in SECTION 4.1.

     "TRANSACTION PARTIES" means, collectively, (a) the Principal Companies and
(b) each of the other Subsidiaries of any Principal Company that shall, at the time of determination or reference, be a party to or bound by any Subsidiary Guaranty or any Collateral Document.

     "TRANSFER EFFECTIVE DATE" is defined in SECTION 11.2.1.

     "TRANSFEREE" is defined in SECTION 11.3.

     "TURNAROUND STATION" means any radio Broadcasting Station (a) that is acquired by any of the Principal Companies or their Subsidiaries at any time after the date hereof, and (b) the broadcast cash flow of which, determined for the 12-month period most recently ended prior to the date of Acquisition, is $200,000 or less; PROVIDED, HOWEVER, that (i) for purposes of determining whether a radio Broadcasting Station is a Turnaround Station at the date of the Acquisition thereof, the broadcast cash flow of such radio Broadcasting Station for the 12-month period most recently ended prior to the date of Acquisition shall be adjusted to reflect the elimination of any operating, overhead or other expenses for such Broadcasting Station which the Principal Companies reasonably believe will not be incurred by such Broadcasting Station following the Acquisition, (ii) if following the Acquisition of a Turnaround Station, the broadcast cash flow of such station, for any 12-month period ending after the date of the Acquisition, exceeds 12.5% of the aggregate value of all Investments made by any of the Principal Companies or their Subsidiaries in such Turnaround Station in connection with the Acquisition thereof, then such station shall thereafter cease to be a "TURNAROUND STATION" for purposes of this Agreement, and (iii) for purposes of determining the aggregate value of all Investments by the Principal Companies and their Subsidiaries in all Turnaround Stations, there shall be deducted in respect of all such Investments all Net Disposition Proceeds received by Citicasters and its Subsidiaries from the Sale of Turnaround Stations after the date hereof.

     "TYPE" means, relative to (a) any Loan, either a Facility A Revolving Loan or a Facility B Revolving Loan; and (b) the outstanding principal amount of all or any portion of any Facility A Revolving Loan or Facility B Revolving Loan, the portions thereof, if any, being maintained as a Base Rate Tranche or a Eurodollar Tranche, as the case may be.

"UNUSED FACILITY A COMMITMENT AMOUNT" means, for any period (of one or more days), the average daily amount for such period by which

          (a) the Facility A Commitment Amount on each day during such period

     EXCEEDS
_____
          (b) the aggregate principal amount of all Facility A Revolving Loans outstanding on each such day.

"UNUSED FACILITY B COMMITMENT AMOUNT" means, for any period (of one or more days), the average daily amount for such period by which

          (a) the Facility B Commitment Amount on each day during such period EXCEEDS

          (b) the aggregate principal amount of all Facility B Revolving Loans outstanding on each such day. SECTION 1.2. USE OF DEFINED TERMS. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Notes, the Disclosure Schedule, each of the other Loan Documents and each notice or other communication delivered from time to time in connection with this Agreement or any Instrument executed pursuant hereto.

     SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement or in any of the other Loan Documents to any ARTICLE or SECTION are references to such ARTICLE or SECTION of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any ARTICLE, SECTION or definition to any PARAGRAPH or CLAUSE are references to such PARAGRAPH or CLAUSE of such SECTION, ARTICLE or definition.

     SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purposes of this Agreement such determination or calculation shall, to the extent applicable, be made in accordance with generally accepted accounting principles ("GAAP").

     SECTION 1.5. GENERAL PROVISIONS RELATING TO DEFINITIONS. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term.

Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any Instrument defined in this Agreement refer to such Instrument as originally executed or, if subsequently amended or supplemented from time to time, as so amended or supplemented and in effect at the relevant time of reference thereto.

                                   ARTICLE II

                                  COMMITMENTS

     SECTION 2.1. COMMITMENTS. Subject to the terms and conditions of this Agreement (including ARTICLE VI):

          (a) each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Facility A Commitment Termination Date, make loans (relative to each Lender, its "FACILITY A REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate principal amount of the Facility A Revolving Loans requested by the Borrower pursuant to SECTION 3.1; PROVIDED, HOWEVER, that no Lender shall be permitted or required to make any Facility A Revolving Loan if, after giving effect to the making of such Facility A Revolving Loan, the aggregate principal amount of all Facility A Revolving Loans outstanding from

               (i) all Lenders would exceed the Facility A Commitment Amount then in effect, or

               (ii) such Lender would exceed its Percentage of the Facility A Commitment Amount then in effect; and


          (b) each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Facility B Commitment Termination Date, make loans (relative to each Lender, its "FACILITY B REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate principal amount of the Facility B Revolving Loans requested by the Borrower pursuant to SECTION 3.1; PROVIDED, HOWEVER, that no Lender shall be permitted or required to make any Facility B Revolving Loan if, after giving effect to the making of such Facility B Revolving Loan, the aggregate principal amount of all Facility B Revolving Loans then outstanding from

               (i) all Lenders would exceed the Facility B Commitment Amount then in effect, or

               (ii) such Lender would exceed its Percentage of the Facility B Commitment Amount then in effect.

Subject always to the terms and conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Facility A Revolving Loans pursuant to the Facility A Commitments and Facility B Revolving Loans pursuant to the Facility B Commitments.

     SECTION 2.2. COMMITMENT AMOUNTS. The aggregate amount of all of the Commitments shall be as set forth in this Section.

     SECTION 2.2.1. FACILITY A COMMITMENT AMOUNT. The maximum aggregate principal amount ("FACILITY A COMMITMENT AMOUNT") of all Facility A Commitments for all Lenders on any date during each period shown in the table below ("COMMITMENT PERIOD") shall be the amount shown below opposite such Commitment
Period:

                  COMMITMENT PERIOD        FACILITY A COMMITMENT AMOUNT
                  -----------------        ----------------------------
                 09/30/94 - 03/30/98               $125,000,000
                 03/31/98 - 06/29/98               $117,500,000
                 06/30/98 - 09/29/98               $110,000,000
                 09/30/98 - 12/30/98               $102,500,000
                 12/31/98 - 03/30/99               $95,000,000
                 03/31/99 - 06/29/99               $87,500,000
                 06/30/99 - 09/29/99               $80,000,000
                 09/30/99 - 12/30/99               $72,500,000
                 12/31/99 - 03/30/00               $65,000,000
                 03/31/00 - 06/29/00               $57,500,000
                 06/30/00 - 09/29/00               $50,000,000
                 09/30/00 - 12/30/00               $42,500,000
                 12/31/00 - 03/30/01               $35,000,000
                 03/31/01 - 06/29/01               $27,500,000
                 06/30/01 - 09/29/01               $20,000,000
                 09/30/01 - 12/30/01               $12,500,000
                  12/31/01 and thereafter              -0-

The Facility A Commitments shall in any event terminate in full and the Facility A Commitment Amount shall be reduced to zero on the Facility A Commitment Termination Date. The Facility A Commitment Amount from time to time in effect during each Commitment Period shown in the table above shall be subject to permanent reduction, automatically and without further action:

          (a) by the aggregate principal amount of each voluntary permanent reduction of the Facility A Commitment Amount made by the Borrower from time to time after the Closing Date; PROVIDED, HOWEVER, that

               (i) each such permanent reduction of the Facility A Commitment Amount shall require at least three Business Days' prior notice to the Administrative Agent and shall be permanent, and any partial reduction of such amount shall be in a minimum amount of $2,500,000 or in an integral multiple of $500,000 in excess thereof, and

               (ii) no such permanent reduction of the Facility A Commitment Amount may be made by the Borrower if, after giving effect to such reduction, the Facility A Commitment Amount would be reduced to an amount which is less than the aggregate principal amount of all Facility A Revolving Loans then outstanding;

          (b)  on any date on which the Borrower shall, pursuant to SUBCLAUSE
     (I) of CLAUSE (C) of SECTION 3.3.2, be required to make a mandatory prepayment in respect of Facility A Revolving Loans as a result of the receipt by Citicasters or any of its Subsidiaries of any Proceeds, by an amount equal to the amount of such prepayment so required to be made; and

          (c)  on any date on which the Borrower shall, pursuant to SUBCLAUSE
     (II) of CLAUSE (D) of SECTION 3.3.2, be required to make a mandatory prepayment in respect of Facility A Revolving Loans, by an amount equal to the amount of such prepayment so required to be made.

If the Facility A Commitment Amount shall, during any Commitment Period shown in the table above, become subject to permanent reduction pursuant to CLAUSE
(A), (B) or (C), then the Facility A Commitment Amount then in effect for such Commitment Period and the Facility A Commitment Amount then in effect for each subsequent Commitment Period shall, automatically and without further action, be reduced by the amount of such permanent reduction.

     SECTION 2.2.2. FACILITY B COMMITMENT AMOUNT. The maximum aggregate principal amount ("FACILITY B COMMITMENT AMOUNT") of all Facility B Commitments for all Lenders on any date on or prior to the Facility B Commitment Termination Date shall be $25,000,000. The Facility B Commitments shall in any event terminate in full and the Facility B Commitment Amount shall be reduced to zero on the Facility B Commitment Termination Date. The Facility B Commitment Amount from time to time in effect shall be subject to permanent reduction, automatically and without further action, by the aggregate principal amount of each voluntary permanent reduction of the Facility B Commitment Amount made by the Borrower from time to time after the Closing Date; PROVIDED, HOWEVER, that

               (a) each such permanent reduction of the Facility B Commitment Amount shall require at least three Business Days' prior notice to the Administrative Agent and shall be permanent, and any partial reduction of such amount shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 in excess thereof, and

               (b) no such permanent reduction of the Facility B Commitment Amount may be made by the Borrower if, after giving effect to such reduction, the Facility B Commitment Amount would be reduced to an amount which is less than the aggregate principal amount of all Facility B Revolving Loans then outstanding.

     SECTION 2.3. COMMITMENTS SEVERAL. The failure of any Lender to make any Loan hereunder shall not relieve any other Lender of its obligation (if any) to make a Loan, but no Lender shall be responsible for the failure of any other Lender to make a Loan required to be made by such other Lender.

                                  ARTICLE III

                                LOANS AND NOTES

     SECTION 3.1. BORROWING PROCEDURE. Loans shall be made by Lenders in accordance with this Section.

     SECTION 3.1.1. REQUESTS FOR BORROWING. By delivering to the Administrative Agent a Loan Request on or before 10:00 a.m., Boston time, the Borrower may

          (a) from time to time request, on not less than one nor more than five Business Days' notice for Base Rate Tranches (or not less than three nor more than five Business Days' notice for Eurodollar Tranches), that Facility A Revolving Loans be made by the Lenders in a minimum aggregate original principal amount of $2,000,000, or any integral multiple of $500,000 in excess thereof, on the Drawdown Date (which must be a Business
     Day) specified in such Loan Request, and

          (b) from time to time request, on not less than one nor more than five Business Days' notice for Base Rate Tranches (or not less than three nor more than five Business Days' notice for Eurodollar Tranches), that Facility B Revolving Loans be made by the Lenders in a minimum amount of $500,000, or any integral multiple of $100,000 in excess thereof, on the Drawdown Date (which must be a Business Day) specified in such Loan Request.

The Administrative Agent shall promptly notify the Lenders of the receipt of any such Loan Request. Subject to the terms and conditions of this Agreement, on or before 12:00 p.m., Boston time, on the Drawdown Date specified in the Loan Request, each Lender shall provide the Administrative Agent with funds in an amount equal to such Lender's Percentage of the requested Loans, by transferring same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Lenders. The proceeds of each Borrowing shall be made available by the Administrative Agent to the Borrower on the Drawdown Date specified in the Loan Request by wire transferring such funds in such amount or causing such funds in such amount to be wire transferred to such account of the Borrower, or to such designees of the Borrower, as shall be designated by the Borrower to the Administrative Agent in the Loan Request therefor. Each request for Loans made pursuant to this SECTION 3.1.1 shall constitute the representation and warranty of the Principal Companies made to the Agents and the Lenders that all of the applicable conditions contained in ARTICLE VI will, after giving effect to such Loans, be satisfied and the making available of such Loans to the Borrower shall be subject to the satisfaction of the applicable conditions of ARTICLE VI.

     SECTION 3.1.2. FUNDING RELIANCE FOR LOANS. With respect to any Loans, unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of such Loan at the Administrative Agent's address specified pursuant to SECTION 12.2 that such Lender does not intend to make available to the Administrative Agent all or any portion of such Lender's Percentage of the Loans to be made by such Lender on such date, the Administrative Agent may (but shall not be obligated to) assume that such Lender has made such amount available to the Administrative Agent on that date, and, in reliance on such assumption, the Administrative Agent may make available to the Borrower a corresponding amount. If any such amount referred to in the preceding sentence of this SECTION 3.1.2 is made available by such Lender to the Administrative Agent on a date after the date of such Loan, such Lender shall pay to the Administrative Agent (for its account) on demand interest on such amount at a rate of interest equal to, for the first three Business Days following the date on which the Administrative Agent made such amounts available to the Borrower, the daily average Federal Funds Rate and, thereafter, at the Alternate Base Rate plus 1-1/2%. A statement of the Administrative Agent submitted to any Lender with respect to any amounts owing under this SECTION 3.1.2 shall be conclusive in the absence of manifest error. If such amount is not in fact made available to the Administrative Agent by such Lender within three Business Days after the date of such Loan, the Administrative Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans, upon demand, from the Lender. Nothing in this SECTION 3.1.2 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower or the Administrative Agent may have against any Lender as a result of any default by that Lender hereunder.

     SECTION 3.2.  NOTES.

          (a) All Facility A Revolving Loans made by each Lender shall be evidenced by a promissory note of the Borrower, dated as of the Closing Date, and in or substantially in the form of EXHIBIT A attached hereto (as amended, endorsed, replaced or otherwise modified from time to time, such Lender's "FACILITY A REVOLVING NOTE"), payable to the order of such Lender in a face amount equal to such Lender's Percentage of the Facility A Commitment Amount in effect on the Closing Date.

          (b) All Facility B Revolving Loans made by each Lender shall be evidenced by a promissory note of the Borrower, dated as of the Closing Date, and in or substantially in the form of EXHIBIT B attached hereto (as amended, endorsed, replaced or otherwise modified from time to time, such Lender's "FACILITY B REVOLVING NOTE"), payable to the order of such Lender in a face amount equal to such Lender's Percentage of the Facility B Commitment Amount in effect on the Closing Date.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on a continuation of such grid attached to any such Note and made a part thereof), which notations, if made, shall evidence, among other things, the date of, the outstanding principal of, payments on and the interest rate (including any conversions thereof pursuant to SECTION 4.2.) and Interest Period, if any, applicable from time to time to, the Loans evidenced thereby. Any such notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Loans shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such information on such grid (or on such continuation) shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

     SECTION 3.3. PRINCIPAL PAYMENTS. Repayments and prepayments of principal of the Loans shall be made in accordance with this SECTION.

     SECTION 3.3.1. REPAYMENTS. The Borrower promises to make payment in full of all of the unpaid principal of each Loan at the final Maturity thereof. All of the Obligations evidenced by the Facility A Revolving Notes shall, if not sooner paid, be in any event due and payable in full on The Facility A Commitment Termination Date. All of the Obligations evidenced by the Facility B Revolving Notes shall, if not sooner paid, be in any event due and payable in full on The Facility B Commitment Termination Date.

     SECTION 3.3.2.  FACILITY A REVOLVING LOAN PREPAYMENTS.  The Borrower:

          (a) VOLUNTARY PREPAYMENTS. May, from time to time on any Business Day (without premium or penalty, except as may be required by SECTION 4.8), make a voluntary prepayment, in whole or in part, of the then aggregate outstanding principal amount of all Facility A Revolving Loans; PROVIDED, HOWEVER, that

               (i) all such voluntary prepayments shall require at least one (and no more than five) Business Days' prior notice as to prepayments of Base Rate Tranches, and at least three (and no more than five) Business Days' prior notice as to prepayments of Eurodollar Tranches, in each case to the Administrative Agent (which will promptly notify the Lenders thereof); and

               (ii) all such voluntary prepayments in part shall be in a minimum aggregate principal amount of $2,500,000 or in an integral multiple of $500,000 in excess thereof;

          (b) CERTAIN MANDATORY PREPAYMENTS. Shall, on each Business Day when any reduction in the Facility A Commitment Amount shall become effective pursuant to SECTION 2.2.1, make a mandatory prepayment of the then aggregate outstanding principal amount of all Facility A Revolving Loans equal to the excess, if any, of

               (i) the then aggregate outstanding principal amount of all Facility A Revolving Loans,

     OVER
_____

               (ii)  the Facility A Commitment Amount as so reduced;

          (c) APPLICATION OF PROCEEDS. Shall, in the event that Citicasters or any of its Subsidiaries receives, at any time after the date hereof, any Proceeds (whether Net Debt Proceeds, Net Disposition Proceeds or Net Securities Proceeds), make a mandatory prepayment of the then aggregate outstanding principal amount of all Facility A Revolving Loans in the amount, at the time and on the other terms specified by:

               (i) the following provisions (and a simultaneous permanent reduction of the Facility A Commitment Amount shall be required in connection with each such mandatory prepayment):

                    (A) SUBCLAUSE (ix)(c)(1) of SECTION 8.2.2(e), in the case of the receipt of certain Net Debt Proceeds;

                    (B) SUBCLAUSE (ii) of SECTION 8.2.7(c), in the case of the receipt of certain Net Disposition Proceeds from Other TV Station Sales;

                    (C) SUBCLAUSE (ii)(b)(1) of SECTION 8.2.7(d), in the case of the receipt of Net Disposition Proceeds from the Sale of radio Broadcasting Stations;

                    (D) SUBCLAUSE (iii)(a) of SECTION 8.2.7(e), in the case of the Sale of certain other Property; and

                    (E) SUBCLAUSE (iii)(d)(1) of SECTION 8.2.11(b), in the case of the receipt of Net Securities Proceeds from the issue and Sale of certain Permitted Capital Stock; and

               (ii) the following provisions (no reduction of the Facility A Commitment Amount shall be required in connection with any such prepayment):

                    (A) SUBCLAUSE (ii) of SECTION 8.2.7(b), in the case of the receipt of Net Disposition Proceeds from the Sale of WBRC in Birmingham, Alabama;

                    (B) SUBCLAUSE (i) of SECTION 8.2.7(c), in the case of the receipt of certain Net Disposition Proceeds from Other TV Station Sales;

                    (C) SUBCLAUSE (i)(b)(1) of Section 8.2.7(d), in the case of the receipt of Net Disposition Proceeds from the Sale of radio Broadcasting Stations; and

                    (D) SUBCLAUSE (ii)(d)(1) of SECTION 8.2.11(b), in the case of the receipt of Net Securities Proceeds from the issue and Sale of certain Permitted Capital Stock; and

          (d) EXCESS CASH FLOW. Shall, on March 31 of each fiscal year, beginning on March 31, 1995, make a mandatory prepayment of the then aggregate outstanding principal amount of all Facility A Revolving Loans in an amount:

               (i) in the case of prepayments required to be made on March 31 of each of 1995, 1996 and 1997, determined in accordance with the following provisions (no reduction of the Facility A Commitment Amount shall be required in connection with any such prepayment on any such prepayment date):

                    (A) if the Leverage Ratio for the fiscal year of Citicasters (in this SUBCLAUSE (i), called the "REFERENCE YEAR") immediately preceding the fiscal year in which such prepayment date falls is greater than 4.75:1.00, then the amount of such mandatory prepayment shall be equal to the least of: (1) 100% of the Excess Cash Flow for such Reference Year less the aggregate principal amount of all Facility B Revolving Loans subject to mandatory prepayment on such prepayment date pursuant to CLAUSE
               (c)(i) of SECTION 3.3.3; (2) the Leverage Ratio Adjustment for such Reference Year; or (3) the aggregate principal amount of all Facility A Revolving Loans outstanding on such prepayment date; and

                    (B) if the Leverage Ratio for such Reference Year is equal to or less than 4.75:1.00, then no such mandatory prepayment shall be required on such prepayment date; and

               (ii) in the case of prepayments required to be made on March 31 of each year after 1997, determined in accordance with the following provisions (and a simultaneous permanent reduction of the Facility A Commitment Amount shall be required in connection with each such mandatory prepayment on any such prepayment date):

                    (A) if the Leverage Ratio for the fiscal year of Citicasters (in this SUBCLAUSE (ii) called the "REFERENCE YEAR") immediately preceding the fiscal year in which such prepayment date falls is greater than 4.75:1.00, then the amount of such mandatory prepayment shall be equal to the least of: (1) 50% of the Excess Cash Flow for such Reference Year; (2) the Leverage Ratio Adjustment for such Reference Year; or (3) the aggregate principal amount of all Facility A Revolving Loans outstanding on such prepayment date; and

                    (B) if the Leverage Ratio for such Reference Year is equal to or less than 4.75:1.00, then no such mandatory prepayment shall be required on such prepayment date.

Each prepayment of any Facility A Revolving Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.8. All voluntary prepayments of the Facility A Revolving Loans shall be in addition to, and shall not constitute a credit toward, other prepayments required to be made by the Borrower under CLAUSE (b), (c) or dD) of this
SECTION 3.3.2; and any mandatory prepayments made by the Borrower under any of CLAUSE (b), (c) or (d) of this SECTION 3.3.2 shall be in addition to, and shall not constitute a credit toward, prepayments required to be made by the Borrower under any other of such CLAUSES. Voluntary prepayments of any Eurodollar Tranches shall only be made at the end of the Interest Periods applicable thereto, unless all losses and expenses referred to in SECTION 4.8 shall be paid by the Borrower to the Administrative Agent concurrently with such prepayments.

     SECTION 3.3.3.  FACILITY B REVOLVING LOAN PREPAYMENTS.  The Borrower:

          (a) VOLUNTARY PREPAYMENTS. May, from time to time on any Business Day (without premium or penalty, except as may be required by SECTION 4.8), make a voluntary prepayment, in whole or in part, of the then aggregate outstanding principal amount of all Facility B Revolving Loans; PROVIDED, HOWEVER, that

               (i) all such voluntary prepayments shall require at least one (and no more than five) Business Days' prior notice as to prepayments of Base Rate Tranches, and at least three (and no more than five) Business Days' prior notice as to prepayments of Eurodollar Tranches, in each case to the Administrative Agent (which will promptly notify the Lenders thereof); and

               (ii) all such voluntary prepayments in part shall be in a minimum aggregate principal amount of $1,000,000 or in an integral multiple of $500,000 in excess thereof;

          (b) CERTAIN MANDATORY PREPAYMENTS. Shall, on each Business Day when any reduction in the Facility B Commitment Amount shall become effective pursuant to SECTION 2.2.2, make a mandatory prepayment of the then aggregate outstanding principal amount of all Facility B Revolving Loans equal to the excess, if any, of

               (i) the then aggregate outstanding principal amount of all Facility B Revolving Loans,

     OVER
           (ii)  the Facility B Commitment Amount as so reduced; and

          (c) EXCESS CASH FLOW. Shall, on March 31 of each of 1995, 1996 and 1997, make a mandatory prepayment of the then aggregate outstanding principal amount of all Facility B Revolving Loans in an amount determined in accordance with the following provisions (no reduction of the Facility B Commitment Amount shall be required in connection with any such prepayment on any such prepayment date):

               (i) if the Leverage Ratio for the fiscal year of Citicasters (in this CLAUSE (c) called the "REFERENCE YEAR") immediately preceding the fiscal year in which such prepayment date falls is greater than 4.75:1.00, then the amount of such mandatory prepayment shall be equal to the least of: (A) 100% of the Excess Cash Flow for such Reference Year; (B) the Leverage Ratio Adjustment for such Reference Year; or (C) the aggregate principal amount of all Facility B Revolving Loans outstanding on such prepayment date; and

               (ii) if the Leverage Ratio for such Reference Year is equal to or less than 4.75:1.00, then no such mandatory prepayment shall be required on such prepayment date.

Each prepayment of any Facility B Revolving Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.8. All voluntary prepayments of the Facility B Revolving Loans shall be in addition to, and shall not constitute a credit toward, other prepayments required to be made by the Borrower under CLAUSE (b) or (c) of this SECTION 3.3.3; and any mandatory prepayments made by the Borrower under either of CLAUSE (b) or (c) of this SECTION 3.3.3 shall be in addition to, and shall not constitute a credit toward, prepayments required to be made by the Borrower under the other of such CLAUSES. Voluntary prepayments of any Eurodollar Tranches shall only be made at the end of the Interest Periods applicable thereto, unless all losses and expenses referred to in SECTION 4.8 shall be paid by the Borrower to the Administrative Agent concurrently with such prepayments.

     SECTION 3.4. INTEREST PAYMENTS. The Borrower shall make payments of interest in accordance with this Section.

     SECTION 3.4.1. INTEREST RATES. The Borrower hereby absolutely and unconditionally promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a) on any portion of such Loan that constitutes a Base Rate Tranche, at a rate per annum equal to the Alternate Base Rate from time to time in effect PLUS the Alternate Base Rate Margin in effect at such time; and

          (b) on any portion of such Loan that constitutes a Eurodollar Tranche, at a rate per annum equal to the Eurodollar Rate (Reserved Adjusted) applicable to each Interest Period for such Tranche plus the Eurodollar Rate Margin in effect at such time;

PROVIDED, that in no event shall the rate of interest on any Tranche exceed the maximum rate permitted by Applicable Law.

     SECTION 3.4.2. INTEREST ON OVERDUE AMOUNTS. The Borrower will, on demand, pay interest on any overdue principal of any of the Loans, and, to the maximum extent permitted by Applicable Law, on any overdue interest, fees or other sums owing to any Agent or any Lender at a rate per annum that is at all times equal to the sum of (a) the highest rate per annum applicable to any Tranche determined in accordance with SECTION 3.4.1, PLUS (b) two percent (2%).

     SECTION 3.4.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication, on:

          (a)  the Maturity of such Loan;

          (b) with respect to the outstanding principal amount of all Base Rate Tranches, on each Quarterly Payment Date;

          (c) with respect to the outstanding principal amount of all Eurodollar Tranches, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the last day of each three-month period occurring during such Interest Period);

          (d) with respect to that portion of the outstanding principal amount of Loans converted into Base Rate Tranches or Eurodollar Tranches on a day when interest would not otherwise have been payable pursuant to CLAUSE (B) or (C), the date of such conversion; and

          (e)  with respect to any portion of any Loans prepaid pursuant to
     SECTION 3.3.2 or SECTION 3.3.3, the date of such prepayment.

Interest accrued pursuant to SECTION 3.4.2 on any overdue principal of any of the Loans, and, to the extent permitted by Applicable Law, on any overdue interest, fees or other sums, shall be payable upon demand and, in any event, on the last Business Day of each month.

     SECTION 3.5.  FEES.

     SECTION 3.5.l. CLOSING FEES. The Borrower shall pay to the Administrative Agent on the Closing Date, for the account of each Lender, closing fees (the "CLOSING FEES") equal to 1/4 of 1% (.25%) of the amount of the Facility A Commitment of such Lender in effect on the Closing Date and 1/4 of 1% (.25%) of the amount of the Facility B Commitment of such Lender in effect on the Closing Date.

     SECTION 3.5.2. COMMITMENT FEES. The Borrower shall pay to the Administrative Agent, for the account of each Lender, fees ("COMMITMENT FEES") on (a) the amount of such Lender's unused Facility A Commitment during the period commencing on the date hereof and ending on the Facility A Commitment Termination Date, and (b) the amount of such Lender's unused Facility B Commitment during the period commencing on the date hereof and ending on the Facility B Commitment Termination Date. The Commitment Fees shall be payable by the Borrower to each Lender for each calendar quarter ending after the date hereof and (i) shall be computed on such Lender's Percentage of each of the Unused Facility A Commitment Amount and the Unused Facility B Commitment Amount for such calendar quarter at the annual rate in each case equal to the Applicable Commitment Fee Rate for such calendar quarter, and (ii) shall be payable in arrears on each Quarterly Payment Date, and, in the case of the Facility A Commitments, on the Facility A Commitment Termination Date, and, in the case of the Facility B Commitments, on the Facility B Commitment Termination Date.

     SECTION 3.5.3. AGENTS FEE. The Borrower shall pay to the Administrative Agent, for the account of the Agents on the Closing Date, agents fees ("AGENTS FEES"), in accordance with the terms of the Agents Fee Letter. Each payment of the Agents Fees, Commitment Fees and Closing Fees shall be non-refundable.

       SECTION 3.6.  MAKING AND PRORATION OF PAYMENTS; COMPUTATIONS; ETC.

     SECTION 3.6.1. MAKING OF PAYMENTS. All payments of principal of and interest on the Notes, and all payments of Fees and other sums payable under the Loan Documents, shall be made by the Principal Companies to the Administrative Agent in immediately available funds at its Domestic Office not later than noon, Boston time, on the date due, and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender or Agent its share (if any) of all such payments received in collected funds by the Administrative Agent. All payments under SECTIONS 4.5, 4.8, 12.3 and 12.4 shall be made by the Principal Companies directly to the Agents or Lenders entitled thereto. Each payment of principal shall be applied to such Tranches as the Borrower shall direct by notice to be received by the Administrative Agent on or before the date of payment, or, in the absence of such notice, as the Administrative Agent shall determine in its discretion. Concurrently with its remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

     SECTION 3.6.2. SETOFF. Each Principal Company agrees that each Agent and each Lender shall have all rights of set-off and bankers' lien provided by Applicable Law, and in addition thereto, each Principal Company agrees that if at any time any payment or other amount owing by such Principal Company under this Agreement is then due to any Agent or any Lender, such Agent or Lender may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of such Principal Company then or thereafter deposited or held by such Person.

     SECTION 3.6.3. PRORATION OF PAYMENTS. If any Lender or other holder of a Note shall obtain by payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) of principal of or interest on any Note in excess of its Ratable share of payments and other recoveries obtained by all Lenders or other holders of Notes (other than in respect of an Affected Tranche), such Lender or other holder shall purchase from the other Lenders or holders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender or other holder to share the excess payment or other recovery Ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender or holder, the purchase of such participation shall be rescinded and the purchase price restored to the extent of such recovery. Each of the Principal Companies agrees that any Lender or other holder of a Note so purchasing a participation from another Lender or holder pursuant to this SECTION shall be entitled to all rights of set-off and bankers' lien with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.

     SECTION 3.6.4. DUE DATE EXTENSION. If any payment of principal of or interest on any of the Notes, or any payment of any Fees or other sums payable under the Loan Documents, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of interest due on the principal amount of any Eurodollar Tranche, such next following Business Day is the first day of a calendar month, in which case such due date shall be the immediately preceding Business Day), and additional interest and Commitment Fees shall accrue and be payable for the period of such extension.

     SECTION 3.6.5. NOTICE OF CHANGES IN ALTERNATE BASE RATE; NOTICE OF EURODOLLAR RATES. Changes in the rate of interest on any Base Rate Tranches shall take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent shall give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrower and each Lender. Each determination of the Alternate Base Rate and the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error. The Administrative Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder. Each Reference Lender agrees to furnish to the Administrative Agent timely information for determining the applicable Eurodollar Rate. If any one or more of the Reference Lenders shall fail to timely furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

     SECTION 3.6.6. COMPUTATIONS. Interest and Commitment Fees shall be computed based on the actual number of days elapsed and a year of 360 days.

     SECTION 3.6.7. RECORDKEEPING. Each Lender shall record in its records, or at its option on the grid attached to each of its Notes, the date and amount of each of the Loans made by such Lender, each repayment and prepayment thereof and, in the case of each Eurodollar Tranche, the principal amount thereof and the dates on which each Interest Period for such Tranche shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower or any Guarantor hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

     SECTION 3.7. TAXES. All payments of principal of and interest on the Notes and of all Fees and other sums payable hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes or other taxes, fees, duties, withholdings or charges of any nature whatsoever imposed by any Governmental Authority, but excluding franchise taxes imposed on any Lender and taxes imposed on any Lender measured by such Lender's net income or receipts imposed by the jurisdiction where such Lender's principal lending office is located (all non-excluded items being called "TAXES"). If any withholding or deduction from any such payment to be made hereunder or under any of the other Loan Documents is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower or other Transaction Party obligated to make such payment will:

          (a) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Administrative Agent and each affected Lender an official receipt or other documentation satisfactory to the Administrative Agent evidencing that the Borrower or other Transaction Party obligated to make such payment has made such payment to such Governmental Authority; and

          (c) pay to the Administrative Agent such additional amounts as are necessary to ensure that the net amount actually received by each Secured Party will equal the full amount such Secured Party would have received had no such withholding or deduction been required.

     Moreover, if any Taxes are directly asserted against any Secured Party with respect to any payment received by such Secured Party hereunder or under any of the other Loan Documents, such Secured Party may pay such Taxes and the Borrower or other Transaction Party obligated to make such payment will promptly pay such additional amounts (including any penalty, interest or expense) as are necessary in order that the net amount received by such Secured Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Secured Party would have received had such Taxes not been asserted.

     If any Transaction Party fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent when due any payments required by this SECTION 3.7 or any required receipts or other required documentary evidence, the Borrower or other Transaction Party shall indemnify the Secured Parties for any incremental Taxes, interest or penalties that may become payable by any Secured Party as a result of any such failure and shall promptly pay to the

Administrative Agent any amounts not paid when due to the Administrative Agent as required by this SECTION 3.7.

     SECTION 3.8. USE OF PROCEEDS. The Borrower covenants and agrees that the proceeds of all Loans made pursuant hereto will be applied:

          (a) in the case of Facility A Revolving Loans, towards (i) the implementation of Permitted Acquisitions, and (ii) the payment of cash dividends or the making of loans or advances, all of the proceeds of each of which are to be used and applied by Citicasters only for the purpose of making a payment or prepayment of or on account of, or a payment or distribution on account of the redemption, repurchase or other acquisition for value of, Citicasters 9-3/4% Notes in the aggregate face amount of $75,000,000; and

          (b) in the case of Facility B Revolving Loans, for general corporate purposes (including the purchase, redemption or other acquisition for value by Citicasters of Permitted Capital Stock of Citicasters, to the extent permitted by SECTION 8.2.6), and to pay costs and expenses incurred by the Principal Companies in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                                FUNDING OPTIONS

     SECTION 4.1. PRICING TRANCHES OF EACH LOAN. The outstanding principal amount of each Loan made by each Lender may be allocated among pricing tranches (individually, a "TRANCHE" and collectively, "TRANCHES") selected by the Borrower from time to time in accordance with SECTIONS 3.1, 4.2 and 4.3. Each Tranche shall be either a Base Rate Tranche or a Eurodollar Tranche (each a "TYPE" of Tranche), as the Borrower shall specify in the initial notice of borrowing pursuant to SECTION 3.1, or any Continuation/Conversion Notice pursuant to SECTION 4.2 or 4.3. All Base Rate Tranches, and all Eurodollar Tranches having the same Interest Period, may sometimes be referred to as a "GROUP" of Tranches.

     SECTION 4.2. CONVERSION PROCEDURES. Subject to the provisions of SECTION 4.4, the Borrower may convert all or any part of any outstanding Group of Tranches into a Group of Tranches of a different type by delivering a Continuation/Conversion Notice to the Administrative Agent not later than (a) in the case of conversion into a Base Rate Tranche, 9:30 A.M., Boston time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Tranche, 9:30 A.M., Boston time, at least three (3) Business Days prior to the proposed date of such conversion. Each such notice shall be irrevocable upon receipt by the Administrative Agent and shall specify the date and amount of such conversion, the Group of Tranches (or portion thereof) to be so converted, the type of Tranche to be converted into and, in the case of a conversion into a Eurodollar Tranche, the initial Interest Period therefor; PROVIDED, HOWEVER, that no Eurodollar Tranche shall be converted on any day other than the last day of its Interest Period. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Subject to the provisions of this SECTION 4.2 and SECTION 4.4, each Tranche shall be so converted on the requested date of conversion.

     SECTION 4.3.  CONTINUATION PROCEDURES.  Subject to the provisions of
SECTION 4.4, the Borrower may continue all or any part of any outstanding Group of Eurodollar Tranches for an additional Interest Period commencing upon the conclusion of the Interest Period then in effect for such Group of Eurodollar Tranches, by delivering a Continuation/Conversion Notice to the Administrative Agent not later than 9:30 A.M., Boston time, at least three (3) Business Days prior to the end of such then-current Interest Period. Each such notice shall be irrevocable upon receipt by the Administrative Agent and shall specify the amount to be so continued, the date of such continuation and the Interest Period therefor that is to commence upon the termination of the then-current Interest Period. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof.

     SECTION 4.4. LIMITATIONS ON INTEREST PERIODS AND CONTINUATION AND CONVERSION ELECTIONS. The Borrower's rights under SECTIONS 3.1, 4.2 and 4.3 shall be subject to the following limitations.

     SECTION 4.4.1. INTEREST PERIODS. Each Interest Period for a Eurodollar Tranche shall commence on the date the Loan is made, if applicable, or on the date such Tranche is converted from a Base Rate Tranche, or, in the case of a continuation, on the expiration of the immediately preceding Interest Period for such Eurodollar Tranche, and shall end on the date which is one, two, three or six months thereafter, as the Borrower may specify in the related notice of borrowing pursuant to SECTION 3.1, or Continuation/Conversion Notice pursuant to SECTION 4.2 or 4.3; PROVIDED, HOWEVER, that:

          (a) each Interest Period for a Eurodollar Tranche that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day);

          (b) the Borrower may not select any Interest Period for any principal of any Loan which would end after the Maturity of such principal;

          (c) absent the timely selection of a new Interest Period for a then outstanding Eurodollar Tranche, or any part thereof, such Eurodollar Tranche or such part, as the case may be, shall, immediately upon the expiration of such Interest Period, automatically and without further action, be converted into a Base Rate Tranche.

     SECTION 4.4.2. CONDITIONS PRECEDENT. No portion of the outstanding principal amount of any Loan may be continued as, or converted into, one or more Eurodollar Tranches unless, on and as of the requested date of continuation or conversion, all of the conditions precedent set forth in
SECTION 6.2 have been satisfied.

     SECTION 4.4.3.  OTHER LIMITATIONS.  At all times:

          (a) the aggregate principal amount of all Tranches of each Lender's Loans shall equal the aggregate outstanding principal amount of such Lender's Loans;

          (b) the aggregate principal amount of each Group of Eurodollar Tranches shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 in excess thereof;

          (c) the total number of Eurodollar Tranches in effect at any time shall not exceed twelve (12); and

          (d) each Lender shall at all times have a Ratable share of each Group of Tranches, EXCEPT for any Group of Base Rate Tranches that includes an Affected Tranche.

     SECTION 4.5.  INCREASED COSTS.

          (a) If (i) Regulation D of the F.R.S. Board, or (ii) after the date hereof, the adoption of any Applicable Law, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such Governmental
     Authority:

               (A) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Tranches, its Notes or its obligation to make Eurodollar Tranches available, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Tranches or any other amounts due under this Agreement in respect of its Eurodollar Tranches or its obligation to make Eurodollar Tranches available (except for changes in the rate of tax on the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or Eurodollar Office is located); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the F.R.S. Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or any Eurodollar Office of such Lender); or

               (C) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Tranches, its Notes or its obligation to make Eurodollar Tranches available;

     and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar

     Tranche, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Notes with respect thereto, then upon demand by such Lender, the Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

          (b) If any Lender shall reasonably determine that the adoption or phase-in of any Applicable Law regarding capital adequacy, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including, without limitation, such Lender's Commitments) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, phase-in, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

     SECTION 4.6. INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered to one or more Lenders in the relevant market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) the Required Lenders advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurodollar Tranches for such Interest Period, or that the maintaining or funding of Eurodollar Tranches has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects Eurodollar Tranches;

THEN the Administrative Agent shall promptly notify the Borrower and the Lenders thereof and, so long as such circumstances shall continue, (i) no Lender shall thereafter have any obligation to fund or make available Eurodollar Tranches and (ii) on the last day of the current Interest Period for any Eurodollar Tranche, such Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche.

     SECTION 4.7. CHANGES IN LAW RENDERING EURODOLLAR TRANCHES UNLAWFUL. In the event that the adoption or phase-in of any Applicable Law, or any change therein or in any existing Applicable Law or any change in the interpretation thereof by any Governmental Authority charged with the interpretation or administration thereof, shall make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to maintain or fund Eurodollar Tranches, then such Lender shall promptly notify the Borrower, the other Lenders and the Administrative Agent and, so long as such circumstances shall continue, (a) such Lender shall thereafter have no obligation to fund or make available Eurodollar Tranches (but shall fund Base Rate Tranches concurrently with the making of the Loans, or the continuation or conversion into Eurodollar Tranches by the Lenders which are not so affected, in each case in an amount equal to such Lender's Ratable share of all Eurodollar Tranches that would be funded at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for any Eurodollar Tranche of such Lender (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant Applicable
Law), such Eurodollar Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche. Each Base Rate Tranche funded by a Lender which, but for the circumstances described in the foregoing sentence, would have been a Eurodollar Tranche (an "AFFECTED TRANCHE") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Tranches of which such Affected Tranche would have been part absent such circumstances.

     SECTION 4.8. FUNDING LOSSES. The Borrower hereby agrees that, upon demand by any Lender, the Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or employment of deposits or other funds acquired by such Lender to maintain or fund any Eurodollar Tranche), as reasonably determined by such Lender, as a result of (a) any payment, repayment, prepayment or conversion of any Eurodollar Tranche of such Lender on a date other than the last day of an Interest Period for such Tranche (including any conversion pursuant to SECTION 4.7) or (b) any failure of the Borrower to borrow, continue or convert any Tranche on a date specified therefor in a notice of borrowing pursuant to
SECTION 3.1 or in any Continuation/Conversion Notice pursuant to SECTION 4.2 or 4.3.

     SECTION 4.9. RIGHT OF LENDERS TO FUND THROUGH OTHER OFFICES. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Tranche by causing the Eurodollar Office of such Lender to fund such Eurodollar Tranche, PROVIDED that in such event for the purposes of this Agreement such Tranche shall be deemed to have been funded by such Lender and the obligation of the Borrower to repay such Tranche shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Tranche, for the account of such Eurodollar Office.

     SECTION 4.10. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to maintain and fund all or any part of any of its Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder (including determinations of any net loss or expense under SECTION 4.8) shall be made as if such Lender had actually funded and maintained each Eurodollar Tranche during each Interest Period for such Tranche actually funded or requested by the Borrower to be funded through the purchase of a deposit on the first day of such Interest Period having a principal amount equal to the principal amount of such Tranche, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     SECTION 4.11. CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. Demands made by any Lender to the Borrower under SECTION 4.5 or 4.8 shall be accompanied by a statement setting forth the basis for the calculations of the amounts being claimed, and a copy of such statement shall be furnished to the Administrative Agent. Such statements, and all other determinations and statements of any Lender pursuant to SECTION 4.5, 4.6, 4.7 or 4.8, shall be conclusive absent manifest error. Lenders may use reasonable averaging and attribution methods in determining compensation under SECTIONS 4.5 and 4.8, and the provisions of such sections shall survive repayment or prepayment of any of the Loans, cancellation of the Notes and any termination of this Agreement.

                                   ARTICLE V

                                   GUARANTIES

     SECTION 5.1.  GUARANTY.

     SECTION 5.1.1. GUARANTY OF PAYMENT. Each of the Principal Companies (in their capacities as guarantors under this ARTICLE V, the "GUARANTORS") hereby absolutely, unconditionally and irrevocably guaranties to the Agents and the Lenders the full and punctual payment when due, whether at stated maturity, by scheduled repayment, required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), of each of the Obligations, in accordance with its terms, whether such Obligations are outstanding on the date of this Agreement or arise or are incurred at any time or times thereafter. The Guaranties hereby made constitute guaranties of payment when due and not of collection, and each of the Guarantors individually agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any rights, assert any claim or demand or enforce any remedy whatsoever against any Transaction Party before or as a condition to the obligations of the Guarantors hereunder. The liabilities and obligations of each of the Guarantors to the Agents and the Lenders under its respective Guaranty made hereunder shall be unlimited, and such liabilities and obligations are joint and several.

     SECTION 5.1.2. GUARANTY OF PERFORMANCE. Without prejudice to any of the obligations of the Guarantors to the Agents and the Lenders under SECTION 5.1.1, which obligations are absolute and unconditional, but as a separate undertaking on the part of the Guarantors, each of the Guarantors hereby absolutely, unconditionally and irrevocably, and jointly and severally, covenants and agrees to cause each of the other Transaction Parties to perform and comply with all of the covenants, agreements and conditions to be complied with by any such Transaction Party under the Loan Documents, and each of the Guarantors hereby agrees, jointly and severally, to take or to cause to be taken, promptly and without any expense to any of the Secured Parties, all such measures as may be appropriate and can be lawfully effected by such Guarantor to prevent the occurrence of any Default and to cure or make good promptly any Default which may occur at any time or times.

     SECTION 5.2.  GUARANTY ABSOLUTE.  The obligations of the Guarantors under
SECTION 5.1.1 are and shall be construed as continuing, absolute, irrevocable and unconditional guaranties of payment, and shall remain in full force and effect, until all of the Obligations shall have been paid in full in cash. The Guarantors guarantee that each of the Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liabilities and obligations of the Guarantors under the Guaranties hereby made shall be absolute, unconditional and irrevocable, and also joint and several, irrespective of:

          (a) any lack of validity or enforceability of this Agreement or any other Loan Document or any other agreement or Instrument relating to any thereof or to any of the Obligations;

          (b) any change in the corporate existence, structure or ownership of any of the Principal Companies or their Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any such Person or any Property of any such Person or any resulting release or discharge of any Obligation contained in this Agreement or any other Loan Document;

          (c)  the failure of any Secured Party

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Guarantor, any other Transaction Party or any other Person under the provisions of this Agreement or any other Loan Document or any other agreement or Instrument relating to any thereof or under any Applicable Law, or

              (ii)  to exercise any right or remedy against any Collateral;

          (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other compromise, renewal, extension, acceleration or release with respect thereto or with respect to the Collateral, or any other amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of this Agreement or any other Loan Document or any other Instrument relating to any thereof;

          (e) any increase, reduction, limitation, impairment or termination of any of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, or unenforceability of, or any other event or occurrence affecting, any of the Obligations (and the Guarantors hereby waive any right to or claim of any such defense or set-off, counterclaim, recoupment or termination);

          (f) any exchange, release or non-perfection of any Collateral, or any amendment to or waiver or release of, or consent to departure from, any other guaranties held by any Secured Party securing all or any of the Obligations;

          (g) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower or any other Transaction Party against any other Transaction Party or against any Secured Party; or

          (h) any other circumstance which might otherwise constitute a suretyship or other defense available to, or a legal or equitable discharge of, the Borrower, any other Guarantor or any other Transaction Party.

     SECTION 5.3. REINSTATEMENT, ETC. The Guarantors agree that the Guaranties hereby made shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     SECTION 5.4. WAIVER. Each of the Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations or its Guaranty and any requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower, any other Guarantor, any other Transaction Party or any other Person or entity or any Collateral.

     SECTION 5.5. SUBORDINATION OF SUBROGATION RIGHTS. The rights which any Guarantor shall acquire against any of the other Transaction Parties as a consequence of making any payment under its Guaranty are, in this SECTION 5.5, collectively called the "SUBROGATION RIGHTS." In the event of any proceeding for the distribution, division or application of all or any part of the Property of any of the other Transaction Parties, whether such proceeding be for the liquidation, dissolution or winding up of any of the other Transaction Parties, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors, or a proceeding by or against any of the other Transaction Parties for relief under any bankruptcy, reorganization or insolvency law, if all of the Obligations have not been paid and satisfied in full at the time, the Administrative Agent is hereby irrevocably authorized by such Guarantor at any such proceeding:

          (a) to enforce all of the Subrogation Rights of such Guarantor, in the name of the Administrative Agent or in the names of the Lenders or in the name of such Guarantor, by proof of debt, proof of claim, suit or otherwise;

          (b) to collect any Property of any of the other Transaction Parties distributed or applied by way of dividend or payment on account of such Subrogation Rights, and to apply the same, or the proceeds of any realization thereof, towards the payment of the Obligations until all the Obligations have been paid and satisfied in full in cash; and

          (c) to vote all claims arising under or in respect of all such Subrogation Rights.

     So long as any Obligations remain unpaid, no Guarantor shall take any action of any kind to enforce any of its Subrogation Rights, and no Guarantor shall receive or accept from any Person any payments or other distributions in respect of any of its Subrogation Rights. Should any payment on account of any of the Subrogation Rights be received by any Guarantor, such payment shall be delivered by such Guarantor forthwith to the Administrative Agent or Collateral Agent for the benefit of the Secured Parties in the form received by such Guarantor, except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Collateral Agent. Until so delivered, each such payment shall be held by such Guarantor in trust for the benefit of the Collateral Agent and the Secured Parties and shall not be commingled with any other funds of such Guarantor.

                                   ARTICLE VI

                        CONDITIONS TO CREDIT EXTENSIONS

     SECTION 6.1. CONDITIONS TO MAKING FIRST LOANS. The obligations of each Lender to make its first Loans hereunder on the Closing Date are subject to the fulfillment of the following conditions precedent prior to or simultaneously with the making of the first Loans on the Closing Date.

     SECTION 6.1.1. COMPLETION OF CERTAIN SALES, ETC. The Administrative Agent shall have received evidence (in the form of copies of Instruments, certificates or otherwise as it shall reasonably require) reasonably satisfactory to the Managing Agents that the following events and transactions have occurred or have been completed:

          (a) NEW WORLD TV STATION SALES. The Principal Companies shall have completed the Sale of each of the following New World TV Stations:
     KSAZ-TV in Phoenix, Arizona; WDAF-TV in Kansas City, Missouri; and WGHP-TV in Greensboro- High Point-Winston-Salem, North Carolina. Such three television Broadcasting Stations shall have been sold upon the terms contained in the New World Purchase Agreement for not less than $255,000,000 cash, and the Net Disposition Proceeds received by the Borrower from such Sale shall be not less than $225,000,000.

          (b) TERMINATION OF CERTAIN FINANCING ARRANGEMENTS. All the obligations of the Principal Companies under each of (i) the Loan Agreement, dated as of August 20, 1993, as amended and restated as of November 30, 1993, and as further amended from time to time, and the other Instruments executed and delivered in connection therewith, and (ii) the Securities Purchase Agreement, dated as of December 28, 1993, between the Borrower and certain Persons party thereto as Purchasers thereunder, the Indenture, dated as of December 28, 1993, between the Borrower and Star Bank, N.A., and the other Instruments executed and delivered in connection therewith, shall have been paid in full in cash.

          (c) CLOSING DATE CERTIFICATE. The Administrative Agent shall have received the Closing Date Certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Principal Company.

     SECTION 6.1.2. EXECUTION AND DELIVERY OF THIS AGREEMENT AND NOTES. The Administrative Agent shall have received (a) counterparts of this Agreement duly executed and delivered by the Principal Companies, the Agents and the Lenders, and (b) for the account of each Lender, such Lender's Facility A Revolving Note and Facility B Revolving Note, each dated as of the Closing Date, duly executed and delivered by the Borrower and containing appropriate insertions and conforming to the requirements of SECTION 3.2.

     SECTION 6.1.3. PLEDGE AGREEMENT. The Administrative Agent shall have received counterparts of the Pledge Agreement, dated as of the Closing Date, duly executed and delivered by the Principal Companies and the Collateral Agent, together with stock certificates evidencing the so-called Initial Pledged Shares identified in ATTACHMENT 1 attached thereto (accompanied by undated stock powers duly executed in blank). The Administrative Agent shall have received counterparts of a pledge agreement, in or substantially in the form of the Pledge Agreement, dated as of the Closing Date, duly executed and delivered by Citicasters Corp. and the Collateral Agent, together with stock certificates evidencing the so-called Initial Pledged Shares identified in ATTACHMENT 1 attached thereto (accompanied by undated stock powers duly executed in blank).

     SECTION 6.1.4. SECURITY AGREEMENT; UCC FILINGS, ETC. The Administrative Agent shall have received counterparts of each of the Security Agreement, dated as of the Closing Date, duly executed and delivered by the Principal Companies and the Collateral Agent, and a security agreement, in or substantially in the form of the Security Agreement, dated as of the Closing Date, duly executed and delivered by Citicasters Corp. and the Collateral Agent, together (in each case) with

          (a) acknowledgment copies of proper Financing Statements (Form UCC-1), or such other evidence of filing or the making of arrangements for filing as may be reasonably acceptable to the Collateral Agent, naming the applicable Transaction Party as the debtor, and the Collateral Agent as the secured party for the benefit of the Secured Parties, and other similar Instruments or documents, filed under the Uniform Commercial Code in the States listed on ATTACHMENT 1 to the applicable security agreement;

          (b) executed copies of proper Financing Statements (Form UCC-3) necessary to release all Liens and other rights of any other Persons in the collateral described in any security agreement previously granted by any

     Transaction Party (or an undertaking satisfactory to the Collateral Agent by the secured party under any such security agreement to execute and deliver all Financing Statements (Form UCC-3) required by the Collateral Agent to release all such Liens), except for any Lien that constitutes a Permitted Lien under CLAUSE (a) of the definition thereof; and

          (c) certified copies of search reports, dated a date reasonably near (but prior to) the Closing Date, listing all effective financing statements which name any Transaction Party (under its present name or any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to CLAUSE (a), together with copies of such financing statements.

Any other action, including the taking of possession of specific Collateral by the Collateral Agent, reasonably required by the Collateral Agent to create in favor of the Collateral Agent for the benefit of the Secured Parties a perfected first- priority Lien on the Collateral described in the Security Instruments referred to in this SECTION 6.1.4 shall have been properly taken in order to create such a perfected first-priority Lien. The Administrative Agent shall also have received counterparts of a guaranty agreement, in or substantially in the form of the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by Citicasters Corp. and the Collateral Agent.

     SECTION 6.1.5. COLLATERAL ASSIGNMENT. The Administrative Agent shall have received counterparts of the Collateral Assignment of Hanna-Barbera LC Documents, dated as of the Closing Date, duly executed and delivered by the Borrower and the Collateral Agent, together with acknowledgment copies of proper Financing Statements (Form UCC-1), or such other evidence of filing or the making of arrangements for filing as may be reasonably acceptable to the Collateral Agent, naming the Borrower as debtor and the Collateral Agent as secured party for the benefit of the Secured Parties, and other similar Instruments filed under the Uniform Commercial Code in the States listed as the location of the Borrower's principal business offices on ATTACHMENT 1 to the Security Agreement.

     SECTION 6.1.6.  LOAN DOCUMENTS AND ANCILLARY DOCUMENTS.

          (a) Each of the Loan Documents and each of the Ancillary Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect.

          (b) The Administrative Agent shall have received counterparts of each Loan Document (other than the Notes) in sufficient number for distribution to each Lender, and true and complete copies of each Ancillary Document. Each Loan Document and Ancillary Document shall, where applicable, be substantially in the form of an EXHIBIT attached hereto, and all other Loan Documents and Ancillary Documents shall be in form and substance reasonably satisfactory to the Required Lenders and the Managing Agents. All exhibits, schedules or other attachments to any of the Collateral Documents shall be in form and substance reasonably satisfactory to the Required Lenders and the Managing Agents.

     SECTION 6.1.7. COMPLIANCE CERTIFICATE. The Administrative Agent shall have received a duly executed and completed Compliance Certificate, dated as of the Closing Date, in or substantially in the form of EXHIBIT D attached hereto, duly executed by an Authorized Officer of each Principal Company.

     SECTION 6.1.8. SOLVENCY CERTIFICATE. The Administrative Agent shall have received a duly executed and completed certificate, dated as of the Closing Date, in or substantially in the form of EXHIBIT L attached hereto ("SOLVENCY CERTIFICATE"), duly executed by an Authorized Officer of each Principal Company.

     SECTION 6.1.9. PERFECTION CERTIFICATE. The Administrative Agent shall have received a duly executed and completed Perfection Certificate, dated as of the Closing Date, in or substantially in the form of EXHIBIT F attached hereto, duly executed by an Authorized Officer of each Principal Company.

     SECTION 6.1.10. RESOLUTIONS, ETC. The Administrative Agent shall have received:

          (a) from each of the Transaction Parties, a certificate, dated as of the Closing Date, of its Secretary or any Assistant Secretary as to

               (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of, in each case, to the extent such Transaction Party is a party thereto, this Agreement and each of the other Loan Documents;

               (ii) the incumbency and signatures of the officers of each such Transaction Party (the "AUTHORIZED OFFICERS") authorized to act with respect to (in each case, to the extent such Transaction Party is a party thereto) this Agreement and each of the other Loan Documents, (upon which certificate the Agents and the Lenders may conclusively rely until the Administrative Agent shall have received a further certificate of such Transaction Party canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Administrative Agent);

               (iii)  each Governing Document of such Transaction Party; and

               (iv) any shareholder agreement, stock subscription agreement, voting trust agreement, securities purchase agreement or similar agreement to which it is a party; and

          (b) such other documents (certified as of the Closing Date) as the Managing Agents may reasonably request with respect to any matter relevant to this Agreement, the other Loan Documents, the Ancillary Documents or the transactions contemplated hereby or thereby.

Each of such documents shall be in form and substance reasonably satisfactory to the Managing Agents and the Required Lenders.

     SECTION 6.1.11. CERTIFICATES OF GOOD STANDING. The Administrative Agent shall have received a certificate signed by the Secretary of State of the State of incorporation of each Transaction Party, dated a date reasonably near (but prior to) the Closing Date, stating that such Transaction Party is a corporation duly organized, validly existing and in good standing under the laws of such State.

     SECTION 6.1.12. OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, dated the Closing Date (a) addressed to each of the Agents and Lenders, from (i) Keating, Muething & Klekamp, general counsel to the Transaction Parties, in or substantially in the form of EXHIBIT J-1 attached hereto, and otherwise in form and substance reasonably satisfactory to the Managing Agents, and (ii) Koteen & Naftalin, special FCC counsel to the Transaction Parties, in or substantially in the form of EXHIBIT J-2 attached hereto, and otherwise in form and substance reasonably satisfactory to the Managing Agents, and (b) addressed to each of the Lenders, from Bingham, Dana & Gould, special counsel to the Managing Agents, in or substantially in the form of EXHIBIT J-3 attached hereto.

     SECTION 6.1.13. FINANCIAL STATEMENTS. The Principal Companies shall have furnished to each of the Agents and the Lenders the Historical Financials and the Projections.

     SECTION 6.1.14. NO MATERIALLY ADVERSE EFFECT. No events or developments shall have occurred since January 1, 1994 which, individually or in the aggregate, have had or are reasonably likely to have a Materially Adverse Effect.

     SECTION 6.1.15. RESTRICTED PAYMENTS; AFFILIATE TRANSACTIONS; OTHER CORPORATE TRANSACTIONS.

          (a) RESTRICTED PAYMENTS; AFFILIATE TRANSACTIONS. Since July 1, 1994, no Transaction Party shall have made any Restricted Payments or entered into, performed or completed any Affiliate Transactions, except the payments and transactions described in SECTION 7.21(a), 7.21(b), 7.21(c) or 7.21(d) of the Disclosure Schedule.

          (b) OTHER CORPORATE TRANSACTIONS. Since July 1, 1994, neither Citicasters nor any of its Subsidiaries shall have (i) merged or consolidated with any other Person, or (ii) sold, transferred or otherwise disposed of any Broadcasting Station, except the mergers, sales and other dispositions described in SECTION 7.21(d) of the Disclosure Schedule.

     SECTION 6.1.16. TAX SHARING AGREEMENT. The Administrative Agent shall have received true and complete copies of the Tax Sharing Agreement, and all amendments and supplements thereto. The Tax Sharing Agreement, as amended and supplemented and in effect on the Closing Date, shall be in form and substance reasonably satisfactory to the Managing Agents.

     SECTION 6.1.17. COMPLIANCE WITH WARRANTIES; ABSENCE OF LITIGATION; NO DEFAULT. The Administrative Agent shall have received, with counterparts for each of the Agents and the Lenders, a duly executed and completed certificate, dated as of the

Closing Date, duly executed by an Authorized Officer of each Principal Company, to the effect provided in SECTION 6.2.1.

     SECTION 6.1.18. FEES AND EXPENSES. The Administrative Agent shall have received from the Principal Companies payment in full of all of the Fees required to be paid on or prior to the Closing Date in accordance with SECTION 3.5, and each of the Agents shall have received from the Principal Companies payment in full of its reasonable out-of-pocket costs and expenses (including counsel fees and disbursements) payable in accordance with SECTION 12.3 for which invoices have been submitted on or prior to the Closing Date.

     SECTION 6.2. ALL CREDIT EXTENSIONS. The obligations of each Lender to make each of its Loans hereunder (including its first Loans to be made on the Closing Date) shall also be subject to the satisfaction of each of the conditions precedent set forth in this Section.

     SECTION 6.2.1. COMPLIANCE WITH WARRANTIES; ABSENCE OF LITIGATION; NO DEFAULT; ETC. The representations and warranties set forth in ARTICLE VII, in the Collateral Documents and in the other Loan Documents shall have been true and correct in all material respects as of the date made; and, both immediately before and immediately after giving effect to each of such Credit Extensions,

          (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except for any such representation or warranty that relates solely to a prior date);

          (b) (i) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the best knowledge of the Principal Companies (after due inquiry), threatened against Citicasters or any of its Subsidiaries or affecting the business, operations or prospects of any thereof which was not disclosed by the Principal Companies to the Lenders in SECTION 7.8 of the Disclosure Schedule, and

                    (ii) no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding so disclosed,

     which, in either event, in the reasonable opinion of the Required Lenders or the Managing Agents, has a reasonable likelihood of having a Materially Adverse Effect, or relates to the validity or enforceability of this Agreement, the Notes or any other Loan Documents or of any Obligations existing under or, if such Credit Extension is made, would be existing under any thereof; and

          (c)  no Default shall have occurred and then be continuing.

     SECTION 6.2.2. LOAN REQUEST; CONTINUATION/CONVERSION NOTICE. The Administrative Agent shall have received a Loan Request in compliance with
SECTION 3.1 or a Continuation/Conversion Notice, as the case may be, for such Credit Extension. The delivery of such Loan Request or such Continuation/Conversion Notice shall constitute a representation and warranty by each of the Principal Companies that on and as of the requested Drawdown Date of such Credit Extension, and before and after giving effect to such Credit Extension, all representations and warranties required by SECTION 6.2.1 are true and correct.

     SECTION 6.2.3. LEGALITY OF TRANSACTIONS. It shall not be unlawful (a) for any Agent or Lender to perform any of its obligations under any of the Loan Documents, or (b) for any Transaction Party to perform any of its obligations under any of the Loan Documents.

     SECTION 6.2.4. SATISFACTORY LEGAL FORM, ETC. All documents executed and delivered or submitted pursuant hereto by or on behalf of any of the Principal Companies or their Subsidiaries shall be reasonably satisfactory in form and substance to the Managing Agents and their special counsel; the Managing Agents and their special counsel shall have received all such information, and such counterpart originals or such certified or other copies of such materials, as the Managing Agents or their special counsel or any Lender may request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to special counsel to the Managing Agents.

                                  ARTICLE VII

                                WARRANTIES, ETC.

     In order to induce the Agents and the Lenders to enter into this Agreement and in order to induce the Lenders to make Loans and other Credit Extensions hereunder, each of the Principal Companies represents and warrants to each Agent and Lender as set forth in this ARTICLE.

     SECTION 7.1. ORGANIZATION, ETC. Each of the Transaction Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Materially Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to own or hold under lease its Property and to conduct its business substantially as currently conducted by it and as proposed to be conducted by it, and to execute, deliver and perform the Loan Documents and Ancillary Documents to be executed by it.

     SECTION 7.2. POWER, AUTHORITY. Each of the Transaction Parties has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents and Ancillary Documents executed or to be executed by it. The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which any Transaction Party is or is to be a party will not (except for Approvals which will have been already given or obtained) require any Approval, will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of any Transaction Party,
(b) any Contractual Obligation of any of the Principal Companies or their Subsidiaries, or (c) any Applicable Law, and will not result in or require the creation or imposition of any Lien on any of the Property of any of the Transaction Parties pursuant to the provisions of any agreement (EXCLUDING, HOWEVER, the Liens created by the Collateral Documents) or other Instrument binding upon or applicable to any of the Transaction Parties or any of their Property.

     SECTION 7.3. VALIDITY, ETC. This Agreement has been duly executed and delivered by the Principal Companies and constitutes the legal, valid, and binding obligation of the Principal Companies, enforceable in accordance with its terms. Each of the other Loan Documents to which any of the Transaction Parties is or is to be a party does or will constitute the legal, valid and binding obligation of such Transaction Party, enforceable in accordance with its terms. The enforceability of this Agreement and the other Loan Documents against the Transaction Parties shall be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

     SECTION 7.4. FINANCIAL INFORMATION. All balance sheets, all statements of income and of cash flows, and all other financial statements which have been furnished by or on behalf of any of the Principal Companies to any of the Agents or the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

          (a) the audited consolidated balance sheet at December 31, 1993 and the related audited consolidated statements of income, of shareholders' equity and of cash flows, for the fiscal years then ended, of Citicasters and its Subsidiaries, certified by the Independent Public Accountant; and

          (b) the unaudited consolidated balance sheet at June 30, 1994 and the related unaudited consolidated statements of income and of cash flows, for the six-month period then ended of Citicasters and its Subsidiaries (the financial statements referred to in CLAUSES (a) and (b) being herein referred to, collectively, as the "HISTORICAL FINANCIALS");

have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly (subject to normal year-end adjustments in the case of the financial statements referred to in CLAUSE (b)) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. Neither Citicasters nor any of its Subsidiaries has any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the Historical Financials or in the notes thereto.

     SECTION 7.5. PROJECTIONS. The projected consolidated statements of cash flows of Citicasters and its Subsidiaries for each of the fiscal years of Citicasters 1994 through 2001, all of which have been delivered to the Agents and the Lenders prior to the date of this Agreement (collectively, the "PROJECTIONS"), have been prepared on the basis of the assumptions accompanying them and reflect the best good faith estimates by the Principal Companies of the performance of the Principal Companies and their Subsidiaries for the periods covered thereby based on such assumptions.

     SECTION 7.6.  MATERIALLY ADVERSE EFFECT.

          (a) For purposes of the Credit Extensions to be made on the Closing Date, no events or developments have occurred since January 1, 1994 which, individually or in the aggregate, have had or are reasonably likely to have, a Materially Adverse Effect.

          (b) For purposes of each Credit Extension requested to be made after the Closing Date, no events or developments have occurred since the Closing Date which, individually or in the aggregate, have had or are reasonably likely to have a Materially Adverse Effect.

     SECTION 7.7. EXISTING INDEBTEDNESS; ABSENCE OF DEFAULTS. With respect to each item of Indebtedness identified and described in SECTION 7.7 of the Disclosure Schedule, the Principal Companies have delivered to the Administrative Agent a true and complete copy of each Instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued or secured (including each amendment, consent, waiver or other similar Instrument executed and/or delivered in respect thereof), as the same is in effect on the Closing Date. Except as set forth in SECTION 7.7 of the Disclosure Schedule, none of the Principal Companies or their Subsidiaries is in default in the payment of any such Indebtedness or in the performance of any other material obligation under any Instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued or secured.

     SECTION 7.8.  LITIGATION, ETC.  Except as to matters identified in SECTION
7.8 of the Disclosure Schedule, there is no pending or, to the best knowledge of the Principal Companies (after due inquiry), threatened litigation, arbitration or governmental investigation or proceeding against any of the Principal Companies or their Subsidiaries or to which any of the Property of any thereof is subject which

          (a)  if adversely determined, could have a Materially Adverse Effect;

          (b)  relates to this Agreement or any of the other Loan Documents; or

          (c) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any of the transactions contemplated by or in connection with this Agreement or any of the other Loan Documents.

None of such pending or threatened proceedings has a reasonable likelihood of having a Materially Adverse Effect.

     SECTION 7.9. REGULATIONS G, U AND X. None of the Principal Companies or their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

None of the proceeds of any of the Loans or other Credit Extensions will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying margin stock. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.10. GOVERNMENT REGULATION. None of the Principal Companies or their Subsidiaries is an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Transaction Party is a Person prohibited from acquiring or holding a Broadcasting Station by the Communications Act. Each Transaction Party is in compliance with the Communications Act with regard to alien control or ownership. None of the Transaction Parties is subject to any Applicable Law that regulates the incurring of Indebtedness for Borrowed Money.

     SECTION 7.11. TAXES. Each of the Principal Companies and their Subsidiaries has filed all tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. No tax Liens have been filed with respect to any of the Principal Companies or their Subsidiaries and, to the best knowledge of the Principal Companies (after due inquiry), no claims are being asserted with respect to any such taxes or charges (and no basis exists for any such claims), which Liens and claims, individually or in the aggregate, could have a Materially Adverse Effect. All tax liabilities are adequately provided for on the books of the Principal Companies and their Subsidiaries. The federal income tax liabilities of the Principal Companies and their Subsidiaries have been finally determined by the Internal Revenue Service for all fiscal years of Citicasters up to and including its 1987 fiscal year.

     SECTION 7.12. COMPLIANCE WITH ERISA. All Single Employer Plans are in substantial compliance with ERISA; no Multiemployer Plan is insolvent or in reorganization (each such term as defined for purposes of Title IV of ERISA) or has notified any Principal Company or any ERISA Affiliate that it intends to terminate or has been terminated; no Single Employer Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; none of the Principal Companies or their Subsidiaries and no ERISA Affiliate has incurred any liability to or on account of a Single Employer Plan pursuant to Section 4062, 4063 or 4064 of ERISA or a Multiemployer Plan pursuant to Section 515, 4201 or 4204 of ERISA; no proceedings have been instituted to terminate any Plan; and no condition exists which presents a material risk to any of the Principal Companies or their Subsidiaries of incurring a liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA or the Code. Except as set forth in SECTION 7.12 of the Disclosure Schedule, the aggregate present value of all benefit liabilities (within the meaning of Section 4001 of ERISA) of each Single Employer Plan does not exceed the aggregate current value of all assets of such Plan based upon the most recent estimated actuarial data that has been provided to the Principal Companies by the consulting actuaries of such Plan, and there is no withdrawal liability (and would be no withdrawal liability assuming a complete withdrawal from all such Plans) to any Multiemployer Plan. Each employee welfare benefit plan (within the meaning of Section 3(a) or 3(2)(B) of ERISA) maintained or contributed to by any of the Principal Companies or their Subsidiaries requires that no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA or applicable state insurance laws). Each Principal Company or Subsidiary thereof, as appropriate, may terminate each such employee welfare benefit plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Principal Company or Subsidiary, without liability to any Person.

     SECTION 7.13. LABOR CONTROVERSIES. Except as disclosed in SECTION 7.13 of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Principal Companies (after due inquiry), threatened against any of the Principal Companies or their Subsidiaries, which, if adversely determined, could have a Materially Adverse Effect.

     SECTION 7.14.  CORPORATE STRUCTURE.

          (a) SECTION 7.14(a) of the Disclosure Schedule accurately and completely sets forth, as of the date hereof and as of the Closing Date, the corporate structure of Citicasters and its Subsidiaries ("CORPORATE STRUCTURE"). Each of the Subsidiaries indicated as "Inactive" in the Corporate Structure is inactive and will remain inactive from and after the Closing Date, meaning that each such company has and will have no Property other than its nominal capitalization, has and will have no liabilities, and is and will be conducting no business.

          (b) SECTION 7.14(b) of the Disclosure Schedule accurately and completely lists, with respect to each of the Principal Companies and their Subsidiaries identified in the Corporate Structure, as of the Closing Date, (i) the State of incorporation of each such corporation,
     (ii) the classes and number of authorized and outstanding shares of Capital Stock of each such corporation, and the owners of such outstanding shares of Capital Stock (PROVIDED, that only those Persons who hold ten percent (10%) or more of the outstanding shares of any class of Capital Stock of the Parent Company as of the Closing Date are listed), and (iii) the businesses in which each such corporation is engaged.

          (c) From and after the Closing Date, all issued and outstanding shares of Capital Stock of each of the Principal Companies (other than the Parent Company) and their Subsidiaries will have been duly and validly issued, will be fully-paid and non-assessable, and will be owned as set forth in SECTION 7.14(b) of the Disclosure Schedule free and clear of any Liens or restrictions on transfer (except such as are permitted by SECTION 8.2.3(a)).

          (d) From and after the Closing Date, there will be no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any Capital Stock of any of the Principal Companies (other than the Parent Company) or their Subsidiaries nor will there be outstanding any Securities which are convertible into or exchangeable for any Capital Stock of any of the Principal Companies (other than the Parent Company) or their Subsidiaries. From and after the Closing Date, there will be no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on any of the Principal Companies or their Subsidiaries to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any Capital Stock of any of the Principal Companies (other than the Parent Company) or their Subsidiaries (except such as are permitted by SECTION 8.2.3(a)).

     SECTION 7.15. OWNERSHIP OF PROPERTIES; LIENS. SECTION 7.15 of the Disclosure Schedule sets forth a true, correct and complete description of all of the real Property owned or leased by Citicasters or any of its Subsidiaries as of the Closing Date. Each of the Principal Companies and its Subsidiaries has valid fee or leasehold interests in all of its real Property and good and marketable title to all of its material personal Property, and none of such Property will be subject to any Liens, except Liens identified and described in
SECTION 7.15 of the Disclosure Schedule, and except such other Liens as are permitted by SECTION 8.2.3.

     SECTION 7.16. PATENTS AND TRADEMARKS, ETC. Each Transaction Party owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights material to the conduct of the businesses of such Transaction Party as now conducted without, individually or in the aggregate, any infringement upon any proprietary or other rights of any other Person. None of the Transaction Parties owns or possesses any patents or patent rights or any federally registered copyrights.

     SECTION 7.17. COLLATERAL DOCUMENTS. The provisions of the Collateral Documents will be, from and after the Closing Date, effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens in all right, title and interest of the Transaction Parties in any and all of the Collateral described therein, securing the Obligations from time to time outstanding. Each of the Collateral Documents will create a fully perfected Lien in all right, title and interest of the Transaction Parties in the Collateral described therein superior in right to any Liens, existing or future, which any Transaction Party, any creditor of or purchaser from any Transaction Party or any other Person, may have against such Collateral therein, except to the extent otherwise provided herein and in the other Loan Documents.

     SECTION 7.18.  ENVIRONMENTAL MATTERS.  Except as identified in SECTION
7.18 of the Disclosure Schedule:

          (a) all Property (including underlying groundwater) owned or leased by any of the Principal Companies or their Subsidiaries has been, and continues to be, owned or leased by such Person in compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the knowledge of the Principal Companies, threatened

               (i) claims, complaints, notices or requests for information received by any of the Principal Companies or their Subsidiaries from any Governmental Authority with respect to any alleged violation of any Environmental Laws, or

              (ii) complaints, notices or inquiries to any of the Principal Companies or their Subsidiaries from any Governmental Authority alleging liability under any Environmental Laws;

          (c) there have been no Releases of Hazardous Materials at, on or under Property now or (to the best knowledge of the Principal Companies) previously owned or leased by any of the Principal Companies or their Subsidiaries, the costs to address which would reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect;

          (d) each of the Principal Companies and their Subsidiaries has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and required under Environmental Laws for its businesses;

          (e) no Property now or, to the knowledge of the Principal Companies, previously owned or leased by any of the Principal Companies or their Subsidiaries is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar State list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now owned or leased by any of the Principal Companies or their Subsidiaries;

          (g) none of the Principal Companies or their Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location (i) which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar State list, or (ii) which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to material claims against any of the Principal Companies or their Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or asbestos present at any Property now owned or leased by any of the Principal Companies or their Subsidiaries; and

          (i) no conditions exist at, on or under any Property now or previously owned or leased by any of the Principal Companies or their Subsidiaries which, with the passage of time, or the giving of notice, or both, would reasonably be expected to give rise to liability under any Environmental Laws and to have, individually or in the aggregate, a Materially Adverse Effect.

     SECTION 7.19.  LICENSES AND APPROVALS.

          (a) Each of the Transaction Parties is in compliance in all material respects with all Applicable Laws, including the Communications Act and all other Applicable Laws relating to the transmission of radio, television, cable and microwave signals.

          (b) Each of the Transaction Parties has all requisite power and authority and all necessary licenses and permits, including all FCC Licenses, to own and operate its Property (including all Broadcasting Stations owned or operated by it) and to carry on its businesses as now conducted.

          (c) Set forth in SECTION 7.19 of the Disclosure Schedule is a true and complete description of all FCC Licenses material to the operation of each of the Broadcasting Stations owned by any of the Transaction Parties and the dates on which such FCC Licenses expire. Each such FCC License was validly issued and is in full force and effect. Each Transaction Party has fulfilled and performed all of its obligations with respect to each such FCC License owned by it. No event has occurred which: (i) has resulted in, or after notice or lapse of time or both would result in, or would permit, revocation or termination of any such FCC License, or (ii) materially and adversely affects or in the future may materially adversely affect any of the rights of any Transaction Party thereunder. No license or franchise, other than the FCC Licenses described in SECTION 7.19 of the Disclosure Schedule, is material to the operation of any of the Broadcasting Stations owned by any of the Transaction Parties or to the conduct of the business of Citicasters or any of its Subsidiaries. No FCC Licenses or other franchises or licenses require that any present employee of any Transaction Party remain an employee of such Transaction Party, or that any transfer of control of such Transaction Party must be approved by any Governmental Authority other than the FCC.

          (d) No Transaction Party is a party to and no Transaction Party has knowledge of any investigation, notice of violation, order or complaint issued by or before any Governmental Authority, including the FCC, or of any other proceedings (other than proceedings relating to the radio industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of any of the FCC Licenses identified in SECTION 7.19 of the Disclosure Schedule. No Principal Company has reason to believe that any of the FCC Licenses described in
     SECTION 7.19 of the Disclosure Schedule will not be renewed in the ordinary course. Each Transaction Party has filed all material reports, applications, documents, instruments or other information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses or the activities of such Transaction Party with respect thereto.

     SECTION 7.20. EXISTING INVESTMENTS. Set forth in SECTION 7.20 of the Disclosure Schedule is a description of each Investment by any of the Principal Companies or their Subsidiaries that is owned or held (whether legally or beneficially) or is outstanding or in effect on the date of this Agreement, other than Investments of the kind described in CLAUSE (b), (c), (d) or (e) of the definition of the term "PERMITTED INVESTMENTS".

     SECTION 7.21.  TRANSACTIONS WITH AFFILIATES.

          (a) SECTION 7.21(a) of the Disclosure Schedule sets forth a true, correct and complete description of all (if any) Indebtedness (i) of any Citicasters Subsidiary to any Citicasters Affiliate, and (ii) of Citicasters to any other Citicasters Affiliate or any Citicasters Subsidiary.

          (b) SECTION 7.21(b) of the Disclosure Schedule sets forth a true, correct and complete description of all (if any) Contractual Obligations (other than contracts between Citicasters or any Citicasters Subsidiary, on the one hand, and any Citicasters Affiliate, on the other hand, that would be permitted by SECTION 8.2.10(e)) between (i) any Citicasters Subsidiary, on the one hand, and any Citicasters Affiliate, on the other hand, or (ii) Citicasters, on the one hand, and any other Citicasters Affiliate, on the other hand.

          (c)  Except as disclosed in SECTION 7.21(a), SECTION 7.21(b) or
     SECTION 7.21(c) of the Disclosure Schedule, during the period from July 1, 1994 through the Closing Date, no Restricted Payment has been made by any of the Principal Companies or their Subsidiaries (other than Restricted Payments that would in any event have been permitted by SECTION 8.2.6), and no Affiliate Transaction has been entered into, performed or completed (other than Affiliate Transactions that would in any event have been permitted by SECTION 8.2.10(e)).

          (d) Except as disclosed in SECTION 7.21(D) of the Disclosure Schedule, during the period from July 1, 1994 through the Closing Date, none of the Principal Companies or their Subsidiaries has merged or consolidated with any other Person or sold, transferred or otherwise disposed of any Broadcasting Stations.

     SECTION 7.22.  OWNERSHIP OF BORROWER, ETC.

          (a) On the Closing Date, the Parent Company owns and controls, both legally and beneficially, with full power to vote, one hundred percent (100%) of the issued and outstanding shares of Capital Stock of Citicasters Corp. of every class. On the Closing Date, Citicasters Corp. owns and controls, both legally and beneficially, with full power to vote, one hundred percent (100%) of the issued and outstanding shares of Capital Stock of the Borrower of every class.

          (b) AFC and its Affiliates own and control, both legally and beneficially, with full power to vote, not less, in the aggregate, than twenty-five percent (25%) of all of the issued and outstanding shares of voting Capital Stock of the Parent Company. AFC and its Affiliates possess, through ownership of Capital Stock, contract, proxy or otherwise, the power to elect or to cause the election of a majority of the members of the Board of Directors of the Parent Company. A majority of the members of the Board of Directors of the Parent Company has been nominated or otherwise approved by AFC or its Affiliates.

          (c) The aggregate number of issued and outstanding shares of voting Capital Stock of the Parent Company owned and controlled, both legally and beneficially, with full power to vote, by AFC and its Affiliates (i) exceeds the aggregate number of issued and outstanding shares of voting Capital Stock of the Parent Company owned or controlled, whether legally or beneficially, by any Person or Persons (other than by any Open-end Company described below in CLAUSE (II)) and any Affiliates of any such Person or Persons acting in concert by an amount representing ten percent (10%) or more of the total number of issued and outstanding shares of voting Capital Stock of the Parent Company, and (ii) exceeds the aggregate number of issued and outstanding shares of voting Capital Stock of the Parent Company owned or controlled, whether legally or beneficially, by any Open-end Company (as defined in the Investment Company Act of 1940, as amended), whether directly or, indirectly, through one or more of the Affiliates of such Open-end Company.

     SECTION 7.23. REPRESENTATIONS IN LOAN DOCUMENTS AND ANCILLARY DOCUMENTS. Each of the representations and warranties made by the Principal Companies in the Loan Documents is true and correct. Each of the representations and warranties made by the Principal Companies in the Ancillary Documents is true and correct, and each Principal Company makes to each of the Agents and Lenders each such representation and warranty made therein to the same extent and with the same full force and effect as if such representation or warranty were set forth herein in full.

                                  ARTICLE VIII

                                   COVENANTS

     SECTION 8.1. CERTAIN AFFIRMATIVE COVENANTS. Each Principal Company agrees with the Agents and the Lenders and warrants that, from and after the Closing Date and until all of the Commitments have terminated and all of the Obligations have been paid in full, each Principal Company will, and will cause each of its Subsidiaries to:

     SECTION 8.1.1. FINANCIAL INFORMATION, ETC. Furnish to each Agent and to each Lender copies of the following financial statements, reports and information:

          (a) promptly when available and in any event within ninety (90) days after the close of each fiscal year of the Parent Company,

               (i) a consolidated balance sheet as at the close of such fiscal year, and related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, of Citicasters and its Subsidiaries (with comparable information as at the close of and for the prior fiscal year), such statements for such fiscal year to be audited and accompanied by an audit report issued without Impermissible Qualification by the Independent Public Accountant,

              (ii) consolidating balance sheets as at the close of such fiscal year, and related consolidating statements of income for such fiscal year (including the internal earnings report of each Broadcasting Station of each Citicasters Subsidiary for such fiscal year), of Citicasters and its Subsidiaries (with comparable information as at the close of and for the prior fiscal year) certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Parent Company,

             (iii) a Compliance Certificate calculated as at the close of such fiscal year, and

              (iv)  a written statement of the Independent Public Accountant
          (A) stating that in making the examination necessary to make the audit report on the financial statements delivered pursuant to CLAUSE
          (i), they obtained no knowledge of any default by Citicasters or any of its Subsidiaries in the performance or observance of any of the covenants contained in ARTICLE VIII, or, if the Independent Public Accountant shall have obtained knowledge of any such default, specifying all such defaults and the nature and status thereof, and
          (B) setting forth in reasonable detail the calculations made to determine compliance with SECTIONS 8.2.2, 8.2.4, 8.2.5, 8.2.6, 8.2.7 and 8.2.8;

          (b) promptly when available and in any event within sixty (60) days after the close of each of the first three fiscal quarters of each fiscal year of the Parent Company,

               (i) a consolidated balance sheet as at the close of each such fiscal quarter, and related consolidated statements of income, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, of Citicasters and its Subsidiaries (with comparable information as at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year) certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Parent Company,

              (ii) consolidating balance sheets as at the close of such fiscal quarter, and related consolidating statements of income for such fiscal quarter and for the portion of the fiscal year then ended (including the internal earnings report of each Broadcasting Station of each Citicasters Subsidiary for such fiscal quarter and portion of such fiscal year), of Citicasters and its Subsidiaries (with comparable information as at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year) certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Parent Company, and

             (iii) a Compliance Certificate calculated as at the close of such fiscal quarter;

          (c) promptly upon receipt thereof, copies of all detailed financial and management reports, if any, submitted to Citicasters or any of its Subsidiaries by any independent public accountant in connection with any annual or interim audit made by any such independent public accountant of the books of Citicasters or any of its Subsidiaries;

          (d) promptly upon completion thereof and in any event not later than the first day of February of each fiscal year of the Parent Company, a copy of the annual consolidated budget for such fiscal year and the annual budget for each Broadcasting Station of each Citicasters Subsidiary for such fiscal year, including, in each case, budgeted results for each fiscal quarter and for the fiscal year as a whole, together with an explanation of any differences between the sum of the individual Broadcasting Station budgets and the consolidated totals, and upon the delivery of any financial statements relating to a period included in such budget, a summary comparing the actual financial performance of Citicasters and its Subsidiaries during such period to that provided for in such budget;

          (e) promptly upon any filing thereof by Citicasters or any of its Subsidiaries with the SEC, any annual, periodic or special reports or registration statements which Citicasters or any of its Subsidiaries may file with the SEC or with any other securities exchange and copies of any financial statements which Citicasters or any of its Subsidiaries may file with any Governmental Authority;

          (f) promptly after the release or distribution thereof, copies of all press releases or other written statements made available generally by Citicasters or any of its Subsidiaries to stockholders of Citicasters or to one or more financial news services concerning material developments in the business of Citicasters or any of its Subsidiaries; and

          (g) promptly, such additional financial and other information with respect to Citicasters or any of its Subsidiaries as any Lender (through the Administrative Agent) may from time to time reasonably request.

     SECTION 8.1.2. MAINTENANCE OF CORPORATE EXISTENCE, ETC. In the case of each of the Principal Companies and its Subsidiaries (other than Inactive Subsidiaries), maintain and preserve its corporate existence, rights and franchises; continue to own and hold, legally and beneficially, free and clear of all Liens (except Liens permitted by SECTION 8.2.3), all of the outstanding shares of Capital Stock of each of its Subsidiaries; and take all reasonable steps to maintain its identity as a separate legal entity and to make it apparent to third parties that it is a corporation with Property and liabilities distinct from those of any of its affiliates; PROVIDED, HOWEVER, that nothing in this SECTION 8.1.2 or in SECTION 8.2.1 or 8.2.7 shall be so construed as to prohibit the merger of Citicasters Corp.

into the Borrower on terms and conditions reasonably satisfactory to the Managing Agents.

     SECTION 8.1.3. FOREIGN QUALIFICATION. Cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Materially Adverse Effect.

     SECTION 8.1.4. PAYMENT OF TAXES, ETC. Pay and discharge, as the same become due and payable, all federal, state and local taxes, assessments and other governmental charges or levies against or on any of its income, profits or Property, as well as all claims of any kind, including all claims for labor, materials and supplies, which, if unpaid, might become a Lien upon any of its Property, and pay before they become delinquent (subject to any applicable subordination provisions) all other material obligations and liabilities; PROVIDED, HOWEVER, that the foregoing shall not require any of the Principal Companies or their Subsidiaries to pay or discharge any such tax, assessment, charge, levy, claim, obligation or liability (a) which is not yet due and payable, or (b) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto. Nothing in this SECTION
8.1.4 shall impair the absolute and unconditional obligations of the Principal Companies to pay all of the Obligations as and when the same shall become due and payable.

     SECTION 8.1.5. MAINTENANCE OF PROPERTY. Keep all of its Property that is useful and necessary in its businesses in good working order and condition (ordinary wear and tear excepted) and maintain or cause to be maintained insurance with respect to its Property and businesses against such casualties and contingencies and of such types, including, without limitation, replacement cost insurance on all Property constituting a material part of any Broadcasting Station operated by any Citicasters Subsidiaries, and in such amounts and with such deductibles as are customary in the case of similar businesses; and, upon request of the Administrative Agent, furnish to the Administrative Agent at reasonable intervals a certificate of an Authorized Officer of each Principal Company setting forth the nature and extent of all insurance maintained by the Principal Companies and their Subsidiaries in accordance with this SECTION 8.1.5.

     SECTION 8.1.6. NOTICE OF DEFAULT, ETC. Upon obtaining knowledge thereof, give written notice (accompanied by a reasonably detailed explanation with respect thereto) immediately to the Administrative Agent of:

          (a)  the occurrence of

               (i)  any Default, or

                (ii)  any default under any Ancillary Document;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Transaction Party to the Administrative Agent which has been instituted or, to the best knowledge of any of the Transaction Parties (after due inquiry), is threatened against any of the Principal Companies or its Subsidiaries or to which any of their respective Property is subject which

               (i) if adversely determined, could have a Materially Adverse Effect, or

              (ii) relates to this Agreement, any other Loan Document or any Ancillary Document;

          (c) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by any Transaction Party to the Administrative Agent;

          (d) any development in the business, operations, Property, financial condition or prospects of any of the Principal Companies or its Subsidiaries which, in the reasonable judgment of any of the Transaction Parties, could have a Materially Adverse Effect; and

          (e) any termination or any material amendment or modification of any Governing Document of any Transaction Party or of any Ancillary Document, or any notice, Instrument, financial statement, proxy statement or other materials of any kind delivered or received by any Transaction Party with respect to any Other Debt Document, which written notice shall include a copy (if in writing) or a description (if not in writing) of any such termination, amendment, modification, notice, Instrument, financial statement, proxy statement or other materials.

     SECTION 8.1.7. BOOKS AND RECORDS. Keep proper books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit any Agent, any Lender or any of their respective representatives, at reasonable times and intervals during ordinary business hours, to visit any of its offices and Properties, discuss financial matters relating to the Principal Companies and their Subsidiaries with its officers and the Independent Public Accountant (and each Principal Company hereby authorizes the Independent Public Accountant to discuss its financial matters with any Agent, any Lender or any of their representatives) and examine and make abstracts or photocopies from any of its books or other corporate records, all at the expense of the Principal Companies for any charges imposed by such accountant or for making such abstracts or photocopies.

     SECTION 8.1.8.  COMPLIANCE WITH LAWS, ETC.

          (a) Obtain all such Approvals and take all such other action with respect to any Governmental Authority as may be required for the execution, delivery or performance of this Agreement, the other Loan Documents or the Ancillary Documents, and duly perform and comply with all of the terms and conditions of all Approvals so obtained.

         (b)  Comply in all material respects with all Applicable Laws.

          (c) Operate its Broadcasting Stations in accordance and in compliance in all material respects with the Communications Act, file in a timely manner all necessary applications for renewal of all FCC Licenses that are material to the operation of its Broadcasting Stations, and use its best efforts to defend any proceedings which could result in the termination, forfeiture or non-renewal of any such FCC License.

          (d)  Promptly furnish or cause to be furnished to the Administrative
     Agent:

               (i) a copy of any order or notice of any Communications Regulatory Authority which designates any of its FCC Licenses for a hearing or which refuses renewal or extension thereof, or revokes or suspends its authority to operate a Broadcasting Station;

              (ii) a copy of any competing application filed with respect to any of its franchises, licenses (including FCC Licenses), rights, permits, consents or other authorizations pursuant to which it operates any Broadcasting Station;

             (iii) a copy of any citation, notice of violation or order to show cause issued by any Communications Regulatory Authority in relation to any of its Broadcasting Stations; and

              (iv) a copy of any notice or application by it requesting authority to cease broadcasting on any Broadcasting Station or to cease operating any Broadcasting Station for any period in excess of five (5) days.

     SECTION 8.1.9.  IDENTIFICATION OF SUBSIDIARIES; PROVISION OF COLLATERAL.

          (a) In the case of the Principal Companies, if and whenever any direct or indirect Subsidiary of the Principal Companies shall be created or acquired by any of the Principal Companies or their Subsidiaries at any time after the date hereof:

               (i) furnish promptly to the Administrative Agent a written notice identifying such Subsidiary, indicating whether such Subsidiary is "Inactive" as that term is used in SECTION 7.14(a), indicating whether such Subsidiary is a Material Subsidiary, and setting forth with respect to such Subsidiary information of the kind required by SECTION 7.14(b) with respect to Subsidiaries identified in the Corporate Structure as of the date hereof;

               (ii) promptly pledge or cause to be pledged to the Collateral Agent, upon the terms contained in the Pledge Agreement or a pledge agreement in or substantially in the form of the Pledge Agreement, all of the issued and outstanding shares of Capital Stock of such Subsidiary;

               (iii) promptly cause such Subsidiary to execute and deliver to the Collateral Agent a guaranty agreement in or substantially in the form of the Subsidiary Guaranty; and

               (iv) promptly cause such Subsidiary to execute and deliver to the Collateral Agent a security agreement in or substantially in the form of the Security Agreement and all such other Security Instruments as shall be required to create in favor of the Collateral Agent for the benefit of the Secured Parties, as security for all of the Obligations, perfected first- priority Liens with respect to all of the personal Property (whether tangible or intangible) of such Subsidiary;

     PROVIDED, HOWEVER, that anything in CLAUSES (ii), (iii) or (iv) to the contrary notwithstanding, the Principal Companies shall not be required
     (A) to pledge or to cause to be pledged any shares of Capital Stock of Inactive Subsidiaries, or (B) to cause Inactive Subsidiaries to execute and deliver Subsidiary Guaranties, Security Agreements or other Security Instruments.

          (b) From time to time after the date hereof, upon and in accordance with the request of the Managing Agents, and at the cost and expense of the Principal Companies, promptly create or cause to be created in favor of the Collateral Agent for the benefit of the Secured Parties, as security for all of the Obligations, perfected first-priority Liens with respect to all (if any) of its personal Property (whether tangible or intangible) which is not then subject to perfected first-priority Liens in favor of the Collateral Agent, all such Liens to be created under Security Instruments in form and substance satisfactory to the Managing Agents; deliver or cause to be delivered to the Collateral Agent (with copies to the Managing Agents) all such instruments (including legal opinions, Lien search results and releases and termination statements) as the Managing Agents shall reasonably request to evidence satisfaction of the Obligations created by this SECTION 8.1.9(b); and promptly provide such evidence as the Managing Agents shall from time to time request as to the perfection and priority of such Liens and any other Liens created pursuant to any of the Collateral Documents.

     SECTION 8.1.10. ERISA NOTICES. Upon the request of the Administrative Agent, furnish or cause to be furnished to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Reports, Form 5500, with all required attachments, in respect of each Single Employer Plan; and, promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of any Single Employer Plan under Section 302, 4041, 4042, 4043, 4063, 4065, 4066 or 4068 of ERISA, or in respect of any
Multiemployer Plan under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

     SECTION 8.1.11.  ENVIRONMENTAL COMPLIANCE.

          (a) Use and operate all of its Properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws.

          (b) Provide written notice to the Administrative Agent of (i) any violation of any Environmental Law regarding any of its Property or any of its business operations, (ii) any known Release, or threat of Release, of any Hazardous Substances at, from or into any of its Property which it is required to report in writing to any Governmental Authority or which could have a Materially Adverse Effect, (iii) any written notice of violation of any Environmental Law or of any Release or threatened Release of any Hazardous Substance, including any notice or claim of liability or potential responsibility from any third party (including any Governmental Authority), and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the operation of any of its Property, (B) contamination on, from or into any of its Property or (C) investigation or remediation of offsite locations at which it or any of its predecessors are alleged to have disposed of Hazardous Substances, or (D) any expense or loss incurred by any Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which it may be liable or for which a Lien may be imposed on any of its Property.

          (c) Cause the prompt containment and removal of any Hazardous Substances Released or disposed of on any of its Property, as necessary to comply with all Environmental Laws and to preserve the value of such Property.

          (d) After reasonable notice by the Managing Agents, whether or not a Default shall have occurred, permit any Managing Agent, in its reasonable discretion for the purpose of assessing and ensuring the value of any Property of any Transaction Party, to obtain, at the expense of the Principal Companies, one or more environmental assessments or audits of any such Property prepared by a hydrologist or other qualified independent engineer, consultant or expert selected by such Managing Agent to confirm
     (i) whether any Hazardous Substances are present in the soil or water at such Property, and (ii) whether the use and operation of the Property complies with all Environmental Laws.

     SECTION 8.2. CERTAIN NEGATIVE COVENANTS. Each Principal Company agrees with the Agents and the Lenders and warrants that, from and after the Closing Date and until all of the Commitments have terminated and all the Obligations have been paid in full, each Principal Company will not, and will not cause or permit any of its Subsidiaries to:

     SECTION 8.2.1.  LIMITATION ON NATURE OF BUSINESS.

          (a) At any time undertake, conduct or transact, directly or indirectly, any business except the business in which it is presently engaged as described in SECTION 7.14(b) of the Disclosure Schedule and any other businesses reasonably incidental or related thereto, or undertake, conduct or transact any business in a manner prohibited by Applicable Law, or, in the case of the Parent Company, undertake, conduct or transact any material business except the business of owning Capital Stock of its Subsidiaries and activities and businesses reasonably related thereto.

          (b) In the case of the Principal Companies, (i) permit any Subsidiary identified as "Inactive" in SECTION 7.14(a) of the Disclosure Schedule or any Subsidiary identified by the Principal Companies as "Inactive" in any written notice furnished by the Principal Companies to the Administrative Agent at any time after the date hereof to conduct or engage in any business or operations of any kind, to own any Property other than its nominal capitalization and rights under immaterial agreements or contracts that do not require any payments by such Subsidiary, to incur or assume or permit to exist any Indebtedness or to make or permit to exist any Investment (other than Investments in nominal aggregate amounts), or (ii) create or acquire at any time after the date hereof any direct or indirect Subsidiaries other than Subsidiaries that are created or acquired (A) pursuant to or in connection with any Permitted Acquisitions, and (B) in compliance with SECTION 8.1.9(a).

     SECTION 8.2.2. INDEBTEDNESS. Create, incur, assume, or permit or suffer to exist, or otherwise become or be liable in respect of or be responsible for, any Indebtedness, EXCEPT:

          (a) Indebtedness in respect of any of the Loans or any of the other Obligations;

          (b) Permitted Indebtedness of any of the Principal Companies or their Subsidiaries;

          (c) Indebtedness of Citicasters under the Citicasters 9-3/4% Notes and the Citicasters 9-3/4% Note Indenture in the maximum aggregate principal amount of (i) $200,000,000 until Citicasters shall complete the redemption or repurchase of Citicasters 9-3/4% Notes in the aggregate face amount of $75,000,000 with the proceeds of Restricted Payments made to Citicasters out of proceeds of Facility A Revolving Loans or out of Net Disposition Proceeds of New World TV Station Sales, and (ii) thereafter, $125,000,000;

          (d) Indebtedness of Citicasters under Securities from time to time issued by Citicasters, all of the Net Debt Proceeds of which are used exclusively to repay, prepay, redeem or repurchase Indebtedness under the Citicasters 9-3/4% Notes, the Citicasters 9-3/4% Note Indenture or Securities previously issued by Citicasters in compliance with this CLAUSE
     (d); PROVIDED, HOWEVER, that (i) the aggregate principal amount of all of the Indebtedness of Citicasters under such Securities shall not at any time exceed the lesser of (A) the aggregate principal amount of all Indebtedness then permitted by CLAUSE (c), or (B) the aggregate Indebtedness of Citicasters to be repaid, prepaid, redeemed or repurchased with the proceeds of such Securities, (ii) all Indebtedness in respect of such Securities is expressly subordinated in right of payment and exercise of remedies to the prior exercise of remedies to the prior payment in full of all of the Obligations (including all obligations refinancing, refunding or replacing all or any part of the Obligations from time to time) on terms no less favorable to the holders of any of such Obligations than the subordination provisions contained in the Citicasters 9-3/4% Note Indenture as in effect on the Closing Date, (ii) the aggregate outstanding principal amount of all of such Indebtedness does not at any time exceed $125,000,000, (iii) none of such Indebtedness is secured by any Liens on any Property of Citicasters or any of its Subsidiaries, (iv) no Subsidiaries of Citicasters have any Contingent Obligations of any kind in respect of any of such Indebtedness, (v) the stated final maturity date of such Indebtedness is not earlier than December 31, 2002, (vi) no part of the principal of such Indebtedness, and none of the Instruments evidencing such Indebtedness, is subject to any obligations of Citicasters in respect of "put" rights or subject to any mandatory repayment, prepayment, redemption, repurchase, defeasance, sinking fund or other similar obligations of Citicasters at any time prior to December 31, 2002, (vii) the covenants, events of default and other provisions contained in the Securities or other Instruments governing such Indebtedness, individually and payment in full of all Senior Indebtedness (as defined in the Citicasters 9- 3/4% Note Indenture as in effect on the Closing Date) on terms no less favorable to the holders of such Senior Indebtedness than the subordination provisions contained in the Citicasters 9-3/4% Note Indenture as in effect on the Closing Date, (iii) the stated final maturity date of such Indebtedness is not earlier than the stated final maturity of the Citicasters 9-3/4% Notes as in effect on the Closing Date,
     (iv) all obligations in relation to "put" rights and all mandatory repayment, prepayment, redemption, repurchase, defeasance, sinking fund and other similar obligations in respect of such Indebtedness are not more restrictive or more burdensome to Citicasters and its Subsidiaries than similar such obligations in respect of the Citicasters 9-3/4% Notes or the Citicasters 9-3/4% Note Indenture, each as in effect on the Closing Date,
     (v) the contract interest rate payable on such Indebtedness is not greater than the contract interest rate payable on the Citicasters 9-3/4% Notes, as in effect on the Closing Date, (vi) the covenants, events of default and other provisions contained in the Securities or other Instruments governing such Indebtedness, individually and taken as a whole, are, in the reasonable judgment of the Managing Agents, neither materially more restrictive nor materially more burdensome to Citicasters and its Subsidiaries than those contained in the Citicasters 9-3/4% Notes or the Citicasters 9-3/4% Note Indenture, each as in effect on the Closing Date,
     (vii) none of such Indebtedness is secured by any Liens on any Property of Citicasters or any of its Subsidiaries, (viii) no Subsidiaries of Citicasters have any Contingent Obligations of any kind in respect of any of such Indebtedness, and (ix) immediately prior, and immediately after giving effect, to the issuance of such Securities and the application of the Net Debt Proceeds to be received by Citicasters from the issuance thereof, each of the Special Covenant Conditions is satisfied;

          (e) Indebtedness of Citicasters, not otherwise permitted by any of the other CLAUSES of this SECTION 8.2.2, that is incurred by Citicasters under Securities issued from time to time after the date hereof by Citicasters; PROVIDED, HOWEVER, that (i) all of such Indebtedness is expressly subordinated in right of payment and taken as a whole, are, in the reasonable judgment of the Managing
     Agents, neither materially more restrictive nor materially more burdensome to Citicasters and its Subsidiaries than those contained in the Citicasters 9-3/4% Notes or the Citicasters 9-3/4% Note Indenture, each as in effect on the Closing Date, (viii) immediately prior, and immediately after giving effect, to the issuance of such Securities and the application of the Net Debt Proceeds to be received by Citicasters from the issuance thereof, each of the Special Covenant Conditions is satisfied, and (ix) all of the Net Debt Proceeds from the issuance of such Securities are used exclusively for the following purposes and on the following terms: (A) to repay, prepay, redeem or repurchase, within the applicable Reinvestment Period beginning on the date of the receipt of such Net Debt Proceeds by Citicasters, Indebtedness of Citicasters under Securities issued by Citicasters from time to time in compliance with this CLAUSE (e), (B) in connection with the implementation of any Permitted Acquisitions during the applicable Reinvestment Period beginning on the date of the receipt of such Net Debt Proceeds by Citicasters, and (C) to the extent that all of such Net Debt Proceeds are not used by Citicasters for the purposes and within the periods described in SUBCLAUSES (A) and
     (B), to the application of the balance of such Net Debt Proceeds remaining after the use of such Net Debt Proceeds for the purposes and within the periods described in SUBCLAUSES (A) and (B) (in this SUBCLAUSE (C), called the "NET AVAILABLE PROCEEDS") in the following manner: (1) if the Leverage Ratio for the first Reference Period ending on or prior to the last day of such Reinvestment Period is greater than 4.75:1.00, then the Net Available Proceeds shall be applied by the Principal Companies towards the mandatory prepayment of Facility A Revolving Loans in an aggregate principal amount equal to the lesser of (x) the Net Available Proceeds, or
     (y) the Leverage Ratio Adjustment for such Reference Period, as required by SECTION 3.3.2, and the balance (if any) remaining after such application may be used by the Principal Companies for general corporate purposes, and (2) if the Leverage Ratio for such Reference Period is equal to or less than 4.75:1.00, then the entire Net Available Proceeds may be used by the Principal Companies for general corporate purposes;

          (f) Indebtedness of any Subsidiaries of Citicasters to Citicasters under the Tax Sharing Agreement;

          (g) Indebtedness in respect of Investments permitted by CLAUSE (c) or (d) of SECTION 8.2.5;

          (h) Indebtedness of any of the Transaction Parties under any Rate Protection Agreements;

          (i) Indebtedness of any of the Principal Companies or their Subsidiaries consisting of dividends declared but not paid, to the extent that such dividends are permitted by SECTION 8.2.6;

          (j) Indebtedness of Citicasters under or in respect of any offer, commitment or agreement by Citicasters to pay or prepay any Indebtedness of Citicasters or to redeem, repurchase, defease or otherwise acquire for value any

     Indebtedness of Citicasters, to the extent that the making of any such payment or prepayment, and to the extent that the payment or distribution on account of any such redemption, repurchase, defeasance or other acquisition for value, is permitted by SECTION 8.2.6(e) or by SECTION 8.2.6(f); and

          (k) Indebtedness of Citicasters under or in respect of any offer, commitment or agreement by Citicasters to purchase, redeem or otherwise acquire for value any shares of any Permitted Capital Stock of Citicasters, to the extent that the making of any such purchase, redemption or other acquisition for value is permitted by SECTION 8.2.6(i).

     SECTION 8.2.3. LIENS. Create, incur, assume, or permit or suffer to exist, any Lien upon any of its Property (including Capital Stock of any of its Subsidiaries), whether now owned or hereafter acquired, EXCEPT:

          (a) Liens in favor of the Collateral Agent securing any of the Loans or any of the other Obligations; and

          (b)  Permitted Liens.

     SECTION 8.2.4.  FINANCIAL COVENANTS.

          (a) CONSOLIDATED SENIOR DEBT TO CONSOLIDATED EBITDA RATIO. Permit the Consolidated Senior Debt to Consolidated EBITDA Ratio (as hereinafter defined) for any Reference Period ending in any period identified below to be greater than the ratio specified below opposite such period:

                                       CONSOLIDATED SENIOR DEBT TO
                        PERIOD          CONSOLIDATED EBITDA RATIO
                        ------          -------------------------
                      09/01/94 to                4.00:1.0
                       12/31/96
                      01/01/97 to                3.75:1.0
                       12/31/97
                      01/01/98 to                3.50:1.0
                       12/31/98
                      01/01/99 to                3.25:1.0
                       12/31/99
                      Thereafter                 3.00:1.0

          "CONSOLIDATED SENIOR DEBT TO CONSOLIDATED EBITDA RATIO" means, in relation to any Reference Period, the ratio of (i) the Consolidated Senior Debt of Citicasters and its Subsidiaries at the end of such Reference Period, to (ii) the Consolidated EBITDA of Citicasters and its Subsidiaries for such Reference Period.

          (b) LEVERAGE RATIO. Permit the Leverage Ratio for any Reference Period ending in any period identified below to be greater than the ratio specified below opposite such period:

                 Period                              Leverage Ratio
                 ------                              --------------
            09/01/94 to 12/31/96                        5.75:1.0
            01/01/97 to 12/31/97                        5.50:1.0
            01/01/98 to 12/31/98                        5.25:1.0
            01/01/99 to 12/31/99                        5.00:1.0
            Thereafter                                  4.75:1.0

                 (c) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any Reference Period ending on or after the date hereof to be less than 2.00:1.00.

                 (d) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio for any Reference Period ending on or after the date hereof to be less than 1.15:1.0.

        SECTION 8.2.5. INVESTMENTS. Make, incur, assume, or permit or suffer to exist, or make any offer or commitment to make, or enter into any agreement to make, any Investments in any other Person, EXCEPT:

                 (a)      Permitted Investments;

                 (b)      Investments in any Citicasters Affiliate permitted by
           SECTION 8.2.10(f);

                 (c) in the case of any Citicasters Subsidiary, any Investments by such Citicasters Subsidiary in any other Citicasters Subsidiary that is a Transaction Party;

                 (d) in the case of the Parent Company, any Investments by the Parent Company in any Citicasters Subsidiary that is a Transaction Party made by way of (i) cash contributions to the capital of such Subsidiary, or (ii) cash Investments in the Permitted Capital Stock of such Subsidiary; and

                 (e) Investments by any of the Principal Companies or their Subsidiaries (other than Inactive Subsidiaries) that constitute Permitted Acquisitions.

           SECTION 8.2.6. RESTRICTED PAYMENTS. Make, extend or enter into any offer or commitment to make, or enter into any agreement to make, any Restricted Payments, EXCEPT:

                 (a) the declaration and payment of cash dividends by any Citicasters Subsidiary to any other Citicasters Subsidiary that is a Transaction Party;

                 (b) the payment of cash dividends by any Citicasters Subsidiary to Citicasters and the making of loans or advances by any Citicasters Subsidiary to Citicasters, in each case only in amounts necessary:

                        (i) to permit Citicasters to make (and Citicasters shall be obligated to use all proceeds of such Restricted Payments to make)

                 Restricted Payments by Citicasters permitted by CLAUSE (c),
                 (e), (g), (h), (i) or (k); and

                        (ii) to permit Citicasters to make (and Citicasters shall be obligated to use all proceeds of such Restricted Payments to make) payments of (A) obligations of Citicasters in respect of any sublease arrangements or in respect of any executive compensation or severance arrangements for former employees of Citicasters or any of its Subsidiaries, and (B) corporate overhead or other similar expenses incurred from time to time by Citicasters;

         PROVIDED, HOWEVER, that no such Restricted Payments by any Citicasters Subsidiaries to Citicasters that would otherwise be permitted by this CLAUSE (b) shall in any event be permitted unless:

                        (1) at the time of the declaration and payment of any such cash dividends, at the time of the making of any such loans or advances, and after giving effect thereto, each of the Special Covenant Conditions is satisfied; and

                        (2) all proceeds of each of such Restricted Payments by any Citicasters Subsidiary to Citicasters are used and applied by Citicasters substantially contemporaneously with the receipt of such Restricted Payments by Citicasters for the purposes, and only for the purposes, described in CLAUSES (i) and (ii) of this CLAUSE (b);

                 (c)    the making   by Citicasters at any time after the date
            hereof of any payment or other distribution on account of the redemption, repurchase or other acquisition for value of Citicasters 9-3/4% Notes in the maximum aggregate face amount of $75,000,000;

                 (d) the payment of cash dividends by Citicasters Subsidiaries to Citicasters and the making of loans or advances by Citicasters Subsidiaries to Citicasters in an aggregate amount (in addition to the amounts permitted byCLAUSE (b) or CLAUSE (c)) not exceeding $10,000,000 in any fiscal year of Citicasters; PROVIDED, HOWEVER, that no such Restricted Payments by Citicasters Subsidiaries to Citicasters shall in any event be permitted unless, at the time of the declaration and payment of any such dividends, at the time of the making of any such loans or advances, and after giving effect thereto, each of the Special Covenant Conditions is satisfied;

                 (e) the making by Citicasters (in addition to the payments or distributions permitted by CLAUSE (c) of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of Citicasters permitted by CLAUSE (c) or CLAUSE (d) of SECTION 8.2.2; PROVIDED, HOWEVER, that (i) each such Restricted Payment by Citicasters shall be made with (A) Net Debt

         Proceeds from the issuance by Citicasters of Indebtedness permitted by CLAUSE (d) of SECTION 8.2.2; or (B) Net Securities Proceeds from the issuance by Citicasters of Permitted Capital Stock in compliance withSECTION 8.2.11; and (ii) no such Restricted Payment by Citicasters shall in any event be permitted unless, at the time of the making of such Restricted Payment, and after giving effect thereto, each of the Special Covenant Conditions is satisfied;

                 (f) the making by Citicasters of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of Citicasters permitted by CLAUSE (e) of
         SECTION 8.2.2; PROVIDED, HOWEVER, that (i) each such Restricted Payment by Citicasters shall be made with (A) Net Debt Proceeds from the issuance by Citicasters of Indebtedness permitted byCLAUSE (E) of
         SECTION 8.2.2; or (B) Net Securities Proceeds from the issuance by Citicasters of Permitted Capital Stock in compliance with SECTION 8.2.11; and (ii) no such Restricted Payment by Citicasters shall in any event be permitted unless, at the time of the making of such Restricted Payment, and after giving effect thereto, each of the Special Covenant Conditions is satisfied;

                 (g) the making by Citicasters of any payment of interest, fees, costs, expenses or any other similar sums (except principal) payable by Citicasters under the Instruments governing Indebtedness of Citicasters permitted by SECTION 8.2.2; PROVIDED, HOWEVE, that no such payment by Citicasters shall in any event be permitted unless, at the time of the making of such payment by Citicasters, the making of such payment is not then prohibited by the applicable subordination provisions contained in the Instruments governing or relating to such Indebtedness of Citicasters;

                 (h) the declaration and payment by Citicasters of cash dividends on any shares of its Permitted Capital Stock; PROVIDED, HOWEVE, that (i) the aggregate amount of all of such cash dividends declared and paid by Citicasters in any fiscal year of Citicasters shall not exceed $2,500,000, and (ii) at the time of the declaration of any such cash dividends, and after giving effect to the payment thereof, each of the Special Covenant Conditions is satisfied;

                 (i) any cash payment by Citicasters on account of the purchase, redemption or other acquisition for value of shares of its Permitted Capital Stock; PROVIDED, HOWEVER, that (A) the aggregate amount of all of such cash payments made by Citicasters during the period beginning on September 1, 1994 and ending on December 31, 1995 shall not exceed $40,000,000; (B) the aggregate amount of all of such cash payments made by Citicasters from time to time after December 31, 1995, shall not exceed the lesser of (1) $10,000,000, or (2) $40,000,000 less the aggregate amount of all cash payments made by Citicasters pursuant to SUBCLAUSE (a); and (C) at the time of the making of each such cash payment, and after giving effect thereto, each of the Special Covenant Conditions is satisfied;

                 (j) the payments by any Citicasters Subsidiary to Citicasters of Indebtedness of such Subsidiary to Citicasters under the Tax Sharing Agreement; and

                 (k) payments, not otherwise permitted by any of the other CLAUSES of this SECTION 8.2.6, by any of the Principal Companies or their Subsidiaries to any Citicasters Affiliates, in each case only to the extent permitted byCLAUSE (e) or CLAUSE (f) of SECTION 8.2.10.

         SECTION 8.2.7. MERGERS; SALES OF PROPERTY. Consolidate or merge with any Person, engage in any Sale of any Broadcasting Station or any Sale of all or any substantial part of its other Property (either in a single transaction or a series of related transactions), sell and thereafter lease back all or any part of its Property, make any offer or commitment to do so, or enter into any agreement to do so, EXCEPT

                 (a)      any Permitted Dispositions;

                 (b) the Sale by the Borrower at any time after the date hereof of WBRC in Birmingham, Alabama upon the terms contained in the New World Purchase Agreement; PROVIDED, HOWEVER, that the Net Disposition Proceeds received by the Borrower from such New World TV Station Sale shall be used and applied by the Principal Companies substantially contemporaneously with the receipt of such Disposition Proceeds only for the purpose of (i) making any payment or prepayment of or on account of all of the unpaid principal of, or any payment or other distribution on account of the redemption, repurchase or other acquisition for value of, Citicasters 9-3/4% Notes in the aggregate face amount of $75,000,000, or (ii) the payment of all of the outstanding principal of Facility A Revolving Loans the proceeds of which were used by the Principal Companies for the purpose described in SUBCLAUSE (I);

                 (c) Other TV Station Sales by the Borrower from time to time after the date hereof; PROVIDED, HOWEVER, that:

                          (i) if Net Disposition Proceeds are received at any time on prior to December 31, 1997 from any such Sale, then all of such Net Disposition Proceeds shall be used exclusively for the purposes and subject to the terms set forth in CLAUSE (d)(i);

                          (ii) if Net Disposition Proceeds are received at any time after December 31, 1997 from any such Sale, then all of such Net Disposition Proceeds shall be used exclusively for the purposes and subject to the terms set forth in CLAUSE
                 (D)(II); and

                          (iii) at the time of making any offer or commitment to engage in any such Sale, at the time of entering into any agreement to engage in such Sale, at the time of completion of such Sale, and after giving effect to such Sale, each of the Special Covenant Conditions shall be satisfied;

                 (d) the Sale by any of the Principal Companies or their Subsidiaries from time to time after the date hereof of any radio Broadcasting Station; PROVIDED, HOWEVER, that:

                          (i) if Net Disposition Proceeds are received at any time on or prior to December 31, 1997 from any Sale pursuant to CLAUSE (c) or this CLAUSE (d), then all of such Net Disposition Proceeds shall be used exclusively for the following purposes and subject to the following terms: (A) in connection with the implementation of Permitted Acquisitions within the period of sixty (60) days beginning on the date of the receipt of such Net Disposition Proceeds; and (B) to the extent that all of such Net Disposition Proceeds are not used for the purposes and within the period described in SUBCLAUSE
                 (A), to the application of the balance of such Net Disposition Proceeds remaining after the use of such Net Disposition Proceeds for the purposes and within the period described in SUBCLAUSE (A) (in this SUBCLAUSE (B), called the "NET AVAILABLE PROCEEDS") in the following manner: (1) the Net Available Proceeds shall be applied by the Principal Companies, first, towards the prepayment of the principal amount of all Facility A Revolving Loans then outstanding until the outstanding principal amount of all Facility A Revolving Loans is paid in full; and (2) the balance (if any) remaining after such application may be used by the Principal Companies for general corporate purposes;

                          (ii) if Net Disposition Proceeds are received at any time after December 31, 1997 from any Sale pursuant to CLAUSE (c) or this CLAUSE (d), then all of such Net Disposition Proceeds shall be used exclusively for the following purposes and subject to the following terms: (A) in connection with the implementation of any Permitted Acquisitions within the applicable Reinvestment Period beginning on the date of the receipt of such Net Disposition Proceeds, and (B) to the extent that all of such Net Disposition Proceeds are not used for the purposes and within the period described in SUBCLAUSE (A), to the application of the balance of such Net Disposition Proceeds remaining after the use of such Net Disposition Proceeds for the purposes and within the period described in SUBCLAUSE (A) (in this SUBCLAUSE (B), called the "NET AVAILABLE PROCEEDS") in the following manner: (1) if the Leverage Ratio for the first Reference Period ending on or prior to the last day of such Reinvestment Period is greater than 4.75:1.00, then the Net Available Proceeds shall be applied by the Principal Companies towards the mandatory prepayment of Facility A Revolving Loans in an aggregate principal amount equal to the lesser of (X) the Net Available Proceeds, or (Y) the Leverage Ratio Adjustment for such Reference Period, as required by SECTION 3.3.2, and the balance (if any) remaining after such application may be used by the Principal Companies for general corporate purposes, and (2) if the Leverage Ratio for such Reference Period is equal to or less than 4.75:1.00, then the entire Net Available Proceeds may be used by the Principal Companies for general corporate purposes;

                          (iii)   the broadcast cash flow of all radio
                 Broadcasting Stations to be disposed of in connection with any such Sale, as determined for the 12-month period most recently ended prior to such Sale (the broadcast cash flow for such 12-month period for all radio Broadcasting Stations to be disposed of in connection with any particular Sale being referred to in this CLAUSE (d) as the "DISPOSITION PERIOD CASH FLOW"), shall not exceed twenty percent (20%) of the Consolidated Broadcast Cash Flow of Citicasters and its Subsidiaries for such 12-month period attributable to radio Broadcasting Stations;

                          (iv) the aggregate of the applicable Disposition Period Cash Flow attributable to all radio Broadcasting Stations disposed of in connection with all of the Sales completed from time to time after the date hereof (determined after taking account of the Disposition Period Cash Flow of the radio Broadcasting Stations to be disposed of in connection with such proposed Sale) shall not exceed forty percent (40%) of the Consolidated Broadcast Cash Flow of Citicasters and its Subsidiaries for the Reference Period ending on December 31, 1994 attributable to radio Broadcasting Stations; and

                          (v) at the time of making any offer or commitment to engage in any such Sale, at the time of entering into any agreement to engage in such Sale, at the time of completion of such Sale, and after giving effect to such Sale, each of the Special Covenant Conditions shall be satisfied; and

                 (e) the Sale by any of the Principal Companies or their Subsidiaries from time to time after the date hereof of any Property; PROVIDED, HOWEVER, that:

                          (i) such Property is not a radio or television Broadcasting Station, is not owned or used primarily in connection with the operation of any radio or television Broadcasting Station, and is not Capital Stock of any Citicasters Subsidiary;

                          (ii) the aggregate amount of all of the Net Disposition Proceeds received by any of the Principal Companies or their Subsidiaries in any fiscal year of Citicasters from all Sales of Property permitted by this CLAUSE (e) shall not exceed $5,000,000;

                          (iii) if the aggregate amount of all of the Net Disposition Proceeds received by any of the Principal Companies or their Subsidiaries in any fiscal year of Citicasters from all Sales of Property permitted by this CLAUSE (e) shall exceed $2,000,000, then all of such Net Disposition Proceeds in excess of $2,000,000 (in this SUBCLAUSE (iii), called the "EXCESS DISPOSITION PROCEEDS") shall be used exclusively for the following purposes and subject to the following terms: (A) the Excess Disposition Proceeds shall be applied by the Principal Companies towards the mandatory prepayment of the principal amount of all Facility A Revolving

                 Loans then outstanding until the outstanding principal amount of all Facility A Revolving Loans is paid in full, and (B) then, the balance (if any) remaining after such application may be used by the Principal Companies for general corporate purposes; and

                          (iv) at the time of making any offer or commitment to engage in any such Sale, at the time of entering into any agreement to engage in such Sale, at the time of completion of such Sale, and after giving effect to such Sale, each of the Special Covenant Conditions shall be satisfied.

         SECTION 8.2.8. ACQUISITIONS. Engage in or undertake, make any offer or commitment to engage in, or enter into any agreement to engage in, any Acquisition, EXCEPT

                 (a) any Acquisition made by any of the Principal Companies or their Subsidiaries at any time after the date hereof that constitutes a Non-radio Acquisition by any of the Principal Companies or their Subsidiaries; and

                 (b) any Acquisitions of radio Broadcasting Stations by any of the Principal Companies or their Subsidiaries from time to time after the date hereof; PROVIDED, HOWEVER, that:

                          (i) the aggregate value of all Investments by the Principal Companies and their Subsidiaries (all as consolidated in accordance with GAAP) in all Noncontrolled Entities shall at no time exceed $15,000,000;

                          (ii) the aggregate value of all Investments by the Principal Companies and their Subsidiaries (all as consolidated in accordance with GAAP) in all Turnaround Stations shall at no time exceed $25,000,000;

                          (iii) the aggregate value of all Investments by Citicasters and its Subsidiaries in connection with the Acquisition of any single radio Broadcasting Station shall not exceed $35,000,000, PROVIDED that Citicasters and its Subsidiaries may, at any time after the date hereof, make an Acquisition of a single radio Broadcasting Station the aggregate value of all Investments in which exceeds $35,000,000 but does not exceed $50,000,000;

                          (iv) the broadcast cash flow of any single radio Broadcasting Station to be acquired in connection with any particular Acquisition, as determined for the 12-month period most recently ended prior to such Acquisition, shall not exceed twenty percent (20%) of the Consolidated Broadcast Cash Flow of Citicasters and its Subsidiaries for such 12-month period attributable to radio Broadcasting Stations and determined as if the radio Broadcasting Station to be acquired in connection with such Acquisition were owned by Citicasters and its Subsidiaries at all times during such period;

                          (v) the Consolidated Broadcast Cash Flow of Citicasters and its Subsidiaries attributable to all radio Broadcasting Stations in a single broadcasting market, as determined for the 12-month period most recently ended prior to such Acquisition and determined as if the radio Broadcasting Stations to be acquired in connection with such Acquisition were owned by Citicasters and its Subsidiaries at all times during such period, shall not exceed thirty percent (30%) of the Consolidated Broadcast Cash Flow of Citicasters and its Subsidiaries for such 12-month period attributable to radio Broadcasting Stations and determined as if all such radio Broadcasting Stations to be acquired were owned by Citicasters and its Subsidiaries at all times during such period;

                          (vi) each radio Broadcasting Station to be acquired in connection with each such Acquisition shall be located in a top-50 ADI market;

                          (vii) upon or promptly after completion of each such Acquisition, the Principal Companies shall be in compliance in all material respects with the covenants contained in SECTION 8.1.9; and

                          (viii) at the time any offer or commitment is made to engage in any such Acquisition, at the time any agreement to engage in such Acquisition is entered into, and after giving effect to such Acquisition, each of the Special Covenant Conditions is satisfied.

         SECTION 8.2.9. MODIFICATION OF CERTAIN DOCUMENTS AND GOVERNING DOCUMENTS. Consent to or enter into or permit any material amendment, supplement or other modification of any Ancillary Document or any Governing Document of any of the Principal Companies or their Subsidiaries.

         SECTION 8.2.10. TRANSACTIONS WITH AFFILIATES. Enter into, engage in or perform any Affiliate Transaction, make any offer or commitment to do so, or enter into any agreement to do so, EXCEPT:

                          (a) the incurrence of Indebtedness by any Citicasters Subsidiary to Citicasters under the Tax Sharing Agreement and the payment of any such Indebtedness by such Citicasters Subsidiary;

                          (b) Restricted Payments by any of the Principal Companies or their Subsidiaries to the extent permitted by
                 SECTION 8.2.6, including, without limitation, Restricted Payments permitted by CLAUSE (h) and CLAUSE (i) of SECTION 8.2.6;

                          (c) Investments by the Parent Company permitted by CLAUSE (d) of SECTION 8.2.5, and Investments by any of the Principal Companies or their Subsidiaries permitted by CLAUSE
                 (e) of SECTION 8.2.5;

                          (d) loans or advances to any employee of any of the Principal Companies or their Subsidiaries made in the ordinary course of business;

                 (e) the Sale by any of the Principal Companies or their Subsidiaries of advertising time to any Affiliate that is not resold by such Affiliate or the purchase by any of the Principal Companies or their Subsidiaries of insurance from any Affiliate that is an insurance carrier or through any Affiliate that is an insurance agency, in each case, in the ordinary course of business; PROVIDED that the terms of each such Sale of advertising time or purchase of insurance is no less favorable to any of the Principal Companies or their Subsidiaries than would be the case if such Sale or purchase had been entered into with a Person that is not an Affiliate; and

                 (f) any other Affiliate Transaction with any Affiliate of Citicasters not otherwise permitted by any of the other provisions of thisSECTION 8.2.10; PROVIDED, that (i) the terms of such Affiliate Transaction are no less favorable to any of the Principal Companies or their Subsidiaries than would be the case if such Affiliate Transaction had been entered into with a Person that is not an Affiliate of Citicasters, and (ii) the aggregate value (as determined on a reasonable basis and in good faith by the Principal Companies) of all Affiliate Transactions permitted by thisCLAUSE (f) (and not otherwise permitted by any other CLAUSE of this SECTION 8.2.10) during any fiscal year of Citicasters shall not exceed $2,000,000.

         SECTION 8.2.11. SALE OF CAPITAL STOCK, ETC. Issue, sell, transfer, pledge, mortgage, assign or otherwise dispose of any shares of any Capital Stock of any of the Principal Companies or their Subsidiaries, EXCEPT:

                 (a) the pledge from time to time of Capital Stock of the Borrower and of other Citicasters Subsidiaries to the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement and the Collateral Documents; and

                 (b) the issuance by Citicasters of shares of its Permitted Capital Stock; PROVIDED, HOWEVER, that:

                          (i) such issuance of Permitted Capital Stock by Citicasters will not result in a breach of the covenants set forth in SECTION 8.2.12;

                          (ii) if Net Securities Proceeds from the issuance of Permitted Capital Stock by Citicasters is received by Citicasters at any time on or prior to December 31, 1997, then all of such Net Securities Proceeds shall be used exclusively for the following purposes and subject to the following terms:
                 (A) in connection with the implementation of Permitted Acquisitions within the period of sixty (60) days beginning on the date of the receipt of such Net Securities Proceeds; (B) to repay, prepay, redeem or repurchase, within such period of sixty (60) days, Indebtedness of Citicasters permitted by
                 SECTION 8.2.2; (C) for other general corporate purposes within such period of sixty (60) days; and (D) to the extent that all of such Net Securities Proceeds are not used by Citicasters for the purposes and within the periods described in SUBCLAUSES (A), (B) and (C), to the application of the balance of such Net Securities Proceeds remaining after the use of such Net Securities Proceeds for the purposes and within the periods described in SUBCLAUSES (A), (B) and (C) (in this SUBCLAUSE (D), called the "NET AVAILABLE PROCEEDS") in the following manner: (1) the Net Available Proceeds shall be applied by the Principal Companies, first, towards the prepayment of the principal amount of all of the Facility A Revolving Loans then outstanding until all of the outstanding principal amount of all Facility A Revolving Loans is paid in full; and (2) the balance (if any) remaining after such application may be used by the Principal Companies for general corporate purposes;

                          (iii) if Net Securities Proceeds from the issuance of Permitted Capital Stock by Citicasters is received by Citicasters at any time after December 31, 1997, then all of such Net Securities Proceeds shall be used exclusively for the following purposes and subject to the following terms: (A) in connection with the implementation of Permitted Acquisitions within the applicable Reinvestment Period beginning on the date of the receipt of such Net Securities Proceeds; (B) to repay, prepay, redeem or repurchase, within the period of sixty (60) days beginning on the date of the receipt of such Net Securities Proceeds, Indebtedness of Citicasters permitted by SECTION 8.2.2; (C) for other general corporate purposes within such period of sixty (60) days; and (D) to the extent that all of such Net Securities Proceeds are not used by Citicasters for the purposes and within the periods described in SUBCLAUSES (A), (B) and (C), to the application of the balance of such Net Securities Proceeds remaining after the use of such Net Securities Proceeds for the purposes and within the periods described in SUBCLAUSES (A), (B) and (C) (in this SUBCLAUSE (D), called the "NET AVAILABLE PROCEEDS") in the following manner: (1) if the Leverage Ratio for the first Reference Period ending on or prior to the last day of such applicable period (either the Reinvestment Period or the period of sixty (60) days, as the case may be) is greater than 4.75:1.00, then the Net Available Proceeds shall be applied by the Principal Companies towards the mandatory prepayment of Facility A Revolving Loans in an aggregate principal amount equal to the lesser of (X) the Net Available Proceeds, or (Y) the Leverage Ratio Adjustment for such Reference Period, as required by SECTION 3.3.2, and the balance (if any) remaining after such application may be used by the Principal Companies for general corporate purposes, and (2) if the Leverage Ratio for such Reference Period is equal to or less than 4.75:1.00, then the entire Net Available Proceeds may be used by the Principal Companies for general corporate purposes; and

                          (iv) at the time of such issuance, and after giving
                 effect thereto, each of the Special Covenant Conditions is satisfied; and

                 (c) the issuance by any Citicasters Subsidiary of Permitted Capital Stock of such Citicasters Subsidiary pursuant to Investments permitted by CLAUSE (c) or CLAUSE (d) of
          SECTION 8.2.5.

         SECTION 8.2.12. CHANGE OF CONTROL. Enter into or undertake any transaction, arrangement or agreement (whether a consolidation, merger, issue or Sale of Capital Stock or other Securities, reorganization, voting agreement or otherwise) that will or is reasonably likely to result in a Default under
SECTION 9.1.12.

         SECTION 8.2.13. CHANGE OF LOCATION OR NAME. Change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case, without first giving the Collateral Agent written notice thereof and having taken any and all action reasonably required by the Collateral Agent to maintain and preserve the perfected first-priority Liens in favor of the Collateral Agent created by the Collateral Documents.

         SECTION 8.2.14.  ERISA COMPLIANCE.

                 (a) Permit any Single Employer Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived.

                 (b) Fail to contribute to any Single Employer Plan to an extent which, or terminate any Single Employer Plan in a manner which, could result in the imposition of a Lien on the Property of any of the Principal Companies or any of their Subsidiaries.

                 (c) Permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of any Single Employer Plan exceeding the value of the current assets of such Plan.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

         SECTION 9.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" shall mean any of the events set forth in this Section occurring or existing at any time on or after the date of this Agreement.

         SECTION 9.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower (or, with respect to CLAUSE (c), any other Transaction Party) shall default:

                 (a) in the payment or prepayment when due under this Agreement or any Note of any principal of any of the Loans, and such default shall continue unremedied for a period of one (1) Business Day;

                 (b) in the payment or prepayment when due under this Agreement or any Note of any interest on any of the Loans or other Obligations or any Fees payable under SECTION 3.5, and such default shall continue unremedied for a period of three (3) Business Days; or

                 (c) in the payment when due under this Agreement or any of the other Loan Documents of any other sum (other than any sum referred to in CLAUSE (a) or (b)), and such default shall continue unremedied for a period of five (5) Business Days.

         SECTION 9.1.2. NON-PERFORMANCE OF CERTAIN OBLIGATIONS. Any of the Principal Companies shall default in the due performance or observance of any of its Obligations under SECTION 8.1.2 or SECTION 8.2 (including SECTION 8.2.1 through 8.2.14, inclusive).

         SECTION 9.1.3. NON-PERFORMANCE OF OTHER OBLIGATIONS. Any Transaction Party shall default in the due performance or observance of any of its Obligations in any of the Loan Documents (other than the obligations specified in SECTION 9.1.1 or 9.1.2), and such default shall continue unremedied for fifteen (15) days after notice thereof shall have been given to any Transaction Party by the Administrative Agent.

         SECTION 9.1.4. BREACH OF WARRANTY. Any representation or warranty of any Transaction Party under any of the Loan Documents is or shall be untrue or incorrect in any material respect when made or deemed made.

         SECTION 9.1.5. DEFAULT UNDER OTHER DEBT DOCUMENTS. Any of the following events shall occur:

                 (a) any Transaction Party shall fail to pay, when due, any principal, interest or other sum payable in respect of any of its Indebtedness under any Other Debt Document;

                 (b) any Indebtedness under any Other Debt Document is accelerated or otherwise becomes due and payable prior to its scheduled payment date;

                 (c) any default or event of default occurs under any Other Debt Document;

                 (d) any holder or holders of any of the Indebtedness under any Other Debt Document, or any Representatives of any such holder or holders, shall exercise, purport to exercise, give any notice of their intention to exercise or become entitled by the terms of such Other Debt Document to exercise, (i) any right to accelerate Indebtedness outstanding under such Other Debt Document, (ii) any right to require any Restricted Payment to be made in respect of such Indebtedness, or (iii) any other remedies under such Other Debt Document; or

                 (e) any Transaction Party shall for any reason make, offer to make or become obligated to make or offer to make, any Restricted Payment in respect of any Indebtedness under any Other Debt Document (other than Restricted Payments permitted by this Agreement and other than offers to make a Restricted Payment where the making of such Restricted Payment is contingent on all of the Obligations first having been paid in full).

         SECTION 9.1.6. DEFAULT UNDER OTHER INSTRUMENTS. Any Principal Company or any of its Subsidiaries (a) shall fail to make any payment, when due, of any Indebtedness

(other than the Obligations or Indebtedness under Other Debt Documents) and such payment shall exceed $2,000,000, or (b) shall fail to perform or observe the terms of any Instrument relating to any such Indebtedness, and such failure of the kind described in this CLAUSE (b) shall permit any holder of such Indebtedness to declare Indebtedness in an aggregate amount exceeding $2,000,000 to be immediately due and payable or to otherwise be accelerated, or
(c) any Lien on any Property of any Principal Company or any such Subsidiary securing any such Indebtedness shall be foreclosed or otherwise enforced.

         SECTION 9.1.7. BANKRUPTCY, INSOLVENCY, ETC. Any Principal Company or any Subsidiary of any Principal Company shall:

                 (a) generally fail to pay its debts as they become due, or admit in writing its inability to pay its debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for any Principal Company or any such Subsidiary or any Property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for any Principal Company or any such Subsidiary or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

                 (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding (except for the voluntary dissolution, not under bankruptcy or insolvency law, of any such Person that is not a Transaction Party), in each case, by or against any Principal Company or any such Subsidiary, PROVIDED that if not commenced by any Principal Company or any such Subsidiary, such proceeding shall be consented to or acquiesced in by any Principal Company or any such Subsidiary, or shall result in the entry of an order for relief or shall remain undismissed for thirty (30) days;

                 (e) with respect to any Transaction Party, permit or suffer to exist the commencement of any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any material part of its Property (except for any such attachment or similar process that would constitute a Permitted Lien); or

                 (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 9.1.8. JUDGMENTS. A final judgment which, with all other such outstanding final judgments against any of the Principal Companies or their Subsidiaries, exceeds an aggregate of $2,000,000 (net of actual insurance coverage with respect thereto), shall be rendered against any of the Principal Companies or their Subsidiaries, and, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

         SECTION 9.1.9.  ERISA.  Any of the following events shall occur:

                 (a) any Single Employer Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year, or a waiver of such standard or the extension of any amortization period is sought or granted under Section 412(d) or (e) of the Code;

                 (b) any Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or an event shall have occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA; or

                 (c) any Principal Company, any Subsidiary of any Principal Company or any ERISA Affiliate shall have incurred or become likely to incur liability to or on account of a termination of or a withdrawal from a Plan under Section 4062, 4063, 4064, 4201, 4204 or 515 of ERISA;

and there shall result from any such event or events either (i) the provision of security to induce the issuance of a waiver or extension of any funding requirement under Section 412 of ERISA, or (ii) liability, or a material risk of incurring liability, to the PBGC or a Plan or a trustee appointed under
Section 4042 or 4049 of ERISA in excess of $2,000,000.

         SECTION 9.1.10. BROADCASTING STATIONS. Any of the following events shall occur with respect to any Broadcasting Station or FCC License material to the operations of any Transaction Party:

                 (a) the commencement by any Communications Regulatory Authority of any proceedings to suspend, revoke, terminate, require the divestiture of or adversely modify any such FCC License, which proceedings are not dismissed or discharged within thirty (30) days;

                 (b) the on-the-air broadcasting operations of any of the Broadcasting Stations owned by any Transaction Party accounting for, in the aggregate, ten percent (10%) or more of the consolidated net operating revenues of Citicasters and its Subsidiaries for the most recently completed period of four consecutive fiscal quarters of Citicasters (i) are interrupted at any time for more than 120 hours during any period of 20 consecutive days (the last day of such period being hereinafter referred to as the INTERRUPTION DETERMINATION DATE"), and (ii) such Transaction Party shall not have satisfied the Managing Agents by the 30th day following the Interruption Determination Date that such Transaction Party will receive proceeds of business interruption insurance sufficient to cover the aggregate lost operating revenues resulting from such interruption;

                 (c) the entry of any order by the FCC suspending, revoking, terminating, requiring the divestiture of or adversely modifying any such FCC License;

                 (d) any loss or revocation of or failure to timely file for renewal any such FCC License; or

                 (e) any designation of an application for renewal of any such FCC License for an evidentiary hearing.

         SECTION 9.1.11. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of any Transaction Party thereto; or any Transaction Party or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligations shall, in whole or in part, cease to be a perfected first-priority Lien, subject only to the exceptions permitted by the Loan Documents.

         SECTION 9.1.12.CHANGE OF CONTROL. At any time after the Closing Date, any of the following shall occur:

                 (a) the Parent Company shall cease to own and control (either directly or through a wholly-owned Subsidiary that is a Transaction Party), both legally and beneficially, with full power to vote, one hundred percent (100%) of the outstanding shares of Capital Stock of the Borrower of every class;

                 (b) AFC and its Affiliates shall cease to own and control, both legally and beneficially, with full power to vote, an aggregate of at least twenty-five percent (25%) of all of the outstanding shares of voting Capital Stock of the Parent Company; or AFC and its Affiliates shall cease to possess, through ownership of Capital Stock, contract, proxy or otherwise, the power to elect or to cause the election of a majority of the members of the Board of Directors of the Parent Company; or a majority of the members of the Board of Directors of the Parent Company shall at any time not be nominated or otherwise approved by AFC or its Affiliates; or

                 (c) the aggregate number of outstanding shares of voting Capital Stock of the Parent Company owned and controlled, both legally and beneficially, with full power to vote, by AFC and its Affiliates
         (i) shall cease to exceed the aggregate number of outstanding shares of voting Capital Stock of the Parent Company owned or controlled, whether legally or beneficially, by any Person or Persons (other than by any Open-end Company described below inSUBCLAUSE (II)) and any Affiliates of any such Person or Persons acting in concert by an amount representing ten percent (10%) or more of the total number of outstanding shares of voting Capital Stock of the Parent Company, or
         (ii) shall cease to exceed the aggregate number of outstanding shares of voting Capital Stock of the Parent Company owned or controlled, whether legally or beneficially, by any Open-end

         Company (as defined in the Investment Company Act of 1940, as amended), whether directly or, indirectly, through one or more Affiliates of such Open-end Company.

         SECTION 9.1.13. MATERIALLY ADVERSE EFFECT. Any event or events shall occur after the Closing Date which, individually or in the aggregate, have or are reasonably likely to have, a Materially Adverse Effect.

         SECTION 9.2. ACTION IF BANKRUPTCY. If any Default or Event of Default described in SECTION 9.1.7 shall occur, all of the Commitments shall automatically be terminated and the outstanding principal amount of all Loans and the outstanding amount of all other Obligations shall automatically be and become immediately due and payable, all without notice, demand, presentment or other action of any kind.

         SECTION 9.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than an Event of Default described in SECTION 9.1.7) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall, upon notice or demand, declare (a) all of the Commitments to be terminated, whereupon the Commitments shall be immediately terminated, and/or (b) all or any portion of the outstanding principal amount of the Loans or the outstanding amount of any other Obligations to be immediately due and payable, whereupon all of the Commitments shall terminate forthwith and such Loans and other Obligations shall be and become immediately due and payable, in each case under CLAUSE (a) or (b), without further notice, demand, presentment or other action of any kind.

         SECTION 9.4. COMMITMENT TERMINATION EVENT. If any Commitment Termination Event shall occur, all of the Commitments shall automatically terminate, all without notice, demand, presentment or other action of any kind.

                                   ARTICLE X

                                   THE AGENTS

         SECTION 10.1. ACTIONS. Each Lender or other holder of any Note hereby authorizes each of the Administrative Agent, the Managing Agents and the Collateral Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and, in the absence of other written instructions from the Required Lenders (or, if required by the terms of Section 12.1, from all the Lenders) received from time to time by the Administrative Agent, the Managing Agents or the Collateral Agent, as the case may be (with respect to which each of the Administrative Agent, the Managing Agents or the Collateral Agent, as the case may be, agrees that it will, subject to the next three sentences of this SECTION 10.1, comply in good faith except to the extent that it is advised by counsel that such compliance would be contrary to any Applicable Law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent, each Managing Agent or the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify each Agent, promptly upon demand, Ratably at the time such demand is transmitted, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "INDEMNIFIED COSTS") which may at any time be imposed on, incurred by, or asserted against such Agent, in any way relating to or arising out of this Agreement or any of the other Loan Documents, including the reimbursement of any Agent for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel, amounts paid in settlement and court costs) incurred by such Agent hereunder or in connection herewith or in enforcing the Obligations of the Transaction Parties under this Agreement or any of the other Loan Documents, in all cases as to which such Agent is not reimbursed by the Principal Companies; EXCEPT for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which (a) a court of competent jurisdiction has found, in a final nonappealable order, resulted directly and primarily by reason of such Agent's gross negligence or willful misconduct, or (b) have been reimbursed by the Principal Companies pursuant to SECTION 12.4. No Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless indemnified to its satisfaction by the Lenders against any Indemnified Costs, except for Indemnified Costs resulting directly and primarily by reason of such Agent's gross negligence or willful misconduct. If any indemnity required by this SECTION 10.1 in favor of any Agent shall become impaired, such Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. Any Agent may delegate its duties hereunder to any of its Affiliates, agents or attorneys-in-fact selected in good faith by the delegating Agent.

         SECTION 10.2. EXCULPATION. Notwithstanding any provision to the contrary elsewhere in this Agreement or any of the other Loan Documents, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any trust or fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. None of the Agents or any of their respective directors, officers, employees or agents (collectively, the "RELATED PARTIES") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall any Agent or any of the Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor shall any Agent or any of the Related Parties be obligated to make any inquiry respecting the performance by the Transaction Parties of their obligations hereunder or thereunder, or to inspect the Properties, books or records of the Transaction Parties. Each of the Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, to the extent this Agreement requires a higher percentage, such higher percentage), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, to the extent this Agreement requires a higher percentage, such higher percentage) as it deems appropriate.

         SECTION 10.3. SUCCESSOR. Subject to the appointment and acceptance of a successor as provided below, each of the Administrative Agent, the Managing Agents and the Collateral Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders, and any such Agent may be removed at any time with reasonable cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders may, upon consultation with the Borrower, appoint another Lender which is a commercial banking institution or trust institution having a combined capital and surplus of at least $500,000,000 as a successor Administrative Agent, Managing Agent or Collateral Agent, as the case may be. If the Required Lenders do not make such appointment within ten days, the resigning or removed Administrative Agent, Managing Agent or Collateral Agent, as the case may be, shall, upon consultation with the Borrower, appoint a new Administrative Agent, Managing Agent or Collateral Agent, as the case may be, from among the Lenders which are commercial banking or trust institutions having a combined capital and surplus of at least $500,000,000 or, if no Lender accepts such appointment, from among all other commercial banking institutions or trust institutions having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent, Managing Agent or Collateral Agent, as the case may be, such successor Administrative Agent, Managing Agent or Collateral Agent shall thereupon become the Administrative Agent, a Managing Agent or the Collateral Agent hereunder and under the other Loan Documents and shall be entitled to receive from the prior Administrative Agent, Managing Agent or Collateral Agent, as the case may be, such documents of transfer and assignment as it may reasonably request, and the resigning or removed Administrative Agent, Managing Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

         SECTION 10.4. COLLATERAL DOCUMENTS, ETC. Each Lender hereby authorizes the Collateral Agent to enter into the applicable Collateral Documents and other Loan Documents and the Administrative Agent and each Managing Agent to enter into any other Loan Documents and each thereof to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon any security granted by or guaranty provided by any Collateral Document or any other Loan Document, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Lenders and the Agents upon the terms of the Collateral Documents and other Loan Documents.

         SECTION 10.5. LOANS BY AGENTS. Any Lender which may at any time be acting as an Agent and as a Lender hereunder shall have the same rights and powers with respect to any Loans made by it and any Notes held by it as any Lender and may exercise the same as if it were not an Agent hereunder, and the term "Lender" and, when appropriate, "holder", shall include any Lender who is then an Agent.

         SECTION 10.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of any of the Agents or other Lenders, and based on the financial information referred to in SECTIONS 7.4 and 7.5 and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to make its Commitments and to participate in the Credit Extensions. Each Lender also acknowledges that it will, independently of any of the Agents or other Lenders, and based on such documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Collateral Documents, the Notes or the other Loan Documents.

         SECTION 10.7. NOTICES, ETC., TO THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT. The Administrative Agent or the Collateral Agent, as the case may be, will distribute to each Lender each Instrument and copies of all other communications received by the Administrative Agent or the Collateral Agent, as the case may be, from any of the Transaction Parties in accordance with the terms of this Agreement or any of the other Loan Documents.

                                   ARTICLE XI

                      ADDITIONAL LENDERS AND PARTICIPANTS

         SECTION 11.1.  PARTICIPATIONS BY LENDERS.

         SECTION 11.1.1 PARTICIPATIONS. From and after the date of this Agreement, any Lender may, in the ordinary course of its business and in accordance with Applicable Law, sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loans owing to such Lender, any Notes held by such Lender, any Commitments of such Lender or any other interests of such Lender under this Agreement and under the other Loan Documents (which Sales shall be, as nearly as practicable, and permitting customary rounding of such Sales and resulting retained interests, on a PRO RATA basis as to all of the Loans, Notes, Commitments and other interests of such Lender under the Loan Documents). In the event of any such Sale by any Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of each of its Notes for all purposes under this Agreement and the other Loan Documents, the Principal Companies and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the Obligations of the Principal Companies relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents. It is understood that nothing in the prior sentence or elsewhere in this SECTION 11.1.1 shall prohibit a Lender from agreeing with any Participant that such Lender will not, without the consent of such Participant, take any action that would in any event require approval of all of the Lenders under SECTION 12.1. Each Lender hereby agrees that it will not agree with any Participant that such Lender will not take any action without such Participant's consent unless such action would in any event require approval of all Lenders under SECTION 12.1.

         SECTION 11.1.2. PARTICIPANT'S RIGHTS OF SET-OFF IN CERTAIN CASES. Each of the Principal Companies agrees that each Participant shall be deemed to have all rights of set-off and bankers' liens provided by Applicable Law in respect of its participating interest in amounts owing under this Agreement, any Notes or any of the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to such Participant as a Lender under this Agreement any Notes or any of the other Loan Documents, PROVIDED that such Participant shall only be entitled to such right of set-off if it shall have agreed, for the benefit of the Lenders and holders of Notes, in the agreement pursuant to which it shall have acquired its participating interest, to purchase from the Lenders and holders of Notes such participations in the Notes held by them as shall be necessary to cause such Participant to share the amount recovered in exercising such right of set-off or bankers' liens PRO RATA in accordance with the aggregate unpaid principal and interest on the Loans held by each of them.

         SECTION 11.1.3. RIGHTS OF PARTICIPANTS. Each of the Principal Companies also agrees that each Participant shall be entitled to the benefits of SECTIONS 3.7, 4.5, 4.8 and 12.4 with respect to its participation in the Loans outstanding from time to time, and all amounts to which any Participant is entitled thereunder shall be paid by the Principal Companies directly to the Participant; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to such SECTIONS than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         SECTION 11.2.  ASSIGNMENTS BY LENDERS.

         SECTION 11.2.1. ASSIGNMENTS. From and after the date of this Agreement, any Lender (any such Lender being referred to herein as an "ASSIGNING LENDER") may, in the ordinary course of its business and in accordance with Applicable Law, assign and transfer to any other Lender or to any Affiliate of such Assigning Lender and, with the consent of the Managing Agents (such consent not to be unreasonably withheld), to any one or more additional banks or financial institutions ("PURCHASING LENDER") any part of such Assigning Lender's rights and obligations (including Commitments) under this Agreement, its Notes and the other Loan Documents (which assignments and transfers shall be, as nearly as practicable, and permitting customary rounding of such assignments and transfers and resulting retained interests, on a PRO RATA basis as to all of the Loans, Notes and Commitments of such Assigning Lender and as to all of the other rights and obligations of such Assigning Lender). Any such assignment and transfer ("ASSIGNMENT") shall be made pursuant to an Assignment and Acceptance Agreement, substantially in the form of EXHIBIT N attached hereto (an "ASSIGNMENT AND ACCEPTANCE AGREEMENT"), executed by such Purchasing Lender and such Assigning Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register (as hereinafter defined); PROVIDED, HOWEVER, that (a) the aggregate principal amount of all Loans and Commitments of the Assigning Lender being assigned pursuant to any such Assignment shall in no event be less than $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (b) each such Assignment shall be of a constant, and not a varying, percentage of all of the Assigning Lender's interests in all of its Commitments, Loans and Notes and all of its other rights and obligations under this Agreement, the Notes and the other Loan Documents, and
(c) after giving effect to any such Assignment by an Assigning Lender, the aggregate amount of the Assigning Lender's Commitments hereunder shall not be less than $10,000,000. From and after the effective date specified in each Assignment and Acceptance Agreement, which effective date must be at least five (5) Business Days after the execution and delivery of such Assignment and Acceptance Agreement to the Administrative Agent and (if required) the acceptance of such Assignment and Acceptance Agreement by the Administrative Agent (the "TRANSFER EFFECTIVE DATE"): (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with respect to the Loans, Commitments and Notes as set forth therein, and (ii) the Assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement.

         SECTION 11.2.2. EFFECT OF ASSIGNMENT AND ACCEPTANCE AGREEMENT. Each Assignment and Acceptance Agreement duly executed and delivered in compliance with the foregoing provisions of SECTION 11.2.1 shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender hereunder and the resulting adjustment of Percentages.

         SECTION 11.2.3. DELIVERY OF NEW NOTES BY BORROWER FOLLOWING ASSIGNMENTS. In the case of any Assignment under SECTION 11.2.1 after the Closing Date, within five (5) Business Days after the Transfer Effective Date determined pursuant to the applicable Assignment and Acceptance Agreement and
SECTION 11.2.1, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, against surrender of the Notes of the Assigning Lender to the Administrative Agent, new Notes to the order of the Purchasing Lender in an amount equal to the Commitments assigned to it pursuant to such Assignment and Acceptance Agreement and new Notes to the order of the Assigning Lender in a principal amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Transfer Effective Date (or such other date as may be agreed to by the Borrower, the Administrative Agent, the Assigning Lender and the Purchasing Lender) and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the Assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled."

         SECTION 11.2.4. ADMINISTRATIVE AGENT'S MAINTENANCE OF REGISTER. The Administrative Agent shall maintain at its address a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders, the Commitments of each Lender in effect from time to time, and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Principal Companies, the Agents and the Lenders may treat each Person whose name is recorded in the Register as the maker of the Commitments and as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Principal Companies, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         SECTION 11.2.5. ACTIONS OF ADMINISTRATIVE AGENT; FEES. Upon its receipt of an Assignment and Acceptance Agreement executed by an Assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent), together with (in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof) payment by the Purchasing Lender to the

Administrative Agent for the account of the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (a) promptly accept such Assignment and Acceptance Agreement, (b) on the Transfer Effective Date determined pursuant thereto and SECTION 11.2.1, record the information contained therein in the Register, and (c) give notice of such acceptance and recordation to each of the Lenders and the Principal Companies.

         SECTION 11.2.6. ASSIGNING LENDER, PURCHASING LENDER AND OTHER PARTIES; CONFIRMATIONS AND AGREEMENTS. By executing and delivering an Assignment and Acceptance Agreement, the Assigning Lender thereunder and the Purchasing Lender thereunder shall confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Acceptance Agreement, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto; (b) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Principal Companies or other Transaction Parties or the performance or observance by any of the Principal Companies or other Transaction Parties of any of their Obligations under this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto;
(c) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement;
(d) such Purchasing Lender will, independently and without reliance upon any of the Agents, such Assigning Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such Purchasing Lender appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement or any of the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (f) such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement or any of the other Loan Documents are required to be performed by it as a Lender; and (g) such Purchasing Lender (i) consents in all respects to the provisions of the Collateral Documents and other Loan Documents, (ii) agrees to be bound by the terms of the Collateral Documents and other Loan Documents, and
(iii) authorizes the Collateral Agent as Collateral Agent to act on its behalf under the Collateral Documents and other Loan Documents and to exercise such powers under the Collateral Documents and other Loan Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

         SECTION 11.3. DISCLOSURE OF INFORMATION. The Principal Companies authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Principal Companies or other Transaction Parties which has been delivered to such Lender by or on behalf of the Principal

Companies, other Transaction Parties or any Agent pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Principal Companies, other Transaction Parties or any Agent in connection with such Lender's credit evaluation of the Principal Companies and other Transaction Parties prior to becoming a party to this Agreement; PROVIDED, that, prior to any such disclosure, the Transferee or prospective Transferee shall agree to be bound by the provisions of SECTION 12.14.

         SECTION 11.4. ASSISTANCE. In order to facilitate the addition of Purchasing Lenders and Participants hereto, the Principal Companies agree to cooperate fully and promptly with each Assigning Lender, each Purchasing Lender and the Managing Agents in connection therewith and to provide all reasonable assistance requested by each Assigning Lender, each Purchasing Lender or the Managing Agents relating thereto, including, without limitation:

                 (a) the furnishing promptly of such written materials and financial information regarding the Principal Companies and their Subsidiaries as each such Assigning Lender, Purchasing Lender or the Managing Agents may reasonably request;

                 (b) the prompt execution of such documents as each such Assigning Lender, Purchasing Lender or the Managing Agents may reasonably request with respect thereto; and

                 (c) the participation by officers of the Principal Companies and their Subsidiaries in a meeting or teleconference call with prospective Purchasing Lenders or prospective Participants, upon the request of each such Assigning Lender, Purchasing Lender or the Managing Agents.

         SECTION 11.5. TAXES. If any interest in this Agreement or any of the Notes is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the Assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (a) to represent to the Assigning Lender (for the benefit of the Assigning Lender, the Agents and the Principal Companies) that under Applicable Law no taxes will be required to be withheld by the Administrative Agent, the Principal Companies or the Assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans or Notes, (b) to furnish to the Assigning Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 or U.S. Internal Revenue Service Form W-8 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the Assigning Lender, the Administrative Agent and the Principal Companies) to provide the Assigning Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with Applicable Laws of the U.S. and amendments duly executed and completed by such Transferee, and to comply from time to time with Applicable Law with regard to such withholding tax exemption.

         SECTION 11.6. FEDERAL RESERVE BANK. Nothing herein shall prohibit any Lender from pledging or assigning any of its Loans or Notes to any Federal Reserve Bank in accordance with Applicable law.

                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and the other Loan Documents may from time to time be amended, modified or waived, and any Collateral may be released, if such amendment, modification, waiver or release is consented to in writing by the Required Lenders and, in the case of any amendment or modification, each of the Principal Companies party to the relevant Loan Document; PROVIDED, HOWEVER, that no such amendment, modification, waiver or release:

                 (a) which would modify any requirement under any of the Loan Documents that any particular action be taken by all the Lenders shall be effective unless consented to by all of the Lenders;

                 (b) which would modify this Section, change the definition of "REQUIRED LENDERS" or "COMMITMENT TERMINATION EVENT" or "FACILITY A COMMITMENT TERMINATION DATE" or "FACILITY B COMMITMENT TERMINATION DATE", release any Guaranty, or increase the aggregate amount of all of the Commitments, shall be effective unless consented to by all of the Lenders;

                 (c) which would release any substantial (in the reasonable judgment of the Managing Agents) part of the Collateral shall be effective unless consented to by all of the Lenders, unless such release is in connection with the Sale of Property permitted by
         SECTION 8.2.7 (in which event such release shall not require the consent of any Agents or Lenders);

                 (d) which would increase the Commitments or the Percentage of any Lender, reduce (other than by application of payments) the amount of any principal, interest, Fees or other sums payable under the Loan Documents to such Lender or reduce the rate of interest on any Obligations to such Lender, shall be made without the consent of such Lender;

                 (e)      which would modify the table set forth in SECTION
         2.2.1 or modify SECTION 3.3.1, SECTION 3.3.2(b) or 3.3.2(d) or SECTION 3.3.3(b) or 3.3.3(c) shall be effective unless consented to by all of the Lenders;

                 (f) which would extend the payment dates for any interest or Fees payable under this Agreement shall be effective unless consented to by all the Lenders; or

                 (g) which would adversely affect the interests, rights or obligations of the Administrative Agent, either Managing Agent or the Collateral Agent in its capacity as the Administrative Agent, the Managing Agent or the Collateral Agent, as the case may be, or would amend the provisions of SECTION 3.1 or 3.6 relating to the transfer of funds between the Administrative Agent and the Lenders (including the types of funds or the method of such transfer), shall be made without the consent of the Administrative Agent, each Managing Agent or the Collateral Agent, as the case may be.

         The provisions of thisSECTION 12.1 are subject to the provisions of
SECTION 12.15. No failure or delay on the part of any Agent, Lender or holder of any Note in exercising any power or right under this Agreement, the Collateral Documents, the Notes or any other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Transaction Party in any case shall entitle it to any notice or demand in similar or other circumstances, unless otherwise required by the Loan Documents. The remedies herein provided are cumulative and not exclusive of any other remedies provided in any of the other Loan Documents or at law or in equity.

         No waiver or approval by any Agent, Lender or holder of any Note under this Agreement, the Collateral Documents, the Notes or any other Loan Documents shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 12.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement, the Collateral Documents, the Notes or any other Loan Documents shall (except as otherwise specifically provided herein or therein) be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto in the case of the Principal Companies, and in the case of each Agent and each Lender at the address specified on SCHEDULE I or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, and any notice, if transmitted by facsimile transmission, shall be deemed given when received.

         SECTION 12.3. COSTS AND EXPENSES. Each Principal Company agrees to pay all reasonable out-of-pocket expenses incurred by any of the Agents in connection with the structuring, preparation, negotiation, review, execution or delivery of this Agreement or any of the other Loan Documents or Ancillary Documents, including schedules and exhibits, or any amendments, consents or waivers to this Agreement, any of the other Loan Documents or Ancillary Documents or any related documents as may from time to time hereafter be required or requested (whether or not any of the same become effective), including all reasonable (a) costs and expenses of syndication, and (b) fees and expenses of counsel (including all local and special counsel) for any of the Agents from time to time incurred in connection therewith, whether or not any of the transactions contemplated hereby or thereby are consummated, and to pay all reasonable costs and expenses of any of the Agents (including reasonable fees and expenses of counsel to any of the Agents) incurred in connection with the preparation, negotiation, review, execution or delivery of the form of any Instrument relevant to this Agreement or any of the other Loan Documents or Ancillary Documents, the consideration of legal questions relevant hereto and thereto, and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any of the Obligations. Each Principal Company also agrees to reimburse each Agent and each Lender upon demand for all stamp or other taxes payable in connection with the execution, delivery or enforcement of this Agreement or any Instrument related hereto and for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent or such Lender in enforcing any of the Obligations of the Principal

Companies or other Transaction Parties under this Agreement or any other Loan Documents and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any Obligations.

         SECTION 12.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, by each Lender, each Principal Company hereby indemnifies, exonerates and holds free and harmless each of the Agents and Lenders and each of their respective shareholders, officers, directors, employees, agents, subsidiaries and Affiliates (collectively, the "INDEMNIFIED PARTIES" and, individually, an "INDEMNIFIED PARTY") from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages, and expenses actually incurred in connection with any of the Loan Documents or Ancillary Documents or any of the transactions contemplated thereby (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including all reasonable fees and disbursements of counsel, all amounts paid in settlement and all court costs (the "INDEMNIFIED LIABILITIES"), incurred from time to time by the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

                 (a) any transaction financed or to be financed in whole or in part or directly or indirectly with the proceeds of any of the Loans; or

                 (b) the entering into or performance of this Agreement or any of the other Loan Documents or Ancillary Documents by any of the Indemnified Parties or any of the Principal Companies or their Subsidiaries; or

                 (c) the enforcement by any of the Indemnified Parties of any of its rights or remedies under any of the Loan Documents or in respect of any of the Collateral; or

                 (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, any real Property owned or operated by any of the Principal Companies or any of their Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under Environmental Law), regardless of whether or not caused by, or within the control of, any of the Principal Companies or any of their Subsidiaries;

EXCEPT for any PORTION of such Indemnified Liabilities which a court of competent jurisdiction has found, in a final, nonappealable order, resulted solely by reason of such Indemnified Party's gross negligence or willful misconduct or breach by such Indemnified Party of its obligations under the Loan Documents. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Principal Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law, except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or willful misconduct or breach of such obligations.

         SECTION 12.5. SURVIVAL. The obligations of the Principal Companies under SECTIONS 3.7, 4.5, 4.8, 12.3, and 12.4 and the obligations of the Lenders under SECTION 10.1 shall in each case survive any termination of this Agreement and the payment of any of the Obligations. The representations and warranties made by the Transaction Parties in this Agreement or in any of the other Loan Documents, or in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each of the other Loan Documents and the making of each of the Loans.

         SECTION 12.6. SEVERABILITY. Any provision of this Agreement, the Notes or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent only of such prohibition or unenforceability without invalidating any of the remaining provisions of this Agreement, the Notes or any of the other Loan Documents or the enforceability of any such provision in any other jurisdiction.

         SECTION 12.7. HEADINGS. The various headings of this Agreement and of each of the other Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any of such other Loan Documents or any provisions hereof or thereof.

         SECTION 12.8. COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, the Notes, the other Loan Documents and each Assignment and Acceptance Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 12.9. CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         SECTION 12.10. SERVICE OF PROCESS. EACH PRINCIPAL COMPANY BY ITS EXECUTION HEREOF (A) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, AND (B) HEREBY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING,

ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PRINCIPAL COMPANY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY CHAPTER 223A OF THE GENERAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED IN OR PURSUANT TO
SECTION 12.2 IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

         SECTION 12.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

                 (a) no Principal Company may assign or transfer any of its rights or obligations hereunder or under any Loan Document without the prior written consent of all Lenders; and

                 (b) the rights of sale, assignment, participation and transfer by the Lenders are subject to ARTICLE XI.

         SECTION 12.12. OTHER TRANSACTIONS; CONSENT TO RELATIONSHIPS. Nothing contained herein shall preclude any Agent or Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any of the Principal Companies or any of their Affiliates in which such Principal Company or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 12.13. FURTHER ASSURANCES. Each of the Principal Companies hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all further Instruments, and take all further action, that may be necessary or appropriate, or that the Administrative Agent, either Managing Agent, the Collateral Agent or the Required Lenders may reasonably request, in order to perfect, preserve or protect any Lien granted or purported to be granted under the Collateral Documents, to enable the Lenders, the Administrative Agent, either Managing Agent or the Collateral Agent to exercise and enforce any of their rights or remedies under this Agreement or any of the other Loan Documents or otherwise to carry out the intent of this Agreement or any of the other Loan Documents.

         SECTION 12.14. CONFIDENTIALITY. Each Lender shall, for a period of two (2) years, hold all non-public information obtained pursuant to the requirements of this Agreement, which has been identified in writing as confidential by any Principal Company, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, PROVIDED that in any event it is understood and agreed that each Lender may make disclosure of such information (a) at any time while any Default shall be continuing, (b) to its examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement, (c) as reasonably required by any BONA FIDE prospective Participant or Purchasing Lender or actual Participant or Purchasing Lender in connection with the contemplated transfer of any Commitments, Loans or Notes or any participations therein, (d) as required or requested by any Applicable Law or any Governmental Authority or pursuant to legal process, (e) which, at the time of disclosure, is publicly available or (f) in connection with any litigation to which any Lender is a party; PROVIDED, FURTHER, that,

                  (i) unless prohibited by any Applicable Law, each Lender shall notify the Borrower promptly of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information and shall exercise its reasonable efforts to permit the Principal Companies, if practical, to respond to such notice prior to disclosure of such information; and

                 (ii) in no event shall any Lender be obligated or required to return any materials furnished by the Principal Companies.

         SECTION 12.15. RELEASE OF COLLATERAL. Each Lender hereby authorizes each of the Collateral Agent and the Administrative Agent to execute and deliver, on behalf of all Lenders and without any further consent or other action by any of the Lenders or the Agents, all such releases, termination statements or other documents as may necessary or appropriate from time to time to release any Property constituting Collateral from the Lien of the Collateral Documents in connection with any Sale of Property permitted by SECTION 8.2.7 of this Agreement.

         SECTION 12.16. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE AGENTS, LENDERS AND PRINCIPAL COMPANIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE AGENTS, LENDERS OR PRINCIPAL COMPANIES IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PRINCIPAL COMPANY ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 12.16 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE AGENTS AND LENDERS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT. ANY OF THE AGENTS, LENDERS OR PRINCIPAL COMPANIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE AGENTS, LENDERS AND PRINCIPAL COMPANIES TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and in the year first above written.

                                           CITICASTERS CO.


                                        By:
                                            ---------------------------------
                                                Its:

                                        Address:    One East Fourth Street
                                                    Cincinnati, Ohio 45202
                                        Fax:    (513) 721-8413
                                        Attention:       Gregory C. Thomas


                                        CITICASTERS INC.


                                        By:
                                            ---------------------------------
                                                Its:

                                        Address:   One East Fourth Street
                                                   Cincinnati, Ohio 45202
                                        Fax:    (513) 721-8413
                                        Attention:       Gregory C. Thomas


                                        BANK OF AMERICA ILLINOIS, as
                                          Collateral Agent, as Managing
                                          Agent, as Co-Agent and as one
                                          of the Lenders


                                        By:
                                            ---------------------------------
                                                Its:


                                        THE FIRST NATIONAL BANK OF
                                          BOSTON, as Administrative
                                          Agent, as Managing Agent, as
                                          Co-Agent and as one of the
                                          Lenders


                                        By:
                                            ---------------------------------
                                                Its:

                                        THE CHASE MANHATTAN BANK, N.A.,
                                         as Co-Agent and as one of the
                                         Lenders


                                        By:
                                            ---------------------------------
                                                Its:


                                        THE BANK OF NEW YORK,
                                         as Co-Agent and as one of the
                                         Lenders


                                        By:
                                            ---------------------------------
                                                Its:


                                        NATIONAL WESTMINSTER BANK USA
                                         as one of the Lenders


                                        By:
                                            ---------------------------------
                                                Its:

                                        CHEMICAL BANK,
                                         as one of the Lenders


                                        By:
                                            ---------------------------------
                                                Its:


                                        STAR BANK, N.A.,
                                         as one of the Lenders


                                        By:
                                            ---------------------------------
                                                Its: